As filed with the Securities and Exchange Commission on                 , 2001



                           Registration No. 333-32800


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 POST-EFFECTIVE
                                AMENDMENT NO. 2


                                    FORM S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           DM MORTGAGE INVESTORS, LLC
        (Exact name of registrant as specified in governing instruments)

                        2901 El Camino Avenue, Suite 206
                             Las Vegas, Nevada 89102

                    (Address of principal executive offices)

                               Michael V. Shustek
                                    Director
                              Vestin Mortgage, Inc.
                        2901 El Camino Avenue, Suite 206
                             Las Vegas, Nevada 89102
                     (Name and address of agent for service)

                The Commission is requested to send copies of all
                               communications to:

                              Hillel T. Cohn, Esq.
                          Squire, Sanders & Dempsey LLP
                            801 South Figueroa Street
                          Los Angeles, California 90017

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]




                              ______________, 2001

                              _____________, 2001


PROSPECTUS

                                10,000,000 Units

                     of Limited Liability Company Interests

                           DM MORTGAGE INVESTORS, LLC

DM Mortgage Investors, LLC is a Nevada limited liability company (the "Company"). We invest in mortgage loans, which are loans where our collateral is real property. The loans will be selected for us by our Manager, Vestin Mortgage, Inc. (formerly Capsource, Inc.).

We are offering and selling to the public up to a maximum of 10,000,000 units for $10.00 per unit. This offering includes units to be issued under our distribution reinvestment plan. Through October 25, 2000, we have sold 2,426,072 units.



                                             Price to             Selling Commissions/            Proceeds to
                                              Public            Expense Reimbursement(2)             DM LLC
                                              ------            ------------------------             ------
Per Unit...........................        $         10.00                 ---                 $         10.00

Total Maximum......................        $100,000,000.00(1)              ---                 $100,000,000.00(1)


(1) Includes units purchased under our distribution reinvestment plan.

(2) All selling commissions and expenses related to this offering will be paid by Vestin Mortgage. To the extent that such expenses consist of payments to non-affiliated third parties, such payments will be deemed a capital contribution to us, up to a maximum of $1,000,000.

    The most significant risks to our investment include:

    - Restricted right to sell or transfer your units

    - Total reliance on Vestin Mortgage

    - Payment of substantial fees to Vestin Mortgage, which is our affiliate

    - Tax risks of the offering and membership in DM LLC

- Restricted distributions and increased risk due to leveraging

    - Conflicts of interest for Vestin Mortgage and Vestin Capital

    - Recent organization and lack of significant assets, operating history and financing source.

    You should read the complete discussion of the risk factors beginning on page 7.

Vestin Capital, Inc. (formerly DM Financial Services, Inc.) is the lead dealer selling our units in this offering. As our "lead dealer," Vestin Capital will be the primary seller of Units and may also engage other dealers to sell Units. Vestin Capital and Vestin Mortgage are both owned by the same company, Vestin Group, Inc. (formerly known as Sunderland Corporation).

You must purchase at least 200 units for $2,000. To purchase units, you must first sign the enclosed subscription agreement and make the representations and warranties included in that agreement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE UNITS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. NO ONE IS PERMITTED TO MAKE ANY ORAL OR WRITTEN PREDICTIONS ABOUT THE CASH BENEFITS OR TAX CONSEQUENCES YOU WILL RECEIVE FROM YOUR INVESTMENT.



                              ______________, 2001

                         NOTICE TO CALIFORNIA RESIDENTS

All certificates representing units resulting from any offers or sales of units to California residents will bear the following legend restricting transfer:

        It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of the Corporation of the State of California, except as permitted in the Commissioner's Rules.

        A copy of the applicable rule of the California Commissioner of Corporations will be furnished to each California investor by Vestin Mortgage.

                        NOTICE TO PENNSYLVANIA RESIDENTS

Because the minimum closing amount is less than $10,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of program subscriptions.

                                TABLE OF CONTENTS


SUMMARY.................................................................................................................       1
RISK FACTORS............................................................................................................       7
Investment Risks........................................................................................................       7
You will not have the benefit of reviewing the past performance of DM LLC...............................................       7
Your units lack liquidity and marketability.............................................................................       7
You have a limited ability to have your units redeemed..................................................................       7
Depending upon the number of units we sell, we may be unable to diversify our loan portfolio adequately or meet
investment objectives...................................................................................................       7
We must rely on Vestin Mortgage to manage our operations and select our loans for investment............................       8
We depend on key personnel of Vestin Mortgage...........................................................................       8
You may face a delay before distributions begin.........................................................................       8
Any borrowing by us will increase your risk and reduce the amount we have available to distribute to members............       8
Risks of the Mortgage Lending Business..................................................................................       8
Defaults on our mortgage loans will decrease our revenues and your distributions........................................       8
We will invest in kinds of loans that have a greater risk of default than first mortgage loans on commercial
properties..............................................................................................................       8
Our loans are not guaranteed by any government agency...................................................................       9
Our mortgage loans will not be marketable and we expect no secondary market to develop..................................       9
Our loan portfolio is riskier because it will not be diversified geographically.........................................       9
We may have difficulty protecting our rights as a secured lender........................................................      10
Our underwriting standards and procedure are more lenient than conventional lenders, which may create additional risks
to your return..........................................................................................................      10
By becoming the owner of property, we may become liable for unforeseen environmental obligations........................      10
Our results are subject to fluctuations in interest rates and other economic conditions.................................      10
We face competition for mortgage loans that may reduce available yields and fees available..............................      11
Conflicts of Interest Risks.............................................................................................      11
Vestin Mortgage will face conflicts of interest concerning the allocation of its personnel's time.......................      11
Vestin Mortgage will face conflicts of interest arising due to our fee structure........................................      12
Vestin Mortgage will face conflicts of interest relating to other investments in mortgage loans.........................      12
We may not have control over joint ventures with affiliates.............................................................      12
Lack of Control by Members..............................................................................................      12
Your right to vote is limited and you are bound by majority vote........................................................      12
Your interest in DM LLC may be diluted as we sell additional units......................................................      12
The value of your units may decrease below ten dollars..................................................................      13
Risks Related to Vestin Capital.........................................................................................      13
Vestin Capital is newly formed and has no operating history or track record in public offerings.........................      13
Vestin Capital is an Affiliate of Vestin Mortgage.......................................................................      13
Federal Income Tax Risks................................................................................................      13
Your cash flow and distributions will be reduced if we are taxed as a corporation.......................................      13
If we are deemed to not be engaged in a trade or business, the tax benefits of partnership status will be adversely
affected................................................................................................................      13
An IRS audit of our books and records could result in an audit of your tax returns......................................      13
Inconsistencies between federal, state and local tax rules may adversely affect your return.............................      14
Retirement Plan Risks...................................................................................................      14
An investment in DM LLC may not qualify as an appropriate investment under all retirement plans.........................      14
USE OF PROCEEDS.........................................................................................................      15
INVESTOR SUITABILITY STANDARDS..........................................................................................      16



INVESTMENT OBJECTIVES AND POLICIES......................................................................................      19
Acquisition and Investment Policies.....................................................................................      19
Mortgage Loans to Affiliates............................................................................................      22
Purchase of Loans from Vestin Mortgage and its Affiliates...............................................................      22
Commitment of Offering Proceeds.........................................................................................      22
Types of Loans We Intend to Invest In...................................................................................      23
Prepayment Penalties....................................................................................................      24
Balloon Payment.........................................................................................................      24
Borrowing...............................................................................................................      24
Repayment of Mortgages on Sales of Properties...........................................................................      25
No Trust or Investment Company Activities...............................................................................      25
Various Other Policies and Procedures...................................................................................      25
Competition and General Economic Conditions.............................................................................      25
Regulation..............................................................................................................      25
MANAGEMENT..............................................................................................................      27
Our Management..........................................................................................................      27
Vestin Mortgage.........................................................................................................      27
Removal of Vestin Mortgage as Manager...................................................................................      27
Evaluation and Acquisition by Vestin Mortgage...........................................................................      28
Management of Loan Portfolio............................................................................................      28
Mortgage Loans..........................................................................................................      28
Prior Experience........................................................................................................      28
Directors and Executive Officers of Vestin Mortgage and Vestin [Group]..................................................      30
Affiliated Companies....................................................................................................      33
COMPENSATION OF VESTIN MORTGAGE AND AFFILIATES..........................................................................      34
CONFLICTS OF INTEREST...................................................................................................      36
Share ownership.........................................................................................................      39
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...................................      41
FIDUCIARY RESPONSIBILITY................................................................................................      42
Exculpation and Defenses................................................................................................      42
Indemnification.........................................................................................................      43
SUMMARY OF OPERATING AGREEMENT, RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS..............................................      44
Your Status.............................................................................................................      44
Limited Liability of Members............................................................................................      44
Term of DM LLC..........................................................................................................      44
Meetings................................................................................................................      44
Voting and Other Rights of Members......................................................................................      44
Capital Accounts........................................................................................................      45
Capital Contribution of Vestin Mortgage.................................................................................      45
Unit Repurchases and Deemed Distributions...............................................................................      45
Write-Down of Investments...............................................................................................      45
Members' Return on Investment...........................................................................................      45
Distribution Reinvestment Plan..........................................................................................      46
Reinvestment of Proceeds of Capital Transactions........................................................................      47
Assignment and Transfer of Units........................................................................................      47
Repurchase of Units, Withdrawal from DM LLC.............................................................................      47
Options and Warrants....................................................................................................      48
Special Power of Attorney...............................................................................................      48
FEDERAL INCOME TAX CONSEQUENCES.........................................................................................      49
Classification as a Partnership.........................................................................................      50
We Will Not Be Classified As A Publicly Traded Partnership..............................................................      50
General Principles of Partnership Taxation..............................................................................      52


Determination of Basis in Units.........................................................................................      52
Allocations of Profits and Losses.......................................................................................      53
Limitations on the Deduction of Losses..................................................................................      53
The Basis Limitation....................................................................................................      53
The At Risk Limitation..................................................................................................      53
The Passive Loss Rules..................................................................................................      53
Computation of Gain or Loss on Sale or Redemption of Units..............................................................      54
Character of Gain or Loss...............................................................................................      54
Tax Rates on a Partner's Share of Ordinary Income from the Partnership..................................................      54
Distributions and Deemed Distributions..................................................................................      54
Depreciation............................................................................................................      55
Investment Interest.....................................................................................................      55
Tax Treatment of Tax-Exempt Entities....................................................................................      55
Partnership Tax Returns, Tax Information and Audits.....................................................................      56
Vestin Mortgage is Tax Matters Partner..................................................................................      57
Original Issue Discount Rules...........................................................................................      57
Market Discount.........................................................................................................      57
No Section 754 Election--Impact on Subsequent Purchasers................................................................      57
Treatment of Compensation of Vestin Mortgage............................................................................      58
Possible Legislative Tax Changes........................................................................................      59
State and Local Taxes...................................................................................................      59
ERISA Considerations....................................................................................................      59
Annual Valuation........................................................................................................      59
Plan Assets Generally...................................................................................................      60
HOW WE PROTECT OUR RIGHTS AS A LENDER...................................................................................      62
Overview of Mortgages...................................................................................................      62
Foreclosure.............................................................................................................      62
Environmental Risks.....................................................................................................      63
Second Mortgages; Rights of Senior Mortgages............................................................................      63
Statutory Rights of Redemption..........................................................................................      64
Anti-Deficiency Legislation.............................................................................................      64
Bankruptcy Laws.........................................................................................................      65
Enforceability of Certain Provisions....................................................................................      65
REPORTS TO MEMBERS......................................................................................................      67
PLAN OF DISTRIBUTION....................................................................................................      68
LEGAL MATTERS...........................................................................................................      69
EXPERTS.................................................................................................................      69
AVAILABLE INFORMATION...................................................................................................      69

                                     SUMMARY

Because this is a summary, it does not contain all the information that may be important to you. Before you invest, you should read this entire prospectus carefully, including the section entitled "Risk Factors," beginning at page 7, and the Financial Statements and Notes, beginning at page F-1.


DM Mortgage Investors, LLC.           DM Mortgage Investors, LLC was organized in December 1999
                                      as a Nevada limited liability company. Under our articles
                                      and our Third Amended and Restated Operating Agreement,
                                      which we refer to as our operating agreement, our
                                      existence ends on December 31, 2019, unless the members
                                      vote to extend our duration. In this prospectus we refer
                                      to DM Mortgage Investors, LLC as          "DM LLC,"     "we,"
                                        "us" or "our." Our offices are at 2901
                                      El Camino Avenue, Suite 206, Las Vegas,
                                      Nevada 89102, and our telephone number is
                                      (702) 227-0965.

Our Manager......................     Our Manager is Vestin Mortgage, Inc., a Nevada
                                      corporation, which was incorporated in 1997 as Capsource,
                                      Inc. Its executive offices are at 2901 El Camino Avenue,
                                      Suite 206, Las Vegas, Nevada 89102, and its telephone
                                      number is (702) 227-0965. Vestin Mortgage is a mortgage
                                      broker licensed in the State of Nevada since 1997.

Investment Policies..............     We will invest in mortgage loans where our collateral is
                                      real property located primarily in Nevada, Arizona and
                                      California. There may be commercial or residential
                                      buildings on the real property, but our collateral may
                                      also consist of real property with buildings under
                                      construction and no physical structures at all. The loans
                                      will be selected for us by Vestin Mortgage from among
                                      loans obtained by Vestin Mortgage or mortgage brokers with which we are not affiliated. We believe these loans will
                                      be attractive to borrowers because of the expediency of
                                      Vestin Mortgage's loan approval process, which takes from
                                      10 to 20 days.

                                      We do not intend to invest in or own real property. However, we may own real property if we foreclose on a defaulted loan.

                                      We expect to obtain a line of credit which we
                                      currently intend to use to acquire, operate and
                                      develop for resale the real properties on which
                                      we have foreclosed although we may use the funds
                                      for other purposes as set forth in "Investment
                                      Objective and Policies---Borrowing". Our total
                                      indebtedness under the line of credit will not
                                      exceed 70% of the fair market value of the
                                      outstanding mortgage loans in our loan portfolio.

                                      You will not receive any distributions on your
                                      investment before we invest the proceeds of this
                                      offering in mortgage loans and receive interest
                                      payments on those loans.

Summary Risk Factors.............     The following are some of the significant risks concerning your investment:

                                      - There is no public trading market for the
                                        units, and we do not expect one to ever
                                        develop. Further, the transfer and redemption


                                         of your units is restricted. Consequently, you
                                         will have a difficult time trying to obtain
                                         cash for your units.

                                      -  We rely on Vestin Mortgage, our Manager, for
                                         the day-to-day management of our business and
                                         the selection of our mortgages.

                                      -  If we do not remain qualified as a partnership
                                         for federal income tax purposes, we would be
                                         subject to the payment of tax on our income at
                                         corporate rates, which would reduce the
                                         amount of funds available for payment
                                         of distributions to you.

                                      -  Any borrowing by us under a line of
                                         credit will increase the risk of your
                                         investment and reduce the amount we
                                         have available to distribute to you.

                                      -  Real estate investments are subject to cyclical
                                         economic trends which are out of our control.


                                      -  Vestin Mortgage has not yet identified
                                         [all of] the mortgage loans that we
                                         will invest in with the proceeds of
                                         this offering. As a result, you will
                                         not have an opportunity to determine
                                         for yourself whether the real
                                         properties that are our collateral
                                         justify using the proceeds of this to
                                         make a particular loan.

                                      -  We were formed late last year and have
                                         no significant assets, no operating
                                         history and no current sources of
                                         financing.

                                      Before you invest in DM LLC, you should see the
                                      complete discussion of "Risk Factors" beginning
                                      on page 7 of this prospectus.

Estimated Use of Proceeds
of Offering......................     We anticipate that we will invest in mortgage loans 97% of the proceeds of this offering and the distributions
                                      reinvested under our reinvestment plan. We will use 3% of
                                      offering proceeds as a working capital reserve.

Conflicts of Interest............     Vestin Mortgage will face various conflicts of interest
                                      resulting from its activities, including the following:

                                      -  Vestin Mortgage will receive substantial fees
                                         for obtaining, processing, making and
                                         brokering, managing and selling of
                                         mortgage loans, as well as for other
                                         services. The terms of these
                                         transactions have not been set by
                                         arms-length negotiations. The fees for
                                         these services are described in greater
                                         detail under "Compensation to Vestin
                                         Mortgage and Affiliates" in this
                                         summary and as set forth in greater
                                         detail in the main body of this
                                         prospectus. Vestin Mortgage's
                                         compensation is based on the volume and
                                         size of the mortgages selected for us,
                                         and our interests may diverge from
                                         those of Vestin Mortgage and Mr.
                                         Shustek, the indirect owner of a
                                         controlling interest in Vestin
                                         Mortgage, in deciding whether we should
                                         invest in a particular loan.

                                      -  Vestin Mortgage will be receiving fees from
                                         borrowers that would otherwise increase our
                                         returns. These fees include the fees listed
                                         under "Fees Paid by Borrower" in the above
                                         mentioned compensation description.
                                         Because Vestin Mortgage receives all of
                                         these fees, our interests will diverge
                                         from those of Vestin Mortgage and Mr.
                                         Shustek when Vestin Mortgage determines
                                         whether to charge higher interest rates
                                         and risk losing fees from the loans.

                                      -  Vestin Mortgage must allocate its time between
                                         our activities and its other
                                         activities. These other activities
                                         include its current activities as a
                                         licensed mortgage broker and may in the
                                         future include acting as the manager or
                                         general partner of, or adviser to,
                                         funds with objectives similar to ours.

                          Vestin Group, Vestin Mortgage
                              and Their Affiliates


            The following chart shows the ownership structure of the various persons and entities that are affiliated with Vestin Group (formerly Sunderland Corporation) and Vestin Mortgage:




                               Michael V. Shustek

             Vestin Group, Inc.                    Del Mar Mortgage, Inc.
      Officers and Directors include:               (Predecessor to the
               Michael Shustek,                    business now operated
         Chairman of the Board, CEO,                by Vestin Mortgage)
         and controlling shareholder                    100% owned by
Stephen Byrne, President Michael Shustek
      Lance Bradford, CFO, Secretary

              Vestin Capital                           Vestin Mortgage
              (Lead Dealer)                          (Manager and initial
       100% owned by Vestin [Group]                   Member of DM LLC)
                                               100% owned by Vestin [Group]




Compensation to
  Vestin Group.............     Vestin Mortgage and Affiliates will receive the following
                                compensation:

                                Type of Compensation                                             Form of Compensation
                                                                      Offering Stage:

                                Vestin Mortgage's capital account in the Company
                                will be credited up to a maximum of $1,000,000
                                for offering expenses paid by Vestin Mortgage on
                                our behalf to third parties that are not
                                affiliated with Vestin
                                Mortgage....................                                     Deemed capital contribution
                                                                                                 up to $1,000,000.00
                                                                     Operational Stage:

                                Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other relevant commercial lenders. We expect that the interest rate on the loans in which we invest will be 2-3 points higher than comparable loans made by banks and that the fees paid to Vestin Mortgage will be 2-3 points higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

                                Paid by Borrower




                                Loan Brokerage Fee..................................   2%-6% of each loan, competitive fee based
                                                                                       on local market conditions

                                Loan Evaluation and Processing Fees.................   2%-5% of each loan, competitive fee based
                                                                                       on local market conditions

                                Servicing Fee for Administering Loans...............   Annual fee of up to 0.25% of outstanding
                                                                                       principal

                                Loan Extension Fee..................................   2%-5% of outstanding principal, as
                                                                                       permitted by local law and local market
                                                                                       conditions Paid by Us

                                Annual Management Fee...............................   Up to 0.25% of our aggregate capital
                                                                                       contributions, paid monthly in arrears

                                Administrative fees on Resales Of
                                Foreclosed Property.................................   If a foreclosure occurs, up to 3% of
                                                                                       proceeds to Vestin Mortgage where it
                                                                                       substantially contributed to sale; up to
                                                                                       6% for all persons involved.
Members' Return on
Investment.................    Our mortgage loans will generate monthly payments of interest or principal to DM LLC, which Vestin
                               Mortgage intends to distribute to you. Distributions of interest received will be paid monthly by cash or distribution reinvestment. All net income attributable to interest payments from borrowers will be distributed to the members, which will include an allocation to Vestin Mortgage corresponding to the relative size of Vestin Mortgage's capital account.

                               We will also receive net proceeds in the form of the repayment of principal or the prepayment of a mortgage loan, net proceeds of a foreclosure sale, or deemed proceeds resulting from loan modifications or extensions that result in a disposition for tax purposes. We may not actually distribute these proceeds as cash, but under our operating agreement, for tax purposes only, any such proceeds are deemed to be distributed to the members and then recontributed to DM LLC by the member. Any distributions of net proceeds of loan repayments will be made to the members, including
                               Vestin Mortgage, pro rata based upon their capital accounts.

Distribution Reinvestment
Plan.......................    You may elect to reinvest the distributions of our net income that you receive from DM LLC when you return your subscription agreement or at a later date. If you so elect to participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income even though you will not receive any cash distributions. Additionally, solely for tax purposes, you will be deemed to have received and recontributed to DM LLC any proceeds we receive from loan repayments, foreclosures or other capital transactions, or any loan modifications treated as a disposition for tax purposes. We believe that this characterization will not affect the tax liability of our members. However, if the Internal Revenue Service unexpectedly were to disagree, you may have a tax liability with no cash distributions to pay that liability. We may end the distribution reinvestment plan at any time. See "Summary of Operating Agreement, Rights of Members and Description of
                               Units--Distribution Reinvestment Plan."


ERISA Considerations.......    The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of units will have on individual retirement accounts, or IRAs, retirement plans subject to the Employee
                               Retirement Income Security Act of 1974, also known as ERISA, and the Internal Revenue Code of 1986, which we call the Internal Revenue Code. ERISA is a federal law that regulates the operation of retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read this section of the prospectus very carefully.

Units......................    Your investment will be recorded on our books only. We will not issue unit certificates. If you wish to redeem or transfer your units, you must send an executed redemption or transfer form to us. We will provide the required redemption form to you upon request.

Operating Agreement........    Your relationship with DM LLC and with Vestin Mortgage will be governed by the operating agreement.
                               Some of the significant features of the operating agreement are as follows:

                               We will allocate to you our income, gains, losses and distributions in the same proportion that your capital account bears to all of the capital accounts of all of our members. The number of units you own will be of no significance in this determination.

                               In this prospectus, when we refer to a majority, we mean those members whose capital accounts together are over 50% of the amount all of the  members' capital accounts. A majority can bind all of our members of fundamental matters affecting DM LLC. If such a vote occurs, you will be bound by the majority vote even if you did not vote with the majority.

                               Michael V. Shustek, an officer and a director of Vestin Mortgage, is the owner of a controlling interest in Vestin Group, Inc., the company that owns Vestin Mortgage. Accordingly, Mr. Shustek may be deemed to have indirect control of the conduct of our business, subject to the rights of the majority described above and elsewhere in this prospectus.

                               The operating agreement is discussed in more detail in "Summary of Operating Agreement, Rights of
                               Members and Description of Units," beginning on page 44. If any statements in this prospectus differ from the operating agreement, you should rely on the operating agreement. The operating agreement is attached as Exhibit A.

The Offering...............    We are offering for sale a maximum of 10,000,000 units of limited liability company interests at
                               $10.00 per unit. These units include units issued under our distribution reinvestment plan. The minimum initial purchase is 200 units for $2,000, except to the extent that state suitability standards dictate otherwise. Through October 25, 2000, we have sold 2,426,072 units.

Tax Considerations.........    In the opinion of our tax counsel, we will be treated for federal income tax purposes as a partnership. You should consult your own tax advisor regarding personal tax consequences that might be associated with your investment in the units. See "Federal Income Tax Risks," beginning at page
                               13, and "Federal Income Tax Consequences," beginning at page 49 of this prospectus.

Suitability................    To invest in units, you must have either:
                               - a net worth, exclusive of home, home furnishings and automobiles, of at least
                                 $45,000 and a minimum annual gross income of at least $45,000; or

                               - a minimum net worth of at least $150,000.


                               As described more fully in "Investor Suitability Standards," beginning on page 16, a significant number of states have more stringent requirements than those set forth above. Additionally, you will have to make additional representations to us before we determine that the investment is suitable for you.

To Purchase Units..........    To purchase units you must complete and sign the subscription agreement, which is Exhibit B at page
                               B-1 of this prospectus, and deliver it to the Manager or the securities dealer that has solicited your investment, together with payment for the number of units specified in the subscription agreement. We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest.

                               Our acceptance of your subscription agreement is effective when we countersign it, for the number of units we set forth next to our signature. If we accept your subscription agreement, you will be an owner of the units and a member of DM LLC. If we do accept your subscription agreement, we will provide you with a confirmation of the number of units you have acquired. Because the units are not certificated, we will not mail you a unit certificate. We will furnish all investors in California whose subscriptions are accepted with a copy of the operating agreement.

                                  RISK FACTORS

You should carefully consider the following risks and other information in the prospectus before purchasing units.

Investment Risks

You will not have the benefit of reviewing the past performance of DM LLC.


We were organized in December 1999 and commenced operations on September 1, 2000. Accordingly we have a very limited operating history. We have no external source of financing and are relying on capital contributions received via this offering.


Your units lack liquidity and marketability.

There will be no public trading market for your units, and you cannot freely sell or transfer your units or use them as collateral for a loan. Our operating agreement restricts the transfer of units so that we may avoid being classified as a "publicly traded partnership" under Section 7704 of the Internal Revenue Code. Because classification as a publicly traded partnership would significantly decrease the value of the units of all our members, Vestin Mortgage must consent to any sale or assignment of your units. Vestin Mortgage will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. Further, the resale of the units may be restricted by state securities laws. Consequently, you may not be able to obtain cash for your units in a timely manner and you should purchase the units for at least one year.

You have a limited ability to have your units redeemed.

You have a limited ability to have your shares redeemed by us. Some of these limitations include the following:

- You will be paid within 61 to 91 days after you deliver written notice of withdrawal to Vestin Mortgage;

    - You can only redeem your units after you have held them for one year;

    - Redemption payments only return all or the requested part of your capital account and are not affected by the value of our underlying assets, except for any payment made upon final liquidation;

    - Payments are made only to the extent we have available cash from proceeds of repayments of principal and capital contributions;

    - There is no reserve fund for repurchases;

    - You may withdraw a maximum of $100,000 during any calendar year subject to the Manager's limited discretion to permit larger withdrawals (provided that in exercising its discretion, the Manager will not take any action which would adversely affect the Company or Members as a whole).

- The total amount withdrawn by all members during any calendar year cannot exceed 10% of the amount of capital accounts of all the members;

- We will only make redemption payments on the last day of any month.

If we do not sell a significant number of units in this offering, your ability to have your units redeemed will be adversely affected, particularly if the amount of requested withdrawals should increase substantially. Additionally, because a substantial portion of our loans is "interest only," we will not receive net proceeds as frequently as we would with loans where the principal is repaid in periodic installments. To help permit redemptions, we will not refinance or invest in new loans using payments of loan principal by borrowers or new invested capital of members unless we have sufficient funds to cover requested withdrawals.

Depending upon the number of units we sell, we may be unable to diversify our loan portfolio adequately or meet investment objectives.


We will require about 15 loans to adequately diversify our portfolio to the extent desired by Vestin Mortgage. If we fail to adequately diversify our loan portfolio, our revenues will be too closely tied to the performance of the borrower under each loan we invest in. As of December 31, 2000, we have invested in 17 mortgage loans. If we do not raise significant additional proceeds, we may not be able to pursue the investment opportunities that we anticipate will develop.

We must rely on Vestin Mortgage to manage our operations and select our loans for investment.

Our ability to achieve our investment objectives and to pay distributions to you depends upon Vestin Mortgage's performance in obtaining, processing, making and brokering loans for us to invest in and determining the financing arrangements for borrowers. You will have no opportunity to evaluate the terms of mortgages, the real property that is our collateral or other economic or financial data concerning our loans. You must rely entirely on the judgment of Vestin Mortgage in investing the proceeds of this offering.

We depend on key personnel of Vestin Mortgage.

We do not have any officers or employees. Our success depends upon the continued contributions of certain key personnel of Vestin Mortgage, including Michael V. Shustek, Stephen J. Byrne and Lance Bradford, each of whom would be difficult to replace because of his extensive experience in his field, extensive market contacts and familiarity with Vestin Mortgage's activities. If any of these key employees were to cease employment, our operating results could suffer. Our future success also depends in large part upon Vestin Mortgage's ability to hire and retain additional highly skilled managerial, operational and marketing personnel. Vestin Mortgage may require additional operations and marketing people who are experienced in obtaining, processing, making and brokering loans and who also have contacts in the market. The size of our loan portfolio may require Vestin Mortgage to hire and retain additional financial and accounting personnel to assist Mr. Bradford in managing Vestin Mortgage's accounting services. Competition for these people is intense, and we cannot assure you that Vestin Mortgage will be successful in attracting and retaining skilled personnel.

You may face a delay before distributions begin.

There may be a substantial period of time before Vestin Mortgage fully invests the proceeds of this offering. Consequently, the distributions you receive on your investment may be delayed or reduced pending the investment of the offering proceeds in mortgage loans.

Any borrowing by us will increase your risk and reduce the amount we have available to distribute to members.

We anticipate that we will obtain a line of credit that we currently intend to use to acquire, operate and develop for resale the real properties on which we have foreclosed, although we may use the funds for other purposes as set forth in "Investment Objectives---Borrowing". We may borrow up to 70% of the fair market value of our outstanding mortgage loans at any time to finance these acquisitions. Should we be unable to repay the indebtedness and make the interest payments on the loans, the lender will likely declare us in default and require that we repay all amounts owing under the loan facility. Even if we are repaying the indebtedness in a timely manner, interest payments owing on the borrowed funds will reduce our income and the distributions you receive.

Risks of the Mortgage Lending Business

Defaults on our mortgage loans will decrease our revenues and your distributions.

We are in the business of investing in mortgage loans and, as such, we risk defaults by borrowers. Any failure of a borrower to repay loans or interest on loans will reduce our revenues and your distributions, the value of your units and your interest in DM LLC as a whole.

We will invest in kinds of loans that have a greater risk of default than first mortgage loans on commercial properties.

     - We will likely invest a material amount of our assets in construction mortgage loans. These are loans made to real estate developers for up to two years to fund the construction or renovation of buildings on real property. These loans are riskier than loans secured by income producing properties because during construction the borrower does not receive income from the property to make payments on the loan.

     - We will likely invest about 10% of our assets in second mortgage loans and, to a much lesser extent, wraparound, or all-inclusive, mortgage loans. In a second mortgage loan, our rights as a lender, including our rights to receive payment on foreclosure, will be subject to the rights of the first mortgage lender. In a wraparound mortgage loan, our rights will be similarly subject to the rights of a first mortgage lender, but the aggregate indebtedness evidenced by our loan documentation will be the first mortgage loan plus the new funds we invest. We would receive all payments from the borrower and forward to the senior lender its portion of the payments we receive. Because both of these types of loans are subject to the first mortgage lender's right to payment on foreclosure, we incur a greater risk when we invest in each of these types of loans.

        - We expect to invest in commercial property loans that have "balloon payments". A balloon payment is a large principal balance that is payable after a period of time during which the borrower has repaid none or only a small portion of the principal balance. Loans with balloon payments are riskier than loans with even payments of principal over an extended time period like 15 or 30 years because the borrower's repayment depends on its ability to refinance the loan or sell the property profitably when the loan comes due.

        - Sometimes we may invest in loans that are significantly larger than $1,500,000, which we expect to be the average size of our loans. These larger loans are risky because they reduce our ability to diversify our loan portfolio.

        - We may invest in loans where the collateral is an interest in a lease. These loans are riskier because the only rights we will have is to assume the borrower's obligations under the lease and to use the property for the length of time and in the limited manner permitted under the lease.

        - We may invest in bridge loans. These are loans to enable commercial borrowers to make improvements to their property so that they can qualify for institutional refinancing. These loans are riskier because there is no assurance that the developer will ever qualify for the refinancing or that the improvements will yield the anticipated increase in value and income.

        - We will also invest in loans to purchase or develop raw, unimproved land. We determine whether to invest in these loans based upon the "90-day quick sale value" of the property and the borrower's actual capital investment in the property. The "90-day quick sale value" is the highest price for which the land could actually be sold within the next 90 days, as determined by local real estate brokers and others. We believe that this 90-day period approximates the time required for a foreclosure. These loans are riskier because the property is not capable of generating any income, as compared to a commercial property, and because there is no assurance that we will be able to sell the property within the 90-day period.

        Our loans are not guaranteed by any government agency.

        Our loans will not be insured or guaranteed by a federally owned or guaranteed mortgage agency. As a result, our recourse if there is a default may only be to foreclose upon the mortgaged real property.

Our mortgage loans will not be marketable and we expect no secondary market to develop.

We do not expect our mortgage loans to be marketable and we do not expect a secondary market to develop for them. Because of our limited ability to reduce the risk of default by borrowers by selling or transferring our mortgage loans, you and we will bear all of the risk of our investments in mortgage loans until they mature.

Our loan portfolio is riskier because it will not be diversified geographically.

Our results will primarily reflect the condition of the real estate markets in the states of Nevada, California and Arizona, where we will likely invest in or purchase about 70% of our loans. Consequently, if economic conditions in any of these three states decline, or if the recent increase in building and property values in these geographic areas ceases, there will be an increase in the number of defaults on our loans or fewer loans in which to invest.

We may have difficulty protecting our rights as a secured lender.

We believe that our loan documents will enable us to enforce our commercial arrangements with borrowers. However, the rights of borrowers and other secured lenders may limit our practical realization of those benefits. For example:

     - Judicial foreclosure is subject to the delays of protracted litigation. Although we expect non-judicial foreclosure to be quicker, our collateral may deteriorate and decrease in value during any delay in foreclosing on it.

     - The borrower's right of redemption during foreclosure proceedings can deter the sale of our collateral and can for practical purposes require us to manage the property.

     - Unforeseen environmental hazards may subject us to unexpected liability and procedural delays in exercising our rights.

     - The rights of junior or senior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral.

     - We may not be able to pursue deficiency judgments after we foreclose on collateral.

     - State and federal bankruptcy laws can prevent us from pursuing any actions, regardless of the progress in any of these suits or proceedings.

     Our underwriting standards and procedure are more lenient than conventional lenders, which may create additional risks to your return.

     - We will invest in loans to borrowers who will not be required to meet the credit standards of conventional mortgage lenders, which is riskier than investing in loans made to borrowers who are required to meet those credit standards.

     - Because we approve a mortgage loan more quickly than other mortgage lenders, there may be a risk that the inquiry we perform as part of our credit procedures will not reveal the need for additional precautions. If so, the interest rate we charge and the collateral we require may not protect us adequately or generate adequate returns for the risk undertaken.

     By becoming the owner of property, we may become liable for unforeseen environmental obligations.

We intend to only own real property if we foreclose on a defaulted loan and purchase the property at the foreclosure sale. Under applicable environmental laws, however, any owner of real property is fully liable for the costs involved in cleaning up any contamination by materials hazardous to the environment. Even though we might be entitled to indemnification from the person that caused the contamination, there is no assurance that the person would be able to indemnify us to the full extent of our liability. Furthermore, we would still have court and administrative expenses for which we may not be entitled to indemnification.

Our results are subject to fluctuations in interest rates and other economic conditions.

     - Our results of operations will vary with changes in interest rates and with the performance of the relevant real estate markets. If the economy is healthy, we expect that more people will be borrowing money to acquire, develop or renovate real property. However, if the economy grows too fast, interest rates may increase too much and the cost of borrowing may become too expensive. This will result in our investing in fewer loans and thus reduce our revenues and the distributions you receive.

     - One of the results of interest rate fluctuations is that borrowers seek to extend their low-interest-rate mortgage loans after market interest rates have increased. All of our loan documents permit us to raise the interest rate we charge on extended loans anywhere from between 3/4% to 3% from the then-current rate on the loan. This creates two risks for us:

     - There is no assurance that this permitted rate increase will be adequate if interest rates have increased beyond the range contemplated by our loan documents.

     - If interest rates rise, borrowers under loans with monthly or quarterly principal payments may be compelled to extend their loans to decrease the principal paid with each payment because the interest component has increased. If this happens, we are likely to be at a greater risk of the borrower defaulting on the extended loan, and the increase in the interest rate on our loan may not be adequate compensation for the increased risk.

     Additionally, any fees paid to extend the loan are paid to Vestin Mortgage, not to us. Our revenues and distributions will decline if we are unable to reinvest at higher rates or if an increasing number of borrowers default in their loans.

     - Most of the loans we invest in do not have prepayment penalties. If, at a time of relatively low interest rates, a borrower should prepay obligations that have a higher interest rate from an earlier period, we will likely not be able to reinvest the funds in mortgage loans earning that higher rate of interest. In the absence of a prepayment fee, we will receive neither the anticipated revenue stream at the higher rate nor any compensation for its loss.

     - Our results will also reflect other economic conditions, such as a particular industry migrating to or from one of the states into which we make loans. Although in recent years more businesses have migrated into and expanded within Nevada, California and Arizona, there is no assurance that this trend will continue. If this trend reverses, our ability to invest in loans in these states will be adversely affected.

     We face competition for mortgage loans that may reduce available yields and fees available.

Our competitors consist primarily of conventional mortgage lenders and mortgage loan investors that operate in Nevada, California and Arizona, including Bank of America, Bank One, Wells Fargo, Residential Funding, First Security Bank, and United Bank of Texas. Our ability to invest in loans also depends on Vestin Mortgage's ability to compete as a non-conventional mortgage lender in the Nevada area against companies such as Consolidated Mortgage Corp. and Global Express Mortgage, which originate the same types of loans as does Vestin Mortgage. Many of the companies against which we and Vestin Mortgage compete have substantially greater financial, technical and other resources than either DM LLC or Vestin Mortgage. Additionally, if our competition decreases interest rates on their loans or makes funds more easily accessible, yields on our loans could decrease and the costs associated with making loans could increase, both of which would reduce our revenues and the distributions you receive.

Conflicts of Interest Risks

The risk factors below describe material conflicts of interest that may arise in the course of Vestin Mortgage's management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no other conflicts of interest will arise in the future.

Vestin Mortgage will face conflicts of interest concerning the allocation of its personnel's time.

Vestin Mortgage and Mr. Shustek, who indirectly owns a controlling interest in Vestin Mortgage, anticipate that they will also sponsor other real estate programs having investment objectives and legal and financial obligations similar to ours and engage in the business activities described in the "Conflicts of Interest" section in this prospectus. As a result, Vestin Mortgage and Mr. Shustek may have conflicts of interest in allocating their time and resources between our business and those other activities. During times of intense activity in other programs and ventures, Vestin Mortgage and Mr. Shustek will likely devote less time and resources to our business than they ordinarily would.

Vestin Mortgage will face conflicts of interest arising due to our fee structure.

Vestin Mortgage will receive substantial fees from borrowers for transactions involving loan mortgages. These fees are quantified and described in greater detail under "Compensation to Vestin Mortgage and Affiliates" in the summary and in the compensation table contained elsewhere in this prospectus. Vestin Mortgage's compensation is based on the volume and size of the mortgages selected for us. Our interests will diverge from those of Vestin Mortgage and Mr. Shustek when Vestin Mortgage decides whether we should invest in a loan that is not squarely within our investment guidelines.

Vestin Mortgage will be receiving fees from borrowers that would otherwise increase our returns. Because Vestin Mortgage receives all of these fees, our interests will diverge from those of Vestin Mortgage and Mr. Shustek when Vestin Mortgage decides whether to charge higher interest rates or to receive higher fees from the borrower.

Vestin Mortgage will face conflicts of interest relating to other investments in mortgage loans.

We expect to invest in mortgage loans when one or more other companies managed by Vestin Mortgage are also investing in mortgage loans. There is a risk that Vestin Mortgage may select for us a mortgage loan investment that provides lower returns than a mortgage loan investment purchased by another Vestin Mortgage program or entity.

We may not have control over joint ventures with affiliates.

We will consider investing in or purchasing loans jointly with other lenders. Although we intend to only participate in loans with publicly registered entities, we may invest with other entities in the future. In joint ventures with related parties, there is a risk that neither co-venturer may control the venture, which could result in an impasse on joint venture decisions.

Lack of Control by Members

Your right to vote is limited and you are bound by majority vote.


You cannot exercise control over our affairs. That is entirely in the hands of Vestin Mortgage. Additionally, because Vestin Mortgage is wholly owned by Vestin Group, a company which Michael Shustek has a controlling interest, Mr. Shustek may be deemed to indirectly control Vestin Mortgage's and our activities. You may vote only in a limited number of specific instances, in which case a majority, being the owners of our capital accounts aggregating over 50% of all of the members' capital accounts, can take action and bind all of the members. These situations in which all members are bound include votes to:


    - dissolve DM LLC;

    - change the nature of our business;

    - amend the operating agreement;

    - remove and replace Vestin Mortgage;

    - approve a merger with or into another company; or

    - approve a sale of all or a majority of our assets.

Although Vestin Mortgage may not change the nature of our business without majority approval, Vestin Mortgage may change our investment policies consistent with the fiduciary duties it owes to all of the members. While you will not have any vote on these investment policies, you retain your vote to remove and replace Vestin Mortgage.

Your interest in DM LLC may be diluted as we sell additional units.

When we receive your initial investment, Vestin Mortgage will establish for you an individual capital account on our books. Your capital account will begin with the amount of your first capital contribution for units. We do not adjust your capital account for unrealized appreciation or depreciation of our underlying assets, except for write-downs of assets. Consequently, your capital account may not reflect your portion of the fair market value of our underlying assets, particularly immediately after another member makes a capital contribution or distribution reinvestment.

For example, you bought one unit for ten dollars and now have ten dollars in your capital account. The assets we bought for ten dollars become worth twenty dollars, but the gain is unrealized, which means that we have not yet sold the relevant assets and "locked in" our profit. A new member contributes ten dollars, which is credited to his capital account. You and the new member will each have a ten dollar capital account. However, as a result of the new contribution, the value of your units would decrease from twenty dollars to fifteen dollars. In this way, your portion of the underlying value of the fair market value of our assets would be diluted by a later sale of units.

The value of your units may decrease below ten dollars.

The value of your share of our underlying assets at any time may be less or more than $10.00 per unit, depending on when the unit was purchased. For example, if the fair market value of our assets at the time of a capital contribution or distribution reinvestment is less than the cost of these assets on our books, then the value of your units immediately after a capital contribution or distribution reinvestment may be less than ten dollars.

Risks Related to Vestin Capital

Vestin Capital is newly formed and has no operating history or track record in public offerings.

Vestin Capital (formerly DM Financial Services), the lead dealer in this offering, is a newly formed securities brokerage firm that has not previously participated in a public offering of securities. As a result, Vestin Capital has no history of selling publicly offered securities itself or in recruiting dealers to assist in the sale of publicly offered securities. The absence of this track record may make it more difficult for it to sell our units. If Vestin Capital does not sell a sufficient number of our units, we may not be able to diversify our portfolio to the extent necessary to achieve our objectives.

Vestin Capital is an Affiliate of Vestin Mortgage.

Vestin Capital is wholly owned by Vestin Group Inc., which also owns Vestin Mortgage. Consequently, Vestin Capital may have a conflict of interest in performing its obligations to conduct a "due diligence" investigation of the statements made in this prospectus and may not conduct the investigation with the same degree of care as a non-affiliated dealer.

Federal Income Tax Risks

Your cash flow and distributions will be reduced if we are taxed as a corporation.

If we fail to qualify as a partnership for any taxable year, we would then be subject to federal income tax on any taxable income in that taxable year at regular corporate rates. You could not then take tax deductions for your share of our deductions or credits. You would be subject to tax on your share of our income to the extent we distribute it to you out of current or accumulated earnings and profits, or as taxable gain in excess of the cost of your units. If we were taxed as a corporation, your cash flow, the distributions you receive and the value of your units will be significantly reduced. See "Federal Income Tax Consequences --- General Principles of Partnership Taxation," at 52 and "---Tax Rates on a Partner's Share of Ordinary Income from the Partnership," at page 54.

If we are deemed to not be engaged in a trade or business, the tax benefits of partnership status will be adversely affected.

If the Internal Revenue Service does not consider us to be engaged in a trade or business, the result would be that your share of our expenses would be deductible only to the extent that all of your miscellaneous itemized deductions exceed two percent of your adjusted gross income.

An IRS audit of our books and records could result in an audit of your tax returns.

If we are audited by the IRS and it makes determinations adverse to us, including the disallowance of deductions we have taken, the IRS may decide to audit your income tax returns. Any such audit could result in adjustments to your tax return for items of income, deductions or credits, and the imposition of penalties and interest for the adjustments and additional expenses for filing amended income tax returns.

Inconsistencies between federal, state and local tax rules may adversely affect your return.

If we are treated as a partnership for federal income tax purposes but as a corporation for state or local income tax purposes, or if deductions that are allowed by the IRS are not allowed by state or local regulators, your cash flow and distributions would be adversely affected.

Retirement Plan Risks

An investment in DM LLC may not qualify as an appropriate investment under all retirement plans.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in units. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in DM LLC, you could incur liability or subject the plan to taxation if:

- your investment is not consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

     - your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plan's investment policy;

     - your investment does not satisfy the prudence and diversification requirements of Sections 40(a)(1)(B) and 404(A)(1)(C) of ERISA;

     - your investment impairs the liquidity of the plan;

     - your investment produces "unrelated business taxable income" for the plan or IRA;

     - you will not be able to value the assets of the plan annually in accordance with ERISA requirements; and

     - your investment constitutes a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

                                 USE OF PROCEEDS


We will invest 97% of the offering proceeds in mortgage loans. We will require about 15 loans to adequately diversify our portfolio to the extent desired by Vestin Mortgage. If we fail to adequately diversify our loan portfolio, our revenues will be too closely tied to the performance of the borrower under each loan we invest in. As of December 31, 2000, we have invested $39,377,000 in 17 loans.


We will maintain working capital reserves of at least 3%. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy our unforeseen obligations and for other permitted uses of our working capital. Working capital reserves of up to 3% in cash or cash equivalents are excluded from the funds committed to mortgage investments in determining what proportion of the offering proceeds and reinvested distributions have been invested in mortgage loans.

The following table contains information about the estimated use of the gross proceeds of this offering. Many of the figures represent our best estimate since we cannot now precisely calculate the figures.


                                                                           Maximum Offering
                                                                          (10,000,000 units)      Pct of Offering
                                                                          ------------------      ---------------
Gross Offering Proceeds.............................................        $100,000,000               100.0%
Less:
Public Offering Expenses(1).......................................                    --                  --
                                                                            ------------               -----
Net Amount received in this Offering(2)..............................        100,000,000               100.0%
Less:
Working Capital Reserves:............................................          3,000,000                 3.0%
                                                                            ------------               -----
Cash Available for Investment in Mortgage Loans:.....................       $ 97,000,000                97.0%
                                                                            ============               =====


     (1) Vestin Mortgage will pay all selling commissions and expenses related to this offering. To the extent that such expenses consist of filing and review fees, legal, accounting, printing and other expenses of this offering paid to non-affiliates of Vestin Mortgage, payment of such expenses will be deemed a capital contribution by Vestin Mortgage up to a maximum of $1,000,000. Such expenses are described further in the registration statement of which this prospectus forms a part. Such expenses through December 31, 2000 were approximately $800,000, which amount was deemed a capital contribution by Vestin Mortgage effective as of such date.


     (2) Borrowers will pay to Vestin Mortgage all acquisition, selection, processing and brokerage and selling expenses for loans made by Vestin Mortgage. Consequently, these expenses do not appear in the table.

Vestin Mortgage has not set the amount of sales proceeds to be allocated to the various types of mortgage loans in which we invest, except to the extent described in "Investment Objectives and Policies." Vestin Mortgage reviews each loan to determine if it meets our investment criteria. We plan to invest the entirety of our cash available for investments in mortgage loans. We do not expect to use any of the proceeds of this offering to acquire assets other than in the ordinary course of our business.

Pending investment in the mortgage loans, we may invest the proceeds of this offering in relatively safe, short-term liquid investments such as U.S. Treasury bills, notes or bonds, certificates of deposit or commercial paper. We anticipate that these proceeds, once received, will be held at BankWest of Nevada or in an account at a financial institution or securities firm that has assets in excess of $50,000,000.

                         INVESTOR SUITABILITY STANDARDS

As a result of the risks inherent in an investment in units, the units are suitable only for persons who meet the financial suitability standards adopted by the states in which they live, as set forth below. Our units are only suitable for those who desire a relatively long term investment for which they do not need liquidity for at least one year, in light of the other limitations on redemption and transfer described in this prospectus.

You must meet one of the investor suitability standards contained in the second and third columns in the table below and the suitability standard contained in the fourth column, if applicable, to purchase units and to participate in our reinvestment plan. Fiduciaries must also meet one of these conditions. If the investment is a gift to a minor, the custodian or the donor must meet these conditions. For purposes of the net worth calculations below, net worth is the amount by which your assets exceed your liabilities, but excluding your house, home furnishings or automobile(s) among your assets. In the subscription agreement, you will have to confirm that you meet these minimum standards. Our including a state in the chart below is for informational purposes only and is not intended to imply that the offering of units has been qualified in the particular state at this time. We will not sell in a state in which we have not qualified the offering.


                           1. Minimum Net
                          Worth AND Minimum                                                     2. Additional
State(s)                    Gross Income                    Minimum Net Worth                     Standards
--------                    ------------                    -----------------                     ---------
Alabama,                   $45,000/$45,000                     $150,000                              N/A
Arkansas,
Colorado,
Connecticut,
Delaware,
Florida,
Georgia, Hawaii,
Idaho, Illinois,
Indiana, Kansas,
Kentucky,
Michigan,
Minnesota,
Montana, New
Mexico, New
York, Oklahoma,
Oregon, Texas,
Utah, Vermont,
Virginia,
Washington, West
Virginia,                                          OR                                AND
Wisconsin

Arizona, Alaska,           $60,000/$60,000                     $225,000                              N/A
California,
Iowa,
Massachusetts,
Mississippi,
Missouri, New
Jersey,7
Tennessee

Maine                      $50,000/$50,000                      $200,000                             N/A
                          ----------------                      --------                             ---

New Hampshire             $125,000/$50,000                      $250,000                             N/A
                          ----------------                      --------                             ---

South Carolina             $65,000/$65,000                      $150,000                             N/A
                          ----------------                      --------                             ---

                                                                                              Minimum investment is
Nevada                     $45,000/$45,000                      $150,000                            $5,000
                           ---------------                      --------                            ------

                                                                                               Investment is less
                                                                                            than 10% of Net Worth.
                                                                                               We will make no
                                                                                               sales in these
                                                                                               states until we
                                                                                             receive proceeds of
Ohio,                                                                                             at least
Pennsylvania               $45,000/$45,000                       $150,000                        $5,000,000.
                           ---------------                       --------                        -----------

District of


Columbia,
Louisiana,            These jurisdictions do not have quantified suitability requirements. We believe
Nebraska, North       that it is reasonable for us to rely upon the suitability standards set forth
Dakota, Rhode         above when selling units to residents of these jurisdictions.
Island

Maryland, South       No minimum requirements. Disclosure state only. We will follow the guidelines
Dakota,               for the preponderance of the states above in selling units in these states.
Wyoming

In addition to the foregoing suitability standards, we cannot accept subscriptions from anyone if the representations required are either not provided or are provided but are inconsistent with our determination that the investment is suitable for the subscriber. In addition to the financial information we require, the representations we require of you state that you:

-  have received this prospectus;

    - understand that no federal or state agency has made any finding or determination as to the fairness of public investment in, nor made any recommendation or endorsement of, the units; and

    - understand that an investment in DM LLC will not, in itself, create a retirement plan as described in the Internal Revenue Code and that, to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

    Each of these representations reflects that we are not indicating any approval by anyone other than Vestin Mortgage or that an investment will have an effect other than to make you a member of DM LLC.

You will also represent that you are familiar with some of the risk factors we describe and that this investment matches your investment objectives. Specifically, you represent to us that you:

    - understand that we intend to be taxed as a partnership and not as a corporation, and that, among other things, this may result in your being required to pay taxes even though we may not have distributed cash to you;

    - understand that there will be no public market for the units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the units, and that it may not be possible readily to liquidate an investment in the units; and

     - have investment objectives that correspond to those described elsewhere in this prospectus, i.e., to preserve the capital invested and to receive monthly distributions of cash.

    You will also represent to us that you have the capacity to invest in DM LLC by confirming that:

    - you are legally able to enter into a contractual relationship with us, and, if you are an individual, have attained the age of majority in the state in which you live; and

    - if you are a trustee, are the trustee for the trust on behalf of which you are purchasing the units, and have due authority to purchase units on behalf of the trust.

    If you are purchasing as a fiduciary, you will also represent that the above representations and warranties are accurate for the person(s) for whom you are purchasing units.

By executing the subscription agreement, you will not be waiving any rights under the Securities Act or the Securities and Exchange Act of 1934.

The subscription agreement also contains a series of short questions so that we or our dealers may also assess for ourselves the accuracy of these representations. For employee benefit plans, the questions are more expansive because of the application of additional provisions of the Internal Revenue Code relating to retirement plans.

Due to the nature of our investments, it is likely that all or substantially all of our income will be taxable to you as ordinary income. See "Federal Income Tax Consequences" at page 49. The units may, therefore, be suitable for:

     - persons seeking current taxable income;

     - Keogh Plan accounts or corporation, pension or profit sharing plans, which we refer to collectively as qualified plans;

     - IRAS or Roth IRAS;

     - Simplified Employee Pensions, or SEP's; and

     - other entities exempt from federal income taxation such as endowment partnerships and foundations, and charitable, religious, scientific or educational organizations (assuming the provisions of their governing instruments and the nature of their tax exemptions permit such investment).

Our investment objectives and policies are intended to make the units suitable investments for employee benefit plans under current law. In this regard, ERISA provides a comprehensive regulatory scheme for plan assets. Further, Vestin Mortgage intends to manage DM LLC so that an investment by a qualified plan will not make our assets plan assets under ERISA. The ERISA regulations are also applicable to an IRA. "Federal Income Tax Consequences --- ERISA Considerations" at page 59.

Vestin Mortgage is not permitted to allow any qualified plan to purchase units if Vestin Mortgage has investment discretion over the assets of the qualified plan, or if Vestin Mortgage regularly gives individualized investment advice that serves as the primary basis for the investment decisions made for these assets. This prohibition is designed to prevent a violation of ERISA. You should obtain the advice of your attorney, tax advisor, or business consultant for the legal, tax and business aspects of this investment before subscribing for units.

To assure that this offering complies with applicable state law, each dealer selling our units is required to:

     - inquire diligently of all prospective investors to assure that our units are a suitable investment in light of the investor's age, educational level, knowledge of investments, financial means and other pertinent factors;

     - for at least six years, maintain records of the information used to determine that an investment in units is suitable and appropriate for each investor; and

     - transmit promptly to us all properly completed and executed subscription agreements.


Administrative Proceedings Related to this Offering in Ohio

         On February 27, 2001, the Division of Securities of the Ohio Department of Commerce (the "Division") issued a suspension order against DM LLC and Michael Shustek temporarily suspending the offer and sale of our Units in Ohio. This order was issued without a hearing and without prior notice to us. The order was followed by a hearing on March 9, 2001, pursuant to which we agreed to make a Rescission Offer to Ohio residents who purchased Units in DM LLC between January 7, 2001 and February 27, 2001. The Rescission Offer clarifies certain statements made by Mr. Shustek in seminars conducted by Mr. Shustek in Ohio in February and explains that certain newspaper advertisements in Ohio placed by Vestin Mortgage were not intended to reflect our potential performance. The offer allows the applicable Ohio residents to rescind their purchase of Units in DM LLC and to be reimbursed the full amount of their corresponding capital contribution to DM LLC. The Rescission Offer is being made to investors who have contributed an aggregate amount of $220,000 to DM LLC. Additionally, we have revised our Subscription Agreement to insert a page for Ohio residents. Ohio residents who wish to purchase Units must state whether they have attended an Ohio seminar or have seen any of Vestin Mortgage's advertisements during the period January 7, 2001 through February 27, 2001. We will return subscriptions to those Ohio residents who do not sign such page or who acknowledge they have attended a seminar or have seen an advertisement unless such Ohio resident has previously received a Rescission Offer. We also agreed to not sell our Units in Ohio until May 23, 2001 and to file with the Division any sales literature and advertising to be used in connection with the sale of our Units. Based upon the actions we agreed to take, the Division revoked the temporary suspension order.

                       INVESTMENT OBJECTIVES AND POLICIES

We intend to invest in mortgage loans where our collateral is real property located primarily in Nevada, Arizona and California. The loans we invest in will be selected for us by Vestin Mortgage (formerly Capsource) from among loans originated by Vestin Mortgage or non-affiliated mortgage brokers. When Vestin Mortgage or someone else originates a loan for us, that person obtains the borrower, processes the loan application, makes or invests in the loan, and brokers or sells the loan to us. We believe our loans will be attractive to borrowers because of the expediency of Vestin Mortgage's loan approval process, which takes about 10 to 20 days. Vestin Mortgage will obtain, negotiate and make each loan, after which we will acquire the loan.

As a non-conventional mortgage lender, we are more willing to invest in loans that are riskier than first mortgage loans on commercial properties. For example, we invest a significant amount in construction loans, in which the real property being developed is not generating any income to the borrower. Our second mortgage investments are riskier because our rights will be subject to the rights of the first mortgage lender. The "balloon payment" loans and bridge loans in which we invest are riskier because the borrower's repayment depends on its ability to refinance the loan or develop the property so it can refinance the loan. All of these loans are described in greater detail in the pages that follow under "Types of Loans We Intend to Invest In." Additionally, as a non-conventional lender, we are more willing to invest in mortgage loans to borrowers that conventional lenders would not deem to be creditworthy. See "Risk Factors -- Risks of the Mortgage Lending Business." Because of our increased willingness to fund riskier loan types and borrowers, borrowers are willing to pay us an interest rate that is 2-3 points above the rates charged by conventional lenders.

In addition to those policies contained in this prospectus and the operating agreement, Vestin Mortgage may establish written policies on loans and borrowings. Vestin Mortgage will also administer our operations and performance to assure that the policies are implemented and remain in your best interest.

Our principal investment objectives are to:

     - Produce revenues from the interest income on our mortgage loans;

     - Provide monthly cash distributions to you from the net income earned on our mortgage loans;

     - Preserve and return your capital contributions; and

     - Reinvest payments of principal and proceeds of prepayments, sales and insurance proceeds, net of expenses.

     We cannot assure you that we will achieve these objectives or that your capital will not decrease. Vestin Mortgage may change the overall investment strategy, subject to the fiduciary obligations that it owes to all members. However, Vestin Mortgage may not change the investment objectives above, except upon majority approval. Vestin Mortgage has no authority to do anything that would impair our ability to carry on our ordinary business as a mortgage investor.

Acquisition and Investment Policies

We will seek to invest substantially all of the offering proceeds and distribution reinvestments in mortgage loans, after paying applicable fees and expenses. We anticipate that we will invest about 97% of the offering proceeds and distribution reinvestments in mortgage loans. Approximately 3% will be held as a working capital cash reserve. Vestin Mortgage will receive a credit to its capital account up to a maximum of $1,000,000 to the extent that it pays the expenses of this offering to non-affiliated third parties.

We anticipate that the majority of our collateral on our mortgage loans will be the real property that the borrower is purchasing or developing with the funds that we make available. We sometimes refer to these real properties as the security properties. While we may invest in other types of loans, we believe that most of the loans in which we invest will have been made to real estate developers with a lesser proportion of loans involving land loans and bridge financing. We anticipate that about 20-65% of the loans invested in with the offering proceeds will be secured by commercial properties, 15-25% by unimproved land, 10-20%
by apartments and income-producing properties and 5% by single family residences. We do not anticipate that our mortgage investments will be insured or guaranteed by any government agency.


The following table sets forth the types and maturities of mortgage investments held by us as of December 31, 2000:



TYPES AND MATURITIES OF MORTGAGE INVESTMENTS
(As of December 31, 2000)

Maturing on or before December 31, 2001                            16             $36,577,000         92.89%
Maturing on or between January 1, 2002
and December 31, 2002                                               1               2,800,000          7.11%
                                                                   --             -----------        ------
                                                                   17             $39,377,000        100.00%
                                                                   ==             ===========        ======


Commercial...............................................           7             $10,673,000            27%
Construction.............................................           4               1,606,000             4%
Acquisition and development..............................           4              17,639,000            45%
Land.....................................................           2               9,459,000            24%
Residential..............................................           0                       0             0%
                                                                   --             -----------        ------
                                                                   17             $39,377,000        100.00%
                                                                   ==             ===========        ======



The average size of loans outstanding as of December 31, 2000 was $2,316,000. As of that date, our mortgage loan interest rates have varied from 12% to 16% with a weighted average annual rate of interest of 13.91%. As of Feb. 28, 2001, DM LLC, has funded 28 mortgage loans in the total amount of $49,695,000. The average maturity of these loans was 12 months with an average interest rate of 13.95% per annum. During the month of February, DM LLC distributed to its unit holders $495,000, which constituted a weighted average per annum interest rate yield of 13.45%. For the period Jan. 1, 2001, through Feb. 28, 2001, DM LLC distributed to its unit holders $1,052,000, which constituted a weighted average per annum interest rate yield of 13.45%.

As of December 31, 2000, we had other assets in addition to our mortgage investments, comprised principally of the following:

               $1,570,000 in cash, cash equivalents and certificates of deposit which is held for investment, required to transact our business, and/or in conjunction with contingency reserve requirements;

               $50,000 in other receivables.

               $441,000 in interest receivable.

               $199,000 in due from Managing Member.


Vestin Mortgage will continuously evaluate prospective investments, select the mortgages in which we invest and make all investment decisions on our behalf in its sole discretion, unless the operating agreement provides otherwise. You are not entitled to act on any proposed investment. In evaluating prospective mortgage loan investments, Vestin Mortgage considers such factors as the following:

- the ratio of the amount of the investment to the value of the property by which it is secured;

        - the potential for capital appreciation of the property securing the investment;

        - expected levels of rental and occupancy rates;

        - current and projected revenues from the property;

        - potential for rental increases;

        - the status and condition of the record title of the property securing the investment;

        - geographic location of the property securing the investment; and

        - the financial condition of the borrowers and their principals, if any, who guarantee the loan.

Vestin Mortgage can obtain our loans from non-affiliated mortgage brokers and previous borrowers, and by solicitations of new borrowers in those states where permissible. We may purchase existing loans that were originated by third party lenders and acquired by Vestin Mortgage for us. Vestin Mortgage is required to sell the loans to us for the lower of Vestin Mortgage's cost or the then-current market value.

When selecting mortgage loans for us, Vestin Mortgage will adhere to the following guidelines, which are intended to control the quality of the collateral given for our loans:


        1. Priority of Mortgages. Our mortgage on the security property will not be junior to more than one other mortgage. The only subordinated mortgages we currently intend to invest in at this time are second mortgages, although in the future we may invest in wraparound, or all-inclusive, mortgages. We anticipate that our mortgage loans will be diversified as to priority approximately as follows: first mortgages --- 90%; second mortgages --- 10%. The following table sets forth the actual number and percentage of first and second mortgages we have invested in as of December 31, 2000:



                                                         Number of Loans         Amount           Percent
                                                         ---------------         ------           -------
1st Mortgages...................................                15            $38,044,000         96.61%
2nd Mortgages...................................                 2            $ 1,333,000          3.39%
                                                                --            -----------        ------
                                                                17            $39,377,000        100.00%
                                                                ==            ===========        ======




        2. Loan-to-Value Ratio. We do not anticipate that the amount of our loan combined with the outstanding debt secured by a senior mortgage on a security property will exceed the following percentage of the appraised value of the security property. The following table also includes the actual loan-to-value ratios as of December 31, 2000:


                                                        Guidelines                         Actual
Type of Secured Property                           Loan-to-Value Ratio              Loan-to-Value Ratio
                                                   -------------------              --------------------
Commercial                                                 75%                              41%
Construction                                               75%                              40%
Acquisition and development                                75%                              47%
Land                                                       60%                              42%
Residential                                                75%                              --


        3. Construction Mortgage Loans. We anticipate that we will invest 20-65% of the offering proceeds in construction loans other than home improvement loans on residential property, subject to the following guidelines:

     - The loan-to-value ratio on construction loans in which we invest will not exceed 80% of the independently appraised, completed value of the security property.

     - We currently do not intend to invest in or purchase construction loans secured by properties Vestin Mortgage considers to be special-use properties, other than loans to casinos.

     Vestin Mortgage, in its discretion, may increase any of the above loan-to-value ratios if a given loan is supported by credit adequate to justify a higher loan-to-value ratio, including personal guarantees. These loan-to-value ratios will not apply to financing offered by us to the purchaser of any real estate acquired through foreclosure, or to refinance an existing loan that is in default when it matures. In those cases, Vestin Mortgage, in its sole discretion, shall be free to accept any reasonable financing terms it deems to be in our best interests. Nevertheless, in no event will the loan-to-value ratio on any loan exceed 80% of the independently appraised completed value of the property. The target loan-to-value ratio for our loan portfolio as a whole is approximately 70%.

    We will receive an independent appraisal for each security property. You may review copies of these appraisals upon reasonable notice to us. We will retain appraisers who will be licensed or qualified as independent appraisers and be certified by or hold designations from one or more of the following organizations: The Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the National Association of Review Appraisers, the Appraisal Institute, the Society of Real Estate Appraisers, M.A.I., Class IV Savings and Loan appraisers or from among appraisers with other qualifications acceptable to Vestin Mortgage. However, appraisals are only estimates of value and cannot be relied on as measures of realizable value. An employee or agent of Vestin Mortgage will review each appraisal report and will conduct a "drive-by" for each property on which an appraisal is made. A "drive-by" means that the person drives to the property and assesses the front exterior of the subject property, the adjacent properties and the neighborhood. A drive-by does not include entering any structures on the property, although in most cases our employee or agent will attempt to do so.

    4. Terms of Mortgage Loans. Most of our loans will be for one to seven years. We anticipate that most of our loans will provide for payments of interest only with a "balloon" payment of principal payable in full at the end of the term. Some loans will provide for the deferral and compounding of all or a part of accrued interest for various periods of time.

    5. Escrow Conditions. Our loans will be funded by us through an escrow account held by a title insurance company, subject to the following conditions:

    - Borrowers will obtain satisfactory title insurance coverage for all loans, with the title insurance policy naming us as the insured and providing title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by other causes, such as diminution in the value of the security property.

    - Borrowers will obtain satisfactory fire and casualty insurance for all loans secured by improved real property, naming us as loss payee in an amount sufficient to cover the replacement cost of improvements.

    - All insurance policies, notes, deeds of trust or mortgages, escrow agreements, and any other loan document for a particular transaction will name us as payee and beneficiary. Mortgage loans will not be written in the name of Vestin Mortgage or any other nominee.

    6. Purchase of Mortgage Investments from Affiliates. We may acquire mortgage loans from our affiliates, including Vestin Mortgage, for a price not in excess of the par value of the note or its fair market value, whichever is lower, plus allowable fees and expenses, but without the allowance of any other compensation for the loans. Except for the compensation paid to Vestin Mortgage described elsewhere in this prospectus, any affiliate from which we purchase mortgage loans will remit to us all income it earns from the mortgage loan while the loan is in its portfolio.

    7. Note Hypothecation. We may also acquire mortgage loans secured by assignments of secured promissory notes. These mortgage loans must satisfy our stated investment standards, including our loan-to-value ratios, and also may not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note we acquire is commercial property, the total amount of outstanding debts secured by the property must not exceed 75% of the appraised value of the property, and the mortgage loan will not exceed 80% of the principal amount of the assigned note. For mortgage loans secured by promissory notes, we will rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the then-preceding twelve months. If an appraisal was not conducted within that period, then we will arrange for a new appraisal to be prepared for the property. All these appraisals will satisfy the standards described above.

    8. Joint Ventures. We may also participate in loans with other lenders, including affiliates, by providing funds for or purchasing an undivided interest in a loan meeting our investment guidelines described above. We would be more likely to participate in loans if, for example:

    - we did not have sufficient funds to invest in an entire loan,

    - we received offering proceeds that were insufficient to purchase more than 15 loans, or

    - Vestin Mortgage originated a loan that fit within our investment guidelines but would be over 20% of our portfolio or otherwise disproportionately large given our then existing portfolio.

    Because we will not participate in a loan that would not otherwise meet our requirements, and will only participate in a joint venture with third parties where we hold a controlling interest in the venture, we believe that the risk of our participation is minimized. We will not give Vestin Mortgage, Vestin [Group] or any of our affiliates any consideration similar to rebates or give- backs or enter into reciprocal arrangements with Vestin Mortgage or its affiliates that might be entered into in lieu of joint ventures.

    9. Diversification. No single mortgage loan will exceed 20% of our assets when the loan is made. Additionally, no more than 20% of our loan portfolio will be represented by mortgage loans in favor of any one borrower.

    10. Reserve Fund. We will establish contingency working capital reserves of at least three percent of the gross proceeds of this offering to cover our unexpected cash needs.

    11. Credit Evaluations. Before making a loan, Vestin Mortgage must first determine that a borrower has sufficient equity in the security property to meet the loan-to-value ratios described above. Vestin Mortgage may also consider the income level and creditworthiness of a borrower to determine its ability to repay the mortgage loan.

    12. Sale of Mortgage Investments. Although Vestin Mortgage has no plan to do so, Vestin Mortgage may sell our mortgage loans or interests in our loans to either affiliates or non-affiliated parties when Vestin Mortgage believes that it is advantageous to us to do so. However, as noted elsewhere in this prospectus, we do not expect that the loans will be marketable or that a secondary market will ever develop for them.

    13. Other Fees Payable to us by Borrowers. We will also receive all fees paid by borrowers when Vestin Mortgage permits the assumption of loans, provides escrow services to borrowers, permits the reconveyance of a property subject to a lien, and collects late fees or prepayment fees. All of these fees are determined by price competition within a given market, as described under "Operational Stage" in the compensation table on page 4 of this prospectus.

Mortgage Loans to Affiliates

We will not invest in mortgage loans made to Vestin Mortgage, Vestin [Group] or any of our affiliates. However, we may acquire an investment in a mortgage loan payable by Vestin Mortgage when Vestin Mortgage has assumed by foreclosure the obligations of the borrower under that loan.

Purchase of Loans from Vestin Mortgage and its Affiliates

In addition to those loans Vestin Mortgage selects for us, we may purchase loans that were originated by Vestin Mortgage or other parties and first held for Vestin Mortgage's own portfolio, as long as the loan is not in default and otherwise satisfies all of our lending criteria. Additionally, if the loan did not originate within the 90 days before its purchase by us, Vestin Mortgage must retain a minimum of a 10% interest in the loan. This requirement also applies to any loan originated by an affiliate of Vestin Mortgage, such as Vestin [Group], Mr. Shustek or another principal of Vestin Mortgage.

Commitment of Offering Proceeds

Vestin Mortgage anticipates that we will commit 100% of the offering proceeds received by us and of our investment distributions to invest in or purchase mortgage loans, including three percent of the proceeds that we will hold as working capital reserves.

Types of Loans We Intend to Invest In

We primarily invest in first and second mortgage loans and construction mortgage loans on real property, although we will also invest in the types of loans described below. Ordinarily, we will invest in loans having terms of one to seven years and we will not invest in mortgage loans with a maturity of more than 15 years. All loans provide for monthly payments of interest and some also provide for principal amortization although our loans may provide for payments of interest only and a payment of principal in full at the end of the loan term. Vestin Mortgage does not intend to originate loans for us that permit the principal to grow, or be capitalized, when accrued interest on the loan is not paid.

First Mortgage Loans

First mortgage loans are secured by first mortgages on real property. We expect that these loans will have terms of one to seven years.

Second Mortgage Loans

Our collateral for our second mortgage loans is real property that is already subject to prior mortgage indebtedness. In the future we may also invest in wraparound loans, which is similar to a second loan except that the loan balance is the outstanding balance under the existing mortgage loans plus the amount actually to be advanced by us under the new mortgage loan. Under a wraparound loan, we would make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction Loans

Construction loans are loans originally made for both original development and renovation of property. We expect our construction loans to be secured by first mortgages on real property for terms of six months to two years.

We do not anticipate that we will disburse funds on a construction loan until work in the previous phase of the project has been completed, and an independent inspector has verified certain aspects of the construction and its costs. Additionally, we require the submission of signed labor and material lien releases by the borrower for each completed phase of the project before making any periodic disbursements of loan proceeds.

Leasehold Interest Loans

Loans on leasehold interests are secured by an assignment of the borrower's leasehold interest in the particular real property. We anticipate that the terms of these loans will not exceed 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans all permit Vestin Mortgage to cure any default under the lease.

Variable Rate Loans

Variable rate loans originated by Vestin Mortgage may use as indices the one and five year Treasury Constant Maturity Index, the Prime Rate Index and the Monthly Weighted Average Cost of Funds Index for Eleventh District Savings Institutions (Federal Home Loan Bank Board). Vestin Mortgage may negotiate spreads over these indices of 2.5% to 5.5%, depending upon market conditions when the loan is made.

It is possible that the interest rate index used in a variable rate loan will rise (or fall) more slowly than the interest rate of other loan investments available to us. Vestin Mortgage attempts to minimize this interest rate differential by tying variable rate loans to indices that are sensitive to fluctuations in market rates. Additionally, most variable rate loans originated by Vestin Mortgage contain provisions under which the interest rate cannot fall below the initial rate.

Bridge Loans

A bridge loan provides funds for commercial borrowers to make improvements to the property to increase the net operating income of their property so that it can qualify for institutional refinancing. Vestin Mortgage will value the existing property and we will invest in loans for up to 75% of that value.

Land Loans

We will also invest in loans to purchase or develop raw, unimproved land. We determine whether to invest in these loans based upon the "90-day quick sale value" of the property and the borrower's actual capital investment in the property. The "90-day quick sale value" is the highest price for which the land could actually be sold within the next 90 days, as determined by local real estate brokers and others. We believe this 90-day period approximates the time required for a foreclosure. The value of the land is generally the same as its cost to the borrower. We do not expect to invest in loans for more than 60% of the "90-day quick sale value," and we anticipate that the borrower will have made actual capital expenditures of at least 25% of the property's value.

Interest Rate Caps

All our variable rate loans will have interest rate caps. We anticipate that the interest rate cap will be a ceiling that is 2-4% above the starting rate with a floor rate equal to the starting rate. For these loans there is the risk that the market rate may exceed the interest cap rate.

Assumable Loans

Variable rate loans of five to ten year maturities are not assumable without the prior consent of Vestin Mortgage. We do not expect to invest in or purchase a significant amount of other assumable loans. To minimize our risk, any borrower assuming an existing mortgage loan will be subject to the same underwriting criteria as the original borrower.



Prepayment Penalties

We do not anticipate that many of the loans we invest in will contain prepayment penalties. If our loans are at a high rate of interest in a market of falling interest rates, the failure to have a prepayment penalty provision in the loan allows the borrower to refinance the loan at a lower rate of interest, thus providing a lower yield to us on the reinvestment of the prepayment proceeds. However, these loans will usually be written with relatively high minimum interest rates, which we would expect to minimize the risk of lower yields.

Balloon Payment

Most of the loans we invest in or purchase will require the borrower to make a "balloon payment" on the principal amount upon maturity of the loan. To the extent that a borrower has an obligation to pay mortgage loan principal in a large lump sum payment, its ability to repay the loan may be dependent upon its ability to sell the property, obtain suitable refinancing or otherwise raise a substantial amount of cash. As a result, these loans involve a higher risk of default than loans where the principal is paid at the same time as the interest payments.

Borrowing

We may incur indebtedness:

    - to finance our investments in mortgage loans,

    - to prevent a default under mortgage loans that are senior to our mortgage loans,

    - to discharge senior mortgage loans if this becomes necessary to protect our investment in mortgage loans, or

    - to operate or develop a property that we acquired under a defaulted loan.

We anticipate that we will obtain a line of credit for the above purposes and also to acquire, operate and develop for resale the real properties on which we have foreclosed. At no time will our indebtedness under our line of credit, once obtained, exceed 70% of the fair market value of our mortgage loans. This indebtedness may be with recourse to our assets.

Repayment of Mortgages on Sales of Properties

We may require a borrower to repay a mortgage loan upon the sale of the mortgaged property rather than allow the buyer to assume the existing loan. We will require repayment if we determine that repayment appears to be advantageous to us based upon then-current interest rates, the length of time that the loan has been held by us, the creditworthiness of the buyer and our objectives. We will either invest our net proceeds from any capital transaction in new mortgage loans, hold the net proceeds as cash or distribute them to the members. These net proceeds will also include the principal of a loan deemed to be repaid for tax purposes as a result of the nature of a loan modification or loan extension. Our operating agreement provides that whether we choose to distribute the proceeds or reinvest them, you will be deemed to have received a distribution of capital and recontributed the same amount to DM LLC. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property.

No Trust or Investment Company Activities

We have not qualified as a real estate investment trust under the Internal Revenue Code, and therefore we are not subject to the restrictions on its activities that are imposed on real estate investment trusts. We intend to conduct our business so that we are not an "investment company" within the meaning of the Investment Company Act of 1940. Last, we intend to conduct our business so that we are not to be deemed a "dealer" in mortgage loans for federal income tax purposes.

Various Other Policies and Procedures

Without majority approval, we will not:

- issue securities senior to the units or issue any units or other securities for other than cash;

    - invest in the securities of other issuers for the purpose of exercising control, except when exercising our rights as a secured lender;

    - underwrite securities of other issuers;

    - discontinue providing our members with the reports described in this prospectus; or

    - offer securities in exchange for property.

Competition and General Economic Conditions

Banks, thrifts, conduit lenders and other entities both larger and smaller than us may compete with Vestin Mortgage to make the type of loans in which we invest. For the past few years, the major institutional lenders have not been as active in the commercial mortgage market as in prior years. Recently, however, many major institutional lenders have reentered the commercial mortgage market due to a stronger economy, stabilized or increased property values and leasing rates, and the decrease in demand for residential loans. As a result, we anticipate competition for investments in mortgages secured by commercial properties, which creates pressure on lenders to lower interest rates. Consequently, we may not be able to obtain as high interest rates on mortgage investments as we would otherwise obtain, which would affect our revenues and the distributions you receive.

Regulation

Our operations are conducted by Vestin Mortgage. Vestin Mortgage's operations as a mortgage company are subject to extensive regulation by federal, state and local laws and governmental authorities. Vestin Mortgage conducts its real estate mortgage business under a "privileged" license issued by the State of Nevada Financial Institutions Division. Under applicable Nevada law, the division has broad discretionary authority over Vestin Mortgage's activities, including the authority to conduct periodic regulatory audits of all aspects of Vestin Mortgage's operations.

We and Vestin Mortgage are also subject to the Equal Credit Opportunity Act of 1974, which prohibits creditors from discriminating against loan applicants on the basis of race, color, sex, age or marital status, and the Fair Credit Reporting Act of 1970, which requires lenders to supply applicants with the name and address of the reporting agency if the applicant is denied credit. We are also subject to various other federal and state securities laws regulating the issuance and sale of securities, as well as the Employee Retirement Income Security Act of 1974.

Should we or Vestin Mortgage fail to adhere to these regulations, we could face potential disciplinary or other civil action that could have a material adverse effect on our business.

                                   MANAGEMENT

Our Management


Our business is managed by Vestin Mortgage, Inc. (formerly Capsource, Inc.), as the Manager of our limited liability company. The telephone number for Vestin Mortgage's offices is (702) 227-0965. Vestin Mortgage is a mortgage broker licensed in the State of Nevada and a wholly owned subsidiary of Vestin Group, Inc. (formerly Sunderland Corporation). Vestin Group is a Delaware corporation with publicly held common stock that trades on the Nasdaq Smallcap Market under the symbol "VSTN". Until early July, 2000, Vestin Group traded under the symbol "DLMA." Vestin Group had a net worth of approximately $4,700,000 as of December 31, 1999 and is briefly described later in this section.


Vestin Mortgage


Vestin Mortgage manages and controls our affairs and has responsibility and final authority in almost all matters affecting our business. These duties include dealings with members, accounting, tax and legal matters, communications and filings with regulatory agencies and all other needed management and operational duties. Additionally, because Michael Shustek owns a controlling interest in Vestin Group and Vestin Group wholly owns Vestin Mortgage, Mr. Shustek may be deemed to control our activities through Vestin Mortgage. As our only Manager, Vestin Mortgage has complete authority and responsibility for managing DM LLC regarding the following:

     - evaluating and choosing the mortgage loans in which we will invest;

     - deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in mortgage loans;

     - originating, servicing and managing our mortgage loan investments; and

     - managing all our other operations.

     Notwithstanding that Vestin Mortgage has the broad authority described above, neither Vestin Mortgage directly nor Mr. Shustek indirectly may do any of the following:

- impair our ability to carry on or change the nature of our business;

- admit a Manager without prior majority approval;

- sell all or over 50% of our assets or dissolve DM LLC without the prior majority approval; and

- anything else not permitted in the operating agreement.

You have no right to participate in the management or control of our business or affairs other than to exercise the limited voting rights provided for members in the operating agreement. Vestin Mortgage has primary responsibility for the initial selection, evaluation and negotiation of our mortgage loans. Vestin Mortgage will provide all executive, supervisory and administrative services for our operations, including servicing the mortgage loans we hold. Our books and records are maintained by Vestin Mortgage, subject to audit by independent certified public accountants.

Removal of Vestin Mortgage as Manager

Vestin Mortgage will cease to be our Manager upon its removal, withdrawal or dissolution, or if it is found to be bankrupt. A majority, excluding Vestin Mortgage's interest, can remove Vestin Mortgage as our Manager upon the following conditions:

     - if the members have not previously elected an additional Manager, the removal will not become effective for at least 120 days following the consent or authorizing vote by the majority;

     - during the 120 days set forth above, a majority can agree in writing to continue our business and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager who agrees to continue our existence; and

     - the substitution of a new Manager shall be effective when the new Manager accepts in writing the duties and responsibilities of a Manager.

     If our business continues after Vestin Mortgage is no longer our Manager, then we will pay Vestin Mortgage a sum equal to all amounts then owing to it. By majority vote, we may terminate Vestin

Mortgage's interest in DM LLC by paying an amount equal to the then-present fair market value of Vestin Mortgage's interest in DM LLC, which would be Vestin Mortgage's outstanding Capital Account at such time. All payments to a terminated Manager must be fair and must protect our solvency and liquidity.

If a majority does not designate and admit a new Manager within the time specified, DM LLC will dissolve. Vestin Mortgage may assign its interest in DM LLC, but our Manager may not be changed except as set forth above.

Evaluation and Acquisition by Vestin Mortgage

Vestin Mortgage considers prospective loans for us. In that regard, Vestin Mortgage evaluates the credit of prospective borrowers, analyzes the return to us of potential mortgage loan transactions, reviews property appraisals, and determines which types of transactions appear to be most favorable to us.

Management of Loan Portfolio

After we acquire mortgage loans, Vestin Mortgage also manages our mortgage loan portfolio. Vestin Mortgage is responsible for:

- creating and implementing investment policies in furtherance of those contained in the operating agreement;

    - preparing and reviewing budgets, economic surveys, cash flow and taxable income or loss projections and working capital requirements;

    - preparing and reviewing of reports for securities filings, distribution to our members or otherwise;

    - communicating with members;

    - supervising and reviewing our bookkeeping, accounting and audits;

    - supervising and reviewing the preparation of our state and federal tax returns; and

    - supervising professionals employed by us, including attorneys, accountants and appraisers.

Mortgage Loans

Vestin Mortgage obtains, processes, makes and invests in, brokers or sells, and manages and services our mortgage loans. Its mortgage loan services also include:

    - reviewing of loans;

    - recommending changes in loans;

    - employing and supervising employees who handle the loans;

    - preparing and reviewing projected performance;

    - reviewing of reserves and working capital; and

    - collecting and maintaining all loans.

Prior Experience


In April 1999, Vestin Group, then known as Sunderland, acquired the mortgage brokerage business of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. from Michael Shustek by purchasing their assets and assuming their liabilities in exchange for shares of common stock. As part of a corporate reorganization, Vestin Group transferred the mortgage brokerage business of Del Mar Mortgage and Del Mar Holdings to Vestin Mortgage, then known as Capsource. At the time of these transactions, Vestin Group conducted business as Sunderland Corporation.


Vestin Mortgage holds a privileged mortgage broker's license in Nevada. As a licensed mortgage broker, Vestin Mortgage is subject to regular on site examinations by the Financial Institutions Division of the State of Nevada, which also reviews its advertising, mandates strict record maintenance, and reviews its financial reporting, including its financial statements and monthly activity reports.

Vestin Mortgage obtains borrowers through approved advertisements, referrals and repeat business, and obtains investors interested in funding the loan in the same manner. It then matches the two together in compliance with Nevada law.

Vestin Mortgage obtains a loan and then processes the application. When processing a loan, Vestin Mortgage will

     - order and review a property title search,

     - perform a property inspection,

     - obtain an appraisal which is reviewed for reasonableness, and

     - perform credit underwriting through borrower interviews, credit reports and review of borrower and principals' financials.

     After processing the loan, Vestin Mortgage reviews the loan through its loan committee, and then presents the loan to investors. Investors select the loan(s) they wish to invest in and receive an assignment from Vestin Mortgage in the form of an individual promissory note and trust deed issued by the borrower. The investors receive a lender's policy of title insurance reflecting their beneficial interest in the real property. Nevada law requires mortgage companies to provide copies of loan documentation and borrower information (credit underwriting criteria), as well as real estate lending risk disclosures, to the investors (lenders). Vestin Mortgage also services loans once they have closed.


Vestin Mortgage does not charge any fees to investors. Vestin Mortgage's compensation is primarily in the form of loan evaluation and processing fees as well as origination fees paid by borrowers, each ranging from three to five percent of the respective loan amount.


Vestin Mortgage acts as a mortgage broker originating many separate loans, each of which is separately funded by institutions and individuals. In contrast, here we will be the party investing in loans with our own funds. Our assets will be a pool of loans, the distributions from and proceeds of which will be passed through to you as described in this prospectus. Unlike DM LLC, Vestin Mortgage does not and will not own the loans. The assets of Vestin Mortgage are primarily receivables in the form of evaluation, processing, origination and servicing fees.


Since 1997, Vestin Mortgage and its predecessors Del Mar Mortgage and Del Mar Holdings have acted as mortgage brokers for the investment by about 4,500 investors in about 400 mortgage notes totaling about $500 million. Vestin Mortgage currently services over 110 loans totaling approximately $326 million. The collateral for these loans are real properties primarily located in Nevada, California and Arizona. Vestin Mortgage used working capital obtained from capital contributions to fund some of these loans prior to selling them as part of its mortgage brokerage business, except for $1,980,000 of indebtedness incurred to finance these transactions. Vestin Mortgage and Del Mar Mortgage limit their businesses to mortgage lending, and have not acquired any real properties except in connection with loan foreclosures.



For the three year period ended December 31, 2000, the properties securing these loans can be subdivided as follows:




                                                         Approximate aggregate amount invested
                                                         (as percentage of total purchases by
Property Type                                                       these programs)
Commercial (total)..............................                          59%
Land Acquisition................................                           7%
Residential.....................................                          34%


Of the loans described in the foregoing table, 90% by dollar amount were development loans, including construction loans, the balance were land acquisition loans and loans secured by developed properties.

There have been no major adverse conditions with respect to Vestin Mortgage's or Del Mar Mortgage's businesses. Of the loans that were made, we are aware of only five properties that have gone to foreclosure sale over the last six years. The default rate on the loans brokered by Vestin Mortgage and Del Mar Mortgage has averaged less than 1% during the last three years.

The description above of Vestin Mortgage and its predecessors is not intended to provide a description of the loans to be invested in or purchased by us in the future.

Directors and Executive Officers of Vestin Mortgage and Vestin Group


The directors and executive officers of Vestin Mortgage are listed below:

Name                                                         Age       Title
----                                                         ---       -----
Peggy S. May............................................      31      President
Stephen J. Byrne........................................      43      Chief Executive Officer and Director
Stephen A. Schneider....................................      54      Vice President

Michael V. Shustek......................................      42      Director

Lance K. Bradford ......................................      34      Treasurer, Secretary and Director
Paul R. Connaghan.....................................        40      General Counsel

The directors and officers of Vestin Group are as follows:

Name                                                          Age     Title
----                                                          ---     -----
Michael V. Shustek..................................          41      Chairman of the Board, Chief Executive
                                                                      Officer and Director
Stephen J. Byrne....................................          43      President and Director
Ira S. Levine.......................................          39      Executive Vice President of Legal and
                                                                      Corporate Affairs
Lance K. Bradford...................................          33      Chief Financial Officer, Corporate
                                                                      Secretary and Director
Stephen A. Schneider................................                  Chief Operations Officer
Michael J. Whiteaker................................          50      Vice President of Regulatory Affairs
Robert J. Aalberts..................................          49      Director
John E. Dawson......................................          49      Director
Robert L. Forbuss...................................          43      Director
Robert A. Groesbeck.................................          52      Director




All the directors of Vestin Mortgage and Vestin Group hold office until the next annual meeting of shareholders or period of one year. The last annual meeting of stockholders was June 23, 2000. Vestin Group, as the only shareholder of Vestin Mortgage, can change the constitution of Vestin Mortgage's Board of Directors at its sole discretion. Similarly, Michael Shustek can cause a change in the Board of Directors of Vestin Group by virtue of his controlling ownership interest in Vestin Group. Vestin Group, which is a reporting company under the Securities Exchange Act, has already established an audit committee consisting of three independent directors and requires that its audit committee be comprised of independent directors. Vestin Mortgage, which is privately held and has only three directors, has no audit committee and no requirement of independence at this time. The By-laws of Vestin Mortgage and Vestin Group provide for up to 10 directors and permit the Board of Directors to fill any vacancy on the Board of Directors. Officers of both companies serve at the discretion of the Board of Directors.


The principal occupation and business experience for each of our officers and directors, for at least the last five years, are as follows:


Michael V. Shustek has been a director of Vestin Mortgage and Chairman of the Board of Directors, Chief Executive Officer and a director of Vestin Group since April 1999. In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990. In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures. In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors and which continues today as the primary vehicle for his private investment portfolio. In 1997, Mr. Shustek founded Nevada First Bank, with the largest initial capital base of any new state charter in Nevada's history. In 2000, Mr. Shustek co-authored a book, Trust Deed Investments, on the topic of private mortgage lending. Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also teaches a course in Real Estate Law and Ethics. Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.


On November 9, 1998, the State of Nevada, Department of Business and Industry, Financial Institutions Division and Del Mar Mortgage Inc., which is owned by Mr. Shustek, settled allegations of noncompliance brought by the division. Del Mar Mortgage neither admitted nor denied the division's allegations. On February 11, 1999, the division issued an order against Del Mar Mortgage, which alleged violations of the

Nevada regulatory statutes and established a conservator to oversee Del Mar Mortgage's operations. On February 16, 1999, Del Mar Mortgage sued the division, contesting the order. On March 26, 1999, Del Mar Mortgage and the division entered into a stipulated court order that effectively superceded the November 1998 agreement. The stipulated court order also vacated the division's order and removed the conservator. Without admitting any facts, and solely to settle these matters, Del Mar Mortgage agreed to assure compliance with applicable law in all advertisements, solicitations of mortgage borrowers and in its making and servicing of mortgage loans. Vestin Mortgage and Vestin Group, as successors to the mortgage company business of Del Mar Mortgage, agreed to adhere to the terms of the stipulation. Del Mar Mortgage also paid an additional $20,000 to the division under the November 1998 agreement, in addition to the $30,000 Del Mar Mortgage had paid prior to February.


Stephen J. Byrne has been the Chief Executive Officer of Vestin Mortgage and the Chief Operations Officer of Vestin Group since January 2001. Mr. Byrne has also been a director of Vestin Mortgage since 1997 and of Vestin Group since April 1999. From its inception in 1997 to 2000, Mr. Byrne was the President of Vestin Mortgage. From 1999-2000, Mr. Byrne also served as the President of Vestin Group. Mr. Byrne joined Del Mar Mortgage in June 1998 as its Senior Lending Officer. In 1997, Mr. Byrne founded Vestin Mortgage which he owned and operated before joining Del Mar Mortgage. From 1991 to 1997, Mr. Byrne served as Vice President of Wells Fargo Bank and of its predecessor First Interstate Bank of Nevada. Mr. Byrne served in various capacities with First Interstate Bank, including Manager of the Diversified Asset Group based in Las Vegas and the commercial Diversified Asset Group in Houston, Texas. Mr. Byrne received a Bachelor of Science degree in Business Administration from Hastings College, Hastings, Nebraska.


Ira S. Levine received his BS in Business Administration specializing in accounting from the U. of Nevada in 1982, his Juris Doctorate from Pepperdine University School of Law in 1985 and his Masters of Legal Letters in Taxation from New York University in 1986. Mr. Levine is a member of the state bars of both Nevada and California. Since 1997, Mr. Levine has been a partner in the law firm of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP. Prior to that he was a shareholder in the law firm of Levine, McBride & Garfinkel, LLP. From 1995 to 1997, Mr. Levine was a shareholder in the law firm of Streich Lang. Prior to that, Mr. Levine was senior vice president, secretary and general counsel of United Gaming, Inc. now known as Alliance Gaming, Inc. Mr. Levine started his legal career with the law firm of McKenna, Conner & Cuneo in Los Angeles, CA.


Peggy S. May has been with Vestin Group since September 1995, and has been the President of Vestin Mortgage since January 2001. From 1997 to 2000, Ms. May was the Senior Vice President of Vestin Mortgage. She is responsible for all new and existing clients, loan packages and manages investor relationships and serves as the administrator of the corporate offices. Ms. May has over ten years of experience in title, escrow and private lending.

Lance K. Bradford has been a director, Treasurer and Secretary of Vestin Mortgage since April 1999. Mr. Bradford has been the Chief Financial Officer, Treasurer, and a director of Vestin Group since April 1999. From 1999 to
2000, Mr. Bradford was also the Corporate Secretary of Vestin Group. Since
1992, Mr. Bradford has been a partner in L.L. Bradford & Company, Las Vegas, Nevada, a Certified Public Accounting firm that he founded. From 1988 to 1991, Mr. Bradford served as an accountant with Ernst & Young International. Mr. Bradford received a Bachelor of Science degree in Accounting from the University of Nevada, in Reno, Nevada.

Stephen A. Schneider has been Vice President of Vestin Mortgage since January 2001. From July 2000 to December 2000, Mr. Schneider was the Chief Operation Officer of Vestin Group. Mr. Schneider is responsible for the maintenance of all banking and financial relationships. Mr. Schneider has over 26 years experience in the financial services industry. He worked at US Bank where he managed the bank's business banking department and underwrote loans for companies with sales of $1 million to $10 million and maintained relationships with the bank's business customers. Mr. Schneider sits on the boards of Focus Las Vegas and Leadership Las Vegas Youth as well as several other organizations. He will assist in the creation of the Vestin Foundation, a non-profit organization aimed at funding local charitable organizations


Michael J. Whiteaker has been a Vice President of Regulatory Affairs since May 14, 1999 and is experienced in the banking and finance regulatory fields, having most recently served with the State of Nevada -- from 1982 to 1999 -- as its Supervisory Examiner, responsible for the financial and regulatory compliance audits of all financial institutions in Nevada. Mr. Whiteaker has worked extensively on matters pertaining to both state and federal statutes, examination procedures, policy determination and credit administration for commercial and real estate loans. From 1973 to 1982 Mr. Whiteaker was Assistant Vice President of Nevada National Bank, responsible for a variety of matters including loan review.


Paul R. Connaghan has been the general counsel of Vestin Mortgage since May 1999. Mr. Connaghan handles collections, litigation, due diligence, transactional and underwriting matters as well as general company management. From 1998 to 1999, Mr. Connaghan worked as in-house counsel for Allstate Insurance. In 1992, Mr. Connaghan started his own law practice, focusing on real estate law. Prior to that, Mr. Connaghan worked in the law firm of Beckley, Singleton, DeLanoy, Jemison & List. Mr. Connaghan began his legal career at Wright, Stewart & Judd in Las Vegas, Nevada. Mr. Connaghan graduated cum laude from Boston College in 1983 and received his J.D. at the University of Wyoming College of Law in 1987. Mr. Connaghan is licensed to practice law in both Nevada and Colorado.

Robert J. Aalberts has been a director of Vestin Group since April 1999. Since 1991, Mr. Aalberts has held the Ernst Lied Professor of Legal Studies professorship at the University of Nevada, Las Vegas. From 1984 to 1991, Mr. Aalberts was an Associate Professor of Business Law at Louisiana State University -- Shreveport. From 1982 through 1984, he served as an attorney for Gulf Oil Company. Mr. Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; and he is the author of numerous legal articles, dealing with various aspects of real estate, business and the practice of law. Mr. Aalberts received his Juris Doctor degree from Loyola University, New Orleans, Louisiana and received a Master of Arts from the University of Missouri. He is a member of the State Bar of Louisiana.

John E. Dawson has been a director of Vestin Group since March 2000. Since 1995, Mr. Dawson has been a partner at the law firm of Marquis & Aurbach. Before joining Marquis & Aurbach, Mr. Dawson was affiliated with the law firm of Jeffrey L. Burr & Associates. Mr. Dawson co-authored the Asset Protection Guidebook for Attorneys and Accountants and has presented seminars on asset protection. Mr. Dawson received his Bachelor's Degree from Weber State and his J.D. from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993. Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

Robert L. Forbuss has been a director of Vestin Group since March 2000. Since February 1999, Mr. Forbuss has been the President of Strategic Alliances, a business and government affairs consulting organization. From March 1998 through February 1999, he was the President of Medical Transportation of America. From February 1997 to March 1998, Mr. Forbes was the Chief Executive Officer of the Southwest Division of American Medical Response. From March 1994 to February 1997, he was Senior Vice President of Laidlaw Medical Transportation, which had acquired Mercy Medical Services, Inc., a company that Mr. Forbuss founded, owned and managed for 22 years. The latter four companies are all in the business of providing emergency ambulance and transportation services. Mr. Forbuss received his Bachelor of Arts in Public Administration and Political Science from the University of California at Long Beach.

Robert A. Groesbeck has been a director of Vestin Group since August 2000. Mr. Groesbeck received his BA in Criminal Justice from the U. of Nevada in 1985, his Juris Doctorate from Thomas S. Cooley School of Law in 1990 and his Masters of Business Administration from National University in 1993. Mr. Groesbeck is the founder of Home Works, a full service home services company. From 1994 to June 2000, Mr. Groesbeck was the General Counsel of Republic Silver State Disposal, Inc. From 1993 to 1997, Mr. Groesbeck was the Mayor of Henderson, Nevada. Mr. Groesbeck currently serves on numerous charitable boards.

Robert W. Fine, a director of Vestin Group from April 1999 until September 2000, resigned from the Board for personal reasons.

The following information about executive compensation has been provided by Vestin Group and Vestin Mortgage. Vestin Group employees receive no extra pay for serving as directors. Each non-employee director receives $3,750 per quarter, which includes personal attendance at one quarterly board meeting and one committee meeting on which the director serves, plus reimbursement of reasonable travel expenses if the director lives more than 100 miles from Vestin Group's principal place of business. For each Board of Directors meeting in excess of one per quarter, directors receive $750 for each meeting attended in person and $500 for each meeting attended telephonically. For each committee meeting in excess of one per quarter, directors receive $500 for each meeting attended in person and $250 for each meeting attended telephonically. Each Vestin Group director will receive 15,000 options to acquire Vestin Group common stock at the then fair market value on the later of the date the non-employee director is elected to the Board or the date the option is approved by Vestin Group's stockholders and the underlying shares of common stock are registered. Vestin Group provides directors' and officers' liability insurance of $5,000,000 and also has agreed to indemnify each director to the fullest extent of Delaware law.

The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal year ended December 31, 1999 to Vestin Group and Vestin Mortgage's Chief Executive Officer and the next most highly compensated executive officers whose compensation for the fiscal year ended December 31, 1999 exceeded $100,000. No other executive officer received compensation in excess of $100,000 for fiscal year ended December 31, 1999 from either Vestin Group or Vestin Mortgage.

                           Summary Compensation Table


                                                                                  Annual                       Long Term
                                                                              Compensation(1)                 Compensation
                                                                                                               All Other
Name and Position                                                Year    Salary($)    Bonus($)    Other    Awards   Compensation
-----------------                                                ----    ---------    --------    -----    ------   ------------
Michael V. Shustek.............................................   1999    720,000            0        0         0           0
Chairman and Chief
Executive Officer
Stephen J. Byrne(2)............................................   1999    240,000     171,515         0         0           0
President
Peggy S. May...................................................   1999    120,000            0        0         0           0
Senior Vice President


    (1) Vestin Group began payments to its personnel as of April, 1999.


    (2) Vestin Group entered into employment arrangements with Mr. Byrne who was initially employed by Del Mar Mortgage, Inc., in October 1998. In April 1999 the Company assumed Mr. Byrne's two-year employment contract as a loan officer and underwriter at an annual salary of $65,000. Mr. Byrne has an employment contract with the Company for serving as its President at an annual salary of $240,000.


    The compensation above for each of Messrs. Shustek and Byrne includes compensation for services rendered to Vestin Mortgage and other Vestin Group affiliates as set forth in the most recent 10-K of Vestin Group, which was filed by Sunderland Corporation. Of the amounts set forth above, Mr. Shustek received $360,000 of his total compensation for services rendered to Vestin Mortgage, and Mr. Byrne received $286,515 of his total compensation for services rendered to Vestin Mortgage. Ms. May provided services to and received her compensation directly from Vestin Mortgage.

Vestin Group's Board of Directors adopted a stock option plan on July 28, 1999. Vestin Group's stockholders approved the plan at Vestin Group's annual stockholders' meeting on June 23, 2000.


Affiliated Companies

VESTIN GROUP, INC.


Vestin Group is a holding company, incorporated in Delaware, which owns and conducts its business primarily through Vestin Mortgage. Vestin also owns Vestin Capital, our dealer-Manager. The common stock of Vestin Group trades under the symbol "VSTN" on the Nasdaq Smallcap Market. Prior to early July, 2000, the symbol was "DLMA". For a complete description of Vestin Group, potential investors should review Vestin Group's most recent periodic reports on file with the Securities and Exchange Commission, which can be found in the Commission's EDGAR database on the Internet at http://www.sec.gov.


    VESTIN CAPITAL, INC.

    Vestin Capital, Inc. (formerly DM Financial Services, Inc.), the lead dealer, is a securities brokerage firm registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc., or NASD. Vestin Capital is a Nevada corporation formed in 1998 to expand and develop business opportunities, including offering real estate loans and private investments in promissory notes secured by deeds of trust.

Vestin Capital may obtain other securities brokerage firms to sell the units, sell the units to its customers and provide us with sales, promotional and marketing assistance for the distribution of the units.

                 COMPENSATION OF VESTIN MORTGAGE AND AFFILIATES


Compensation to Vestin Mortgage and Affiliates...............     Vestin Mortgage and Affiliates will
                                                                  receive certain fees and credit for
                                                                  certain expenses for performing services
                                                                  in this offering and for conducting our
                                                                  operations.

                               Offering and Organizational Stage

Public Offering Expenses.....................................     Vestin Mortgage will pay all selling
                                                                  commissions and expenses related to this
                                                                  offering. To the extent that such
                                                                  expenses consist of filing and review
                                                                  fees, legal, accounting, printing and
                                                                  other expenses of this offering paid to
                                                                  non-affiliates of Vestin Mortgage,
                                                                  payment of such expenses will be deemed a
                                                                  capital contribution by Vestin Mortgage
                                                                  up to a maximum of $1,000,000. Such
                                                                  expenses through September 30, 2000, were
                                                                  $688,000, which amount was deemed a
                                                                  capital contribution by Vestin Mortgage
                                                                  as of such date.

     (1) Where aggregate fees are provided in the chart on the preceding pages, they are based upon our receipt of $100,000,000 in gross proceeds in this offering and the anticipated investment of $100,000,000 in mortgage loans (including cash reserves).

     Operational Stage

     Where the fees below are described as competitive fees or based on local market conditions, that means the fees are determined by price competition within a given market. To ensure that our fees remain competitive, we will directly contact our competition, such as major banks in the local market or other relevant commercial lenders. We expect that the interest rate on the loans in which we invest will be 2-3 points higher than comparable loans made by banks and that the fees paid to Vestin Mortgage will be 2-3 points higher than similar fees charged by conventional lenders. We believe that this rate structure is consistent with rates and fees charged by other non-conventional lenders. References below to local law also contemplate additional requirements imposed by local or state law, such as usury laws.

Paid by Borrowers
Loan Brokerage Fees for Loan Selection and
Origination..........................................    2%-6% of each loan, competitive fee based on local market conditions.
                                                         Vestin Mortgage and its affiliates may receive up to $5,190,000 in loan brokerage fees. These fees are paid by the borrower no later than when the loan proceeds are disbursed.

Loan Evaluation and Processing Fees..................    2%-5% of each loan, competitive fee based on local market conditions.
                                                         Vestin Mortgage and its affiliates may receive up to $4,325,000 in loan evaluation and processing fees. These fees are paid by the borrower no later than when the loan proceeds are disbursed.

Service Fee for Administering Loans..................    Annual fee of up to 0.25% of the outstanding principal balance of loans.
                                                         These fees will be paid by the borrower either annually or added to the monthly payments.


Loan Extension Fee...................................    2%-5% of outstanding principal, as permitted by local law and local market conditions. The amount to be received is not determinable at this time.
                                                         These fees will paid when the loan is extended.

Paid by Us


Annual Management Fee.................................    Up to 0.25% of our aggregate capital contributions to the Company, paid monthly in arrears. As of December 31, 2000, we have paid management fees to Vestin Mortgage of approximately $25,000, where the maximum allowable amount was $314,000.

Administrative Fees on Resales of
Foreclosed Property to Vestin Mortgage................    Up to 3% of proceeds where Vestin Mortgage substantially contributed to the sale; up to 6% for all persons involved. These fees are not yet determinable. We will pay these fees promptly out of the proceeds of a sale of the relevant real estate. Vestin Mortgage was not required to perform such services and, accordingly, no such fees were paid for the period ended December 31, 2000.


Vestin Mortgage will make arrangements with the respective borrowers for Vestin Mortgage's fees owing from those borrowers. Vestin Mortgage anticipates that borrowers will pay its compensation out of the proceeds of loans or upon closing the relevant transaction. For loan servicing fees, Vestin Mortgage will receive these fees monthly in arrears along with the payments it receives on loans that we have acquired. Vestin Mortgage will make arrangements with borrowers within one month to receive late fees on loan payments.

The Manager may, in its sole discretion, share with us the origination fees it receives from borrowers. The Manager is under no obligation to share its origination fees and investors should not assume that any origination fees will be shared with the Company.

                             CONFLICTS OF INTEREST

The relationships among us, Vestin Mortgage and the directors and other affiliates of Vestin Mortgage will result in various conflicts of interest. Vestin Mortgage and its directors and other affiliates are engaged in business activities involving real estate lending, and anticipate engaging in additional business activities in the future that may be competitive with us. Vestin Mortgage and its officers and directors will exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member. Additionally, our operating agreement contains provisions that limit our ability to enter into transactions with Vestin Mortgage and its affiliates.

The paragraphs below describe material conflicts of interest that may arise in the course of Vestin Mortgage's management and operation of our business. The list of potential conflicts of interest reflects our knowledge of the existing or potential conflicts of interest as of the date of this prospectus. We cannot assure you that no other conflicts of interest will arise in the future.


The organizational structure of Vestin Group, Vestin Mortgage and their affiliates is as follows:


                                 Michael Shustek
                               Vestin Group, Inc.
                 (controlling interest owned by Michael Shustek)

                             Del Mar Mortgage, Inc.
                             (100% owned by Michael
                                    Shustek)

                                 Vestin Capital
                          (100% owned by Vestin Group)
                                   Lead Dealer

                                 Vestin Mortgage
                          (100% owned by Vestin Group)
                          Manager and initial Member of
                                     DM LLC



1. Payment of Fees and Expenses. Vestin Mortgage and its affiliates will receive substantial fees and expenses from the proceeds of the offering and our ongoing operations, including:

Paid by Borrowers:

        - loan brokerage fees

        - loan evaluation and processing fees

        - loan servicing fees

        - loan extension fees

Paid by Us:

- annual management fee, and

- real estate brokerage commissions payable upon the resale of foreclosed properties.

Fees charged to us will be payable even if we are not profitable or the particular transaction causes us to incur a loss.


We will pay an annual management fee to Vestin Mortgage of up to 0.25% of the aggregate capital contributions to the Company, paid monthly in arrears. The annual management fee referred to above equals 0.25% of the aggregate capital contributions to us for administrative services necessary to its prudent operation of DM LLC. Vestin Mortgage will pay and will not be reimbursed by us for any general or administrative overhead expenses it incurs that exceed its annual management fee.

The following table summarizes the compensation expenses paid to Vestin Mortgage or its affiliates by us for the year ended December 31, 2000, showing actual amounts and the maximum allowable amounts for such fees. No other compensation was paid to our Manager during this period. The fees were established by Vestin Mortgage and were not determined by arm's-length negotiation.


                                                                                                           Year Ended
                                                                                                        December 31, 2000
                                                                                                        -----------------
Form of Compensation                                                                              Actual                Maximum
                                                                                                                       Allowable
Compensation Paid by Us:
Management Fees*...............................................................................    $25,000              $314,000



* The management fees paid to our Manager are determined by the Manager within the limits set by the Operating Agreement. An increase or decrease in the management fees paid directly impacts the yield paid to our members. If the maximum amounts had been paid to our Manager during this period, the additional management fee would have been $289,000 or .7% of members' capital, which would have reduced net income allocated to the members by approximately 23%.

Our Manager believes that the maximum allowable compensation payable to it is commensurate with the services provided. However, our Manager has chosen not to take the maximum allowable compensation. If it chooses to take the maximum allowable, the amount of net income available for distribution to our members would be reduced.



2. Purchase Of Mortgage Notes from Vestin Mortgage. We will acquire our mortgage loans from or through Vestin Mortgage. Vestin Mortgage is in the business of obtaining, processing, making, brokering and selling, and managing and servicing mortgage loans. All our mortgage loans purchased from Vestin Mortgage will be at prices no higher than the lesser of the cost of the mortgage loan to Vestin Mortgage or the then current market value of the mortgage loan. A committee of officers and directors of Vestin Mortgage makes all decisions concerning the mortgage loans in which we will invest or purchase. This committee is currently comprised of Stephen J. Byrne, Steve Schneider, Mike Whiteaker, Peggy May, and Daniel Stubbs (underwriting Manager). Because Vestin Mortgage's fees are generated by the volume of the mortgage loans we purchase, Vestin Mortgage will face a conflict of interest in determining whether a loan not squarely within our investment guidelines is appropriate for our loan portfolio.

3. Non-Arm's Length Agreements. Our agreements and arrangements for compensating Vestin Mortgage are not the result of arm's-length negotiations. Additionally, none of the three directors of Vestin Mortgage is independent.

4. Competition for the Time and Services of Common Officers. We will rely on Vestin Mortgage and its directors and officers for the management of our operations. When performing their duties, the officers, directors and employees of Vestin Mortgage may, for their own account or that of others, originate mortgages and acquire investments similar to those made or acquired by DM LLC. The directors of Vestin Mortgage also may act as trustees, directors or officers, or engage in other activities for themselves and/or other entities and may acquire, broker and originate similar mortgage investments for their own account or that of others. Accordingly, conflicts of interest will arise in operating more than one entity for allocating time between the entities. The directors and officers of Vestin Mortgage will devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and our members, to be necessary for our benefit.

Vestin Mortgage believes it has sufficient staff to be capable of discharging its responsibility to us and to all other entities to which they or their officers or affiliates are responsible. However, during times when we and the other businesses are handling a high volume of loans, a conflict will arise as to which company's loan processing to complete first.

Currently, Vestin Mortgage is not the mortgage broker for another Vestin Mortgage program or entity. Vestin Mortgage does market loans to other investors as part of its regular mortgage company business, but there are currently no other mortgage loan investors for which Vestin Mortgage serves in the same capacity as Vestin Mortgage does for DM LLC. We do not believe that Vestin Mortgage will take on a significant amount of additional work outside of the services that Vestin Mortgage performs for DM LLC. Vestin Mortgage currently intends to focus its efforts on our mortgage loan investments and, to the extent that our business grows, to reduce the amount of time spent on originating other mortgage loans. There can be no assurance, however, that Vestin Mortgage will continue with these business plans and Vestin Mortgage may service other programs in the future.

5. Competition between us, Vestin Mortgage and Vestin Mortgage's Affiliates for the Purchase and Sale of Mortgage Loans. Vestin Mortgage anticipates that it or its other affiliates will engage in businesses which are or will be competitive with ours or which have the same management as we do. To the extent that these other entities with similar investment objectives have funds available for investment when we do and a potentially suitable investment has been offered to us or one of these programs, conflicts of interest will arise as to which entity should acquire the investment.

If any conflict arises between us and any other affiliated program as to which company will have the right to invest in a particular mortgage loan or other investment, Vestin Mortgage will make the determination largely based on a review of the respective loan portfolios. Vestin Mortgage will also base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification, type and location of the property on which Vestin Mortgage will make the mortgage loan, and proposed loan or other transaction terms. The officers and directors of Vestin Mortgage will be responsible for monitoring this allocation method to be sure that it is applied fairly.

The officers, directors and employees of Vestin Mortgage may for their own account or that of others originate, acquire or broker mortgage investments similar to those made or acquired by us. Vestin Mortgage remains subject to a fiduciary duty to us and our members described in this prospectus. Subject to this fiduciary duty, neither Vestin Mortgage nor its affiliates will be obligated to present to us any particular investment opportunity that comes to their attention, even if the opportunity is of a character that might be suitable for us.

6. Lack of Independent Dealer-Manager. Because we are a newly formed company with no prior performance history, we expected difficulty obtaining non-affiliated brokerage firm to act as our dealer-manager on terms and conditions that would be as favorable as those that could be obtained from Vestin Capital. Accordingly, we believe that the use of Vestin Capital as the lead dealer for our offering of units is in our best interests and those of our members. We did not negotiate the fees to be paid to Vestin Capital on an arm's length basis. Vestin Capital and Vestin Mortgage have not entered into any arm's length agreements.

7. Lack of Separate Representation. We are represented by the same counsel as Vestin Mortgage and its affiliates, and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and Vestin Mortgage or any of its affiliates, Vestin Mortgage or the affiliate will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and Vestin Mortgage for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

8. Rights of Affiliates. Any director or officer of Vestin Mortgage and any other affiliate may acquire, own, hold and dispose of units for his individual account and may exercise all rights of a member, except for voting rights with respect to the Manager, to the same extent and in the same manner as if he were not an affiliate of ours.

9. We may invest in mortgages acquired by Vestin Mortgage. If Vestin Mortgage determines that an entire loan is not suitable for our loan portfolio, we may invest in the loan with Vestin Mortgage. Our portion of the total loan may be smaller or greater than the portion of the loan made by Vestin Mortgage, but we expect that the terms of the loans will be substantially similar. Investing with Vestin Mortgage could result in a conflict of interest between us and Vestin Mortgage if the borrower defaults on the loan and each of us seeks to protect our interests in the loan and in the security property. Because we have no written or oral agreement or understanding with Vestin Mortgage concerning our relative priority when a borrower defaults, you must rely on Vestin Mortgage to act in accordance with its fiduciary duty under the operating agreement to protect your interest.

Share ownership


The following table indicates the share ownership of Vestin Group. This information was taken from Vestin Group's proxy statement on file with the Commission. Vestin Group owns all of the 100 issued and outstanding shares of Vestin Mortgage, and Vestin Mortgage owns all of the 36,444 issued and outstanding units in DM LLC.



                                                                                                                Percent of
                                                                                        Common Stock           Common Stock
Name                                                                              Beneficially Owned(1)        Beneficially
----                                                                              ---------------------        ------------
Owned
Michael V. Shustek, Chairman and Chief Executive Officer                                  3,798,000                54.3%
129 Augusta
Henderson, Nevada 89014

Stephen J. Byrne, President, Director                                                        63,533                   *
1808 Dalton Avenue
Henderson, Nevada 89014

Ira S. Levine, Executive Vice President of Legal and
Corporate Affairs                                                                           100,100                   *
2901 El Camino Avenue, Suite 206
Las Vegas, Nevada 89102

Peggy S. May, Senior Vice President                                                          10,000                   *
2901 El Camino Avenue, Suite 206
Las Vegas, Nevada 89102

Lance K. Bradford, Chief Financial Officer, Corporate
Secretary and Director                                                                      670,000                 9.7%
3441 Eastern Avenue
Las Vegas, Nevada 89109

Stephen A. Schneider, Chief Operations Officer                                               10,000                   *
2901 El Camino Avenue, Suite 206
Las Vegas, Nevada 89102

Michael J. Whiteaker                                                                         16,667                   *
2901 El Camino Avenue, Suite 206
Las Vegas, Nevada 89102

Robert J. Aalberts, Director                                                                  6,000                   *
311 Vallarte Drive
Henderson NV 89014

Robert W. Fine                                                                              405,000                 5.8%
3 Palazzo Terrace
Henderson, Nevada 89014

John E. Dawson, Esq., Director                                                               13,400                   *
228 South Fourth Street
Las Vegas, Nevada 89101

Robert L. Forbuss, Director                                                                   5,000                   *
200 Starlite Drive
Las Vegas, Nevada 89107

Robert A. Groesbeck, Director                                                                 5,000                   *
2901 El Camino Avenue, Suite 206
Las Vegas, Nevada 89102

All directors and executive officers as a group (8 persons)                               4,712,600(2)             67.4%
* Less than 1%


                       (Footnotes continued on next page)

(Footnotes continued from previous page)

    (1) Based upon 6,989,270 shares outstanding. (2) Includes 640,000 shares received by Mr. Bradford and his spouse from the Company's acquisition of L.L. Bradford & Company on March 31, 2000. 320,000 of these shares are owned by Mr. Bradford's spouse. Mr. Bradford disclaims beneficial ownership of these shares.

    (2) Includes presently exercisable options and warrants in the following amounts: Shustek --- 500,000, Byrne --- 33,333, Levine --- 75,000, Schneider --- 10,000, Whiteaker --- 16,667, Aalberts --- 5,000, Fine --- 5,000, Dawson
    --- 5,000, Forbuss --- 5,000, Groesbeck --- 5,000.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS




The following financial review and analysis is our financial condition and results of operations for the year ended December 31, 2000. Prior to September 1, 2000, we were a development stage company with no operational activities. Accordingly, our financial results are for activities from September 1, 2000 (date of commencement of operations) through December 31, 2000. This information should be read in conjunction with our financial statements and accompanying notes and other detailed information regarding the Company appearing elsewhere in this Form 10-K.

Overview

On August 23, 2000, our Registration Statement filed with the Securities and Exchange Commission became effective for the initial public offering of up to 10,000,000 units at $10 per unit. We commenced our operations on September 1, 2000. As of December 31, 2000, we sold approximately 4,094,000 units of the total 10,000,000 units offered. Additionally, we issued approximately 80,000 units to our Manager for offering costs paid by them in our behalf, and 14,000 units for members' distribution reinvested with us. We will continue to offer unsold units to the public for a period of up to two years following the effective date of the Registration Statement.

Summary of Financial Results



                                                                             FOR THE YEAR ENDED
                                                                              DECEMBER 31, 2000
                                                                              -----------------

Total revenues                                                                   $1,267,000
Total expenses                                                                      $25,000
Net income                                                                       $1,242,000

Earnings per unit:
Net income allocated to members per weighted
average membership units                                                              $0.45
Annualized net interest yield to members(b)                                            13.5%
Weighted average membership units(a)                                              2,754,854



(a) The weighted average number of outstanding units is calculated based upon the daily number of outstanding units beginning on September 1, 2000, the commencement date of operations.

(b) The annualized net interest yield to unit holders is calculated based upon the net income allocated to unit holders per weighted average units as of December 31, 2000 divided by 4 (number of months from September 2000 through December 2000) and multiplied by twelve (12) months, then divided by ten (the $10 cost per unit).

Net income for the year ended December 31, 2000 was derived primarily from interest income on mortgage loans approximating $1.1 million, interest income of approximately $100,000 earned on cash and cash equivalents held at bank institutions and $90,000 from mortgage origination fees earned.

The weighted average yield for the year ended December 31, 2000 for the Company's mortgage loans was 13.91%.



INVESTMENT IN MORTGAGE LOANS SECURED BY REAL ESTATE PORTFOLIO

As of December 31, 2000, investment in mortgage loans secured by real estate approximating $39,377,000 are comprised of seventeen loans of which fifteen (15) loans secured through first deeds of trust and two (2) loans secured through second deeds of trust. The following is a summary of our investment in mortgage loans as of December 31, 2000:




LOAN AMOUNT          LOAN AMOUNT      LOAN TO
                       FUNDED BY   COMMITTED/FUNDED   BY APPRAISED  VALUE   INTEREST  LOAN
BORROWER             DM MORTGAGE   OTHER INVESTORS       VALUE      RATIO    RATE     LENGTH    LOAN TYPE      COLLATERAL
---------             -----------   ---------------      -----      -----     ----    ------    ---------      -----------
Car Spa Norco, LLC    $  3,345,000   $    355,000     $  6,400,000   58.0%   14.0%     12 mos.   Commercial     Land and Building
The Ranches, LLC      $  3,115,000   $      5,000     $  5,673,000   55.0%   15.0%     12 mos.   Land           Land
Mesquite 643, LLC     $  2,261,000   $  5,238,000     $ 14,000,000   53.6%   14.0%     12 mos.   A&D            Land
Q Summerlin, LLC      $      6,000   $  8,744,000     $ 12,600,000   69.4%   14.0%     12 mos.   Construction   Land and Building
Flamingo Paradise
Gaming                $  1,083,000   $ 13,917,000     $ 50,400,000   29.8%   16.0%     12 mos.   Construction   Land and Building
Donald Zeiter         $     25,000   $  1,638,000     $  2,450,000   67.8%   13.0%     12 mos.   Construction
Residential Prop.
Emerald Suites        $    492,000   $ 14,558,000     $ 25,000,000   60.2%   14.0%     12 mos.   Construction   Land and Building
Arvada Ranch          $  3,500,000   $         --     $ 16,200,000   21.6%   12.0%     12 mos.   Commercial     Land and Building


LOAN AMOUNT          LOAN AMOUNT      LOAN TO
                       FUNDED BY   COMMITTED/FUNDED   BY APPRAISED  VALUE   INTEREST  LOAN
BORROWER             DM MORTGAGE   OTHER INVESTORS       VALUE      RATIO    RATE     LENGTH    LOAN TYPE      COLLATERAL
---------             -----------   ---------------      -----      -----     ----    ------    ---------      -----------
Bridge Aina Le'a      $  2,800,000   $  2,500,000   $ 20,000,000   26.5%     13.0%   24 mos.  A&D             Land and Building
Golden Nugget
Holdings              $  1,600,000   $         --   $ 74,000,000    2.2%     14.0%   12 mos.  Commercial      Land and Building
South Mountain, LLC   $  6,345,000   $    655,000   $ 19,665,000   35.6%     14.0%   12 mos.  Land            Land
Art Collections, Inc. $ 11,000,000   $  1,500,000   $ 20,700,000   60.4%     14.0%   12 mos.  A&D             Land
Peace Plaza           $    639,000   $  3,061,000   $  6,425,000   57.6%     14.0%   12 mos.  Commercial      Land and Building
Malibu Development    $    250,000   $         --   $ 18,000,000    1.4%     15.0%   12 mos.  Commercial      Land and Building
Lakeside Village LLC  $  1,577,000   $  1,273,000   $  5,500,000   51.8%     14.0%   12 mos.  A&D             Land and Building
Brugnara Properties
V, LLC                $     11,000   $ 19,989,000   $ 60,000,000   33.3%     14.0%   12 mos.  Commercial      Land and Building
Intercapital of
Texas, Inc.           $  1,327,000   $    269,000   $  2,300,000   63.4%     14.5%   12 mos.  Commercial      Land and Building
                      ------------   ------------   ------------   -----
                      $ 39,377,000   $ 73,702,000   $359,313,000   31.5%
                      ============   ============   ============   -----



As of December 31, 2000, investment in loans secured by real estate are invested in loans with a weighted average interest yield of 13.91% maturing within the next twelve (12) to twenty four (24) months.

Losses may be expected to occur when funding mortgage loans and the amount of losses will vary as the loan portfolio is affected by changing economic conditions and the financial position of borrowers. There is no precise method of predicting potential losses.

The conclusion that our loans may become uncollectible, in whole or in part, is a matter of professional judgment. Although lenders such as traditional banks, and savings and loan institutions are subject to federal and state regulations that require them to perform ongoing analyses of their loan portfolios, loan to value ratios, reserves, etc., and to obtain current information regarding its borrowers and the securing properties, we are not subject to such regulations and have not adopted these practices. Rather, in connection with the quarterly and annual closing of our accounting records and the preparation of our financial statements, our Manager evaluates our investments in mortgage loans and a determination is made as to whether the allowance for loan losses is adequate to cover our potential losses. As of December 31, 2000 Vestin Mortgage determined that no allowances for loan losses was necessary.

Our Manager's professional judgment of the adequacy of allowance for loan losses may include: considerations of economic conditions, borrower's financial condition, evaluation of industry trends, review and evaluation of loans identified as having loss potential, and quarterly review by Manager's loan committee.

CAPITAL AND LIQUIDITY

Liquidity is a measure of a company's ability to meet potential cash requirements, including ongoing commitments to fund lending activities and for general operation purposes. We believe that interest earned from both investment loans and cash held at bank institutions in the next twelve months will be sufficient to meet our capital requirements. We do not anticipate the need for hiring any employees, acquiring fixed assets such as office equipment or furniture, or incurring material office expenses during the next twelve months because Vestin Mortgage will manage our affairs. We may pay Vestin Mortgage an annual management fee of up to 0.25% of our aggregate capital contributions.



During the year ended December 31, 2000, cash flows provided by operating activities approximated $807,000 . Investing activities consisted of investment in loans secured by real estate in the amount of $40.1 million (net of proceeds from sale of mortgage loans), investment in certificate of deposits of $1.2 million, and proceeds from a loan payoff of $760,000. Financing activities consisted of proceeds from the sale of units in the amount of $41 million, and distributions of $660,000 (net of reinvestments).


We will rely upon the cash flow from operations to provide for its capital requirements. Our management believes that cash generated from operations will be sufficient to provide for its capital requirements for at least the next 12 months. We will continue to offer to sell its remaining unsold units up to a maximum of 10,000,000 units. As of December 31, 2000, we have sold approximately 4 million units with proceeds approximating $40 million. Proceeds from future sale of our units will be used to provide capital for investments in loans. There can be no assurance how many units will be sold.

At December 31, 2000, we had $1.6 million in cash and cash equivalents and $41.6 million in total assets. On the same date, total liabilities approximated $256 thousand. Accordingly, it appears we have sufficient working capital to meet our operating needs in the near term.

We maintain working capital reserves of at least 3% of aggregate members' capital accounts in cash and cash equivalents, and certificates of deposits. This reserve is available to pay expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy our unforeseen obligations and for other permitted uses of the working capital. Working capital reserves of up to 3% are included in the funds committed to loan investments in determining what proportion of the offering proceeds and reinvested distributions have been invested in mortgage loans.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risk, primarily from changes in interest rates. We do not deal in any foreign currencies and does not own any options, futures or other derivative instruments. We do not have any debt.

Most of our assets consist of investments in mortgage loans. At December 31, 2000, our aggregate investment in mortgage loans was $39,377,000 with a weighted average effective interest rate of 13.91%. These mortgage loans have a term of 6 months to 2 years. All of the outstanding mortgage loans at December 31, 2000 were fixed rate loans. All of the mortgage loans are held for investment purposes; none are held for sale. Most of the mortgage loans do not have prepayment penalties.

Changes in interest rates would not affect the asset value of our investment in mortgage loans. However, a significant change in interest rates could affect our operating results. If interest rates decline significantly, some of the borrowers could prepay their loans with the proceeds of a refinancing at lower interest rates. This would reduce our earnings and funds available for distribution to you. On the other hand, a significant increase in interest rates could result in a slowdown in real estate development activity which would reduce the demand for commercial mortgage loans. As a result, we might encounter greater difficulty in identifying appropriate borrowers. We are not in a position to quantify the potential impact on our operating results from a material change in interest rates.

At December 31, 2000, we also had $1,570,000 invested in certificates of deposit and other short term deposit accounts. We anticipate that at least 3% of its assets will be held in such accounts as a cash reserve; additional deposits in such accounts will be made as funds are received by us from new investors and repayment of loans pending the deployment of such funds in new mortgage loans. We believe that these financial assets do not give rise to significant interest rate risk due to their short term nature.

                            FIDUCIARY RESPONSIBILITY

Vestin Mortgage (formerly Capsource) is a fiduciary for you and DM LLC. As a fiduciary, Vestin Mortgage must exercise good faith and integrity when handling our affairs. Vestin Mortgage must not take advantage of us, and must make full disclosure of any conflicts of interest or benefit to it in its dealings with us. As set forth in the operating agreement, Vestin Mortgage has fiduciary responsibility for the safekeeping and use of all of our funds and assets and Vestin Mortgage will not use, or permit another to use our funds or assets in any manner except for our exclusive benefit. Vestin Mortgage will not allow our assets to be commingled with its assets or the assets of any other person or company. Vestin Mortgage and its affiliates may engage in activities similar to or identical with our business, but Vestin Mortgage must devote such of its time to our business as it determines, in good faith, to be reasonably necessary. Vestin Mortgage also acts for its own account as a mortgage broker. In connection with this activity, it also brokers, arranges and services mortgage loans for investors that it obtains in the ordinary course of its mortgage brokerage business, including by way of seminars, general solicitations and referrals. When it acts in those capacities, it has a fiduciary duty to each company as set forth in the respective organizational documents, if any, and under applicable law, and Vestin Mortgage is bound to treat each fairly and with equal access to investment opportunities.

Additionally, Vestin Mortgage could change our investment guidelines when a reasonably prudent person would do likewise, subject to its fiduciary duties to our members. However, Vestin Mortgage can only change our investment objectives upon majority approval.

The above described fiduciary duty is both contractual, arising by virtue of the operating agreement, and imposed by Nevada common law.

Based upon the present state of the law, you have the following legal rights and remedies concerning Vestin Mortgage and the conduct of our operations:

    - you may bring individual actions on behalf of yourself or class actions on behalf of yourself and other members to enforce your rights under the operating agreement and Nevada limited liability company law, including for breaches by Vestin Mortgage of its fiduciary duty;

- a majority may remove Vestin Mortgage as our Manager, as described elsewhere in this prospectus;

- you may bring actions on our behalf for claims we might have as derivative actions, if Vestin Mortgage refuses to bring suit; and

    - you may bring actions under federal or state securities laws, either individually or as part of a class of members, if Vestin Mortgage has violated those laws in connection with the offer and sale, or repurchase of units.

This is a rapidly changing and developing area of law. If you have questions concerning the duties of Vestin Mortgage in its role as our Manager, you should consult with your own legal counsel.

Exculpation and Defenses

The operating agreement exculpates Vestin Mortgage from liability to the fullest extent permitted by law. Vestin Mortgage will not be liable to us or to you for errors in judgment or other acts or omissions not amounting to misconduct or negligence, which is the fiduciary standard imposed under the operating agreement. This means that Vestin Mortgage will have no liability to you unless you can show that Vestin Mortgage intentionally caused the damages or losses, or if Vestin Mortgage did not exercise the same degree of care that a reasonably careful person would have used in the same circumstances. If Vestin Mortgage can show that it acted in good faith and in a manner reasonably believed to be in our best interest, and with such care as a reasonably prudent person in a like situation would use, Vestin Mortgage would likely have an effective defense to any legal action. You will have a more limited right of action than you might have absent this limitation in the operating agreement.

Indemnification

DM LLC will indemnify Vestin Mortgage, its affiliates and agents for liabilities they incur on our behalf in dealing with third parties if they believed the relevant conduct was in our best interest, and where there was no fraud and no breach of a fiduciary duty or the operating agreement. The members do not have any personal obligation to indemnify any person or entity. If the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, that indemnification is contrary to public policy and unenforceable.

Notwithstanding the statements regarding indemnification in the preceding paragraph, we will not indemnify Vestin Mortgage or any of its affiliates, agents, or attorneys, nor any person acting as securities broker or dealer for the units from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless:

- there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular party;

        - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular party; or

        - a court of competent jurisdiction approves a settlement of the claims against the particular party and finds that indemnification of the settlement and related costs should be made.

Before seeking a court approval for indemnification, Vestin Mortgage is required to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission and the Nevada Administrator concerning indemnification for securities violations.

We will not purchase any insurance that protects a party from any liability for which we could not indemnify that party.

                         SUMMARY OF OPERATING AGREEMENT,
                   RIGHTS OF MEMBERS AND DESCRIPTION OF UNITS

This is a summary of the operating agreement and does not contain all the information that may be important to you. Furthermore, you will be bound by the operating agreement by purchasing your units. Consequently, you should read carefully both this prospectus and the operating agreement, which you can find as Exhibit A.

Your Status

Our acceptance of your subscription agreement is effective when we countersign it for the number of units we set forth next to our signature. If we accept your subscription and payment for units, you will receive units in DM LLC. We will promptly send you a confirmation of the number of units you have acquired. This will be evidence that you are a member of DM LLC. As a member, you have the rights that are outlined in this prospectus.

Limited Liability of Members

The Nevada statute under which DM LLC has been formed provides that members are not personally liable for the obligations of their limited liability company. The operating agreement also provides that every written agreement entered into by us is not enforceable against our members personally.

Term of DM LLC

DM LLC will cease operating on December 31, 2019. Before then, the members may vote by a majority to extend its life or to dissolve it sooner. Additionally, DM LLC may dissolve earlier if Vestin Mortgage ceases serving as the Manager and the members cannot agree on a new Manager within six months.

Meetings

Either Vestin Mortgage or members owning capital accounts with at least 10% of the amounts in all capital accounts may call meetings of the members. Vestin Mortgage has informed us that it has no present intention of calling any meetings of the members. Any voting by the members is anticipated to be by written consent.

Voting and Other Rights of Members

    We require the vote or consent of a majority to do any of the following:

    - amend the operating agreement, except that Vestin Mortgage may amend it

    --- to remedy any ambiguity or formal defect or omission,

    --- to conform it to applicable laws and regulations, and

    --- to make any change which, in the judgment of Vestin Mortgage, is not to the prejudice of the members;

    - dissolve DM LLC and wind up our business;

- add or remove a Manager;

    - cause us to merge with another company; and

    - approve or disapprove the sale of all or over 50% of our assets.

    You may inspect our books and records at our principal office during our regular business hours. We also maintain a copy of each appraisal for the security property where we have invested in a mortgage loan at our principal office for at least six years after the last date that we held the related mortgage. You may inspect and copy these appraisals during our regular business hours. We may charge you a fee for copying them.

Capital Accounts

Vestin Mortgage will credit the capital account it establishes for you when we receive your initial investment after the escrow ends. We will allocate to your capital account the percentage of our income, gains, losses and distributions that the amount in your capital account bears to all members' capital accounts. Your capital account will increase by the amount of additional capital contributions you make, including distribution reinvestments, and by your share of income and gains realized by us. Your capital account will decrease by your share of losses realized by us and any income or capital we distribute to you. Increases and decreases in your capital account do not depend on the number of units you own.

Except for when we write down our investments, we do not adjust capital accounts to reflect unrealized appreciation or depreciation of our underlying assets. Consequently, the amount in your capital account may not reflect your portion of the fair market value of our underlying assets. This is a continuous offering in which allocations will be made based on the proportionate interest of capital accounts. As a result, depending upon when units are purchased, the units purchased by our members for ten dollars will likely have:

    - different rights to distributions and income from our mortgage loans, and

    - different proportionate interests in the fair market value of our underlying assets.

    If the fair market value of our assets is less than the cost of the assets on our books when you make a capital contribution, then the value of your units' interest in the fair market value of our underlying assets may be less than ten dollars. Conversely, if the fair market value of our assets is greater than the cost of the assets on our books when a new member makes a capital contribution, then your units' interest in the realized gains in the fair market value of our assets will be shared with the new members making the contribution or reinvestment. This will result in a dilution in the value of your units' interest in the fair market value of our underlying assets. These principles apply equally for when a member makes a distribution reinvestment.

Capital Contribution of Vestin Mortgage

Vestin Mortgage must contribute to our capital an amount equal to at least 1.0% of the aggregate capital accounts of all our members. Vestin Mortgage's capital account will be credited up to a maximum of $1,000,000 for expenses of this offering which it pays to non-affiliated third parties.

Unit Repurchases and Deemed Distributions

The number of units you hold will decrease when we return capital to you and will increase when you contribute or are deemed to recontribute capital. If we return capital to you, we will treat it as a redemption of units in an amount proportionate to the amount in your capital account. We will provide statements to you reflecting the number of units that we have redeemed and the number of units that you still own as a result of the redemption.

Additionally, for tax purposes you will be deemed to have received a return of capital and recontributed to DM LLC any proceeds we receive from loan repayments, foreclosures or other capital transactions, or any loan modifications or extensions treated as a disposition for tax purposes. While we believe that this characterization will not affect the tax liability of our members, if the Internal Revenue Service unexpectedly were to disagree, you may have a tax liability with no cash distributions to pay that liability.

Write-Down of Investments

As indicated above, we make quarterly downward adjustments to the fair market value of our assets to reflect then-current market conditions. We refer to these downward adjustments as write-downs. We will make any necessary write- downs within 30 days following the end of each calendar quarter. Our accountants will then confirm that the write-down conforms with generally accepted accounting principles. If a write-down is required, the write-down shall be effective on the last day of the calendar quarter and the capital accounts of all members on that date shall be reduced accordingly.

Members' Return on Investment

Our mortgage loans will generate monthly payments of interest and/or principal to us. We intend to distribute these payments to you as described below. These distributions will be paid monthly in arrears in cash or via reinvestment. We will not accumulate assets other than mortgage notes or similar instruments and we will not accumulate cash on hand, except for working capital reserves of at least 3% of capital contributions. We cannot make distributions to you until we have received the proceeds from the offering, and invested them in mortgage loans. Thereafter, our first distribution to you will be your share of our distribution for the month in which your contribution is actually received by us and invested. We calculate the amount of your distributions on a pro rata basis, based upon the monthly return, if any, on all of our assets, the size of your capital account and, if applicable, when during the month we received your contribution.

We will distribute all net income attributable to interest and fee payments we receive from borrowers. When we distribute net income attributable to these payments, all distributions will be made to the members, including Vestin Mortgage, in proportion to their contributed capital.

Net proceeds will include the proceeds from the repayment of principal or the prepayment of a mortgage loan, or the net proceeds of a foreclosure sale. Vestin Mortgage may consider the alternatives listed below in determining whether and how much of the net proceeds to distribute in cash:

    - reinvesting in new loans,

    - improving or maintaining any properties that we acquire through foreclosure,

    - paying permitted operating expenses, or

    - distributing to the members.

Before making a distribution, we will pay our expenses and other liabilities and confirm that our working capital reserves are adequate.

Distribution Reinvestment Plan

You can elect to participate in the distribution reinvestment plan by so indicating in your completed subscription agreement, or you can later elect to become a participant. We will treat you as a distribution reinvestment plan participant on the date we actually receive your initial investment, if you indicate in your subscription agreement that you want to participate in the plan. You may also make an election or revoke a previous election at any time by sending us written notice. Units purchased under the plan will be credited to your capital account as of the first day of the month following the month in which the reinvested distribution was made. If you notify us prior to 10 days before the end of any given month, you will be removed from the reinvestment plan during that month and any distribution you receive that month will be paid in cash. If you notify us within ten days of the end of the month, you will need to wait a month to receive cash instead of units.

Your continued participation in the plan depends on whether you meet our investor suitability standards. While you are a participant, for each $10.00 in distributions you reinvest, you will acquire one unit. Vestin Mortgage may terminate or reinstate, as applicable, the distribution reinvestment plan at any time. Vestin Mortgage shall not earn any fees when you reinvest net proceeds.

If you choose to reinvest your distributions in units, we will send you a report within 30 days after each time you receive units describing the distributions you received, the number of units you purchased, the purchase price per Unit, and the total number of units accumulated. We will also send you a current prospectus and tax information for income earned on units under the reinvestment plan for the calendar year when you receive annual tax information from us. You must pay applicable income taxes upon all distributions, whether the distribution is paid in cash or reinvested.

No reinvestment participant shall have the right to draw checks or drafts against his distribution reinvestment account.

Units you acquire through the distribution reinvestment plan carry the same rights as the units you acquired through your original investment. However, as previously noted, the value of the new units issued for ten dollars will not necessarily be the same as those previously acquired for ten dollars.

We may amend or end the distribution reinvestment plan for any reason at any time by mailing a notice to you at your last address of record at least 30 days before the effective date of our action. Vestin Mortgage specifically reserves the right to suspend or end the distribution reinvestment plan if:

- Vestin Mortgage determines that the distribution reinvestment plan impairs our capital or operations;

        - Vestin Mortgage determines that an emergency makes continuing the plan unreasonable;

        - any governmental or regulatory agency with jurisdiction over us requires us to do so;

        - in the opinion of our counsel, the distribution reinvestment plan is no longer permitted by federal or state law;

        - if transactions involving units within the previous twelve (12) months would result in our being considered terminated under Section 708 of the Internal Revenue Code; or

    - Vestin Mortgage determines that allowing any further reinvestments would create a material risk that we would be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code.

Reinvestment of Proceeds of Capital Transactions

We will either invest our net proceeds from any capital transaction in new mortgage loans, hold the net proceeds as cash or distribute them to the members. Capital transactions include payments of principal, foreclosures and prepayments of mortgages, to the extent classified as a return of capital under the Internal Revenue Code, and any other disposition of a mortgage or property. Net proceeds of capital transactions will also include the principal of a loan deemed to be repaid for tax purposes as a result of a loan modification or loan extension. Our operating agreement provides that if we reinvest the proceeds, you will be deemed to have received a distribution of capital and recontributed the same amount to DM LLC for tax purposes. Units purchased by virtue of a deemed recontribution of distributed capital will be credited to your capital account as of the day when the distribution was deemed to be made. Units you acquire through the deemed recontribution of capital carry the same rights as the units you acquired through your original investment. However, as previously noted, the value of the new units issued for ten dollars will not necessarily be the same as those previously acquired for ten dollars.

Assignment and Transfer of Units

Your rights to sell or transfer units are limited. There is no public market in which you may sell your units. We do not expect a public market to emerge anytime in the future. You may not sell parts of units unless required by law and you may not transfer any units if, as a result, you would own fewer than 200 units. You may transfer your units using a form approved by Vestin Mortgage and must obey all relevant laws when you are permitted to transfer units. Any person who buys units from you must meet the investor suitability requirements in his home state. Vestin Mortgage must approve any new members and all transfers of membership must comply with the operating agreement. Vestin Mortgage's consent to transfers will be withheld to the extent needed to prohibit transfers that would cause us to be classified as a publicly traded partnership under the Internal Revenue Code.

Repurchase of Units, Withdrawal from DM LLC

You may withdraw, or partially withdraw, from DM LLC and obtain the return of all or part of your capital account within 61 to 91 days after you deliver written notice of withdrawal to Vestin Mortgage, subject to the following additional conditions:

- You should not expect to be able to withdraw from DM LLC until one year after you purchased units.

    - We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

    - You will be limited to a maximum of $100,000 in withdrawals per calendar year, subject to the Manager's limited discretion to permit larger withdrawals.

- We are not required to sell any portion of our assets to fund a withdrawal.

    - Vestin Mortgage will not reinvest net proceeds for a period of up to 90 days after receiving a withdrawal notice from you if we do not have sufficient funds available to distribute to you all of your capital account in cash.

    - The amount to be distributed to you depends solely on your capital account on the date of the distribution, even if this is not the same as your proportionate share of the then fair market value of our assets.

    - We will not permit more than 10% of the outstanding capital accounts of members to be withdrawn during any calendar year, except upon the dissolution of DM LLC.

    o If your capital account is reduced below $2,000 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your units, and you will then cease to be a member.

    - All payments to meet requests for withdrawal are on a "first-come, first-served" basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request we received first, until his withdrawal request is paid in full.

Options and Warrants

The operating agreement does not provide for the purchase of options or warrants to any party. In the event that Vestin Mortgage, as Manager, elects to issue options or warrants, they will be offered on the same terms to all persons, including members other than Vestin [Group], its subsidiaries and affiliates,
Additionally:

    - The options or warrants will have an exercise price that is not less than the fair market value of the units on the date the options or warrants are issued;

    - The options or warrants will not be issued for consideration less than the fair market value of the option or warrant on the date of issue; and

    - Units underlying the options or warrants, in aggregate, shall not exceed 10% of the then issued and outstanding units.

Special Power of Attorney

Under the terms of the operating agreement and the subscription agreement, you appoint Vestin Mortgage your attorney-in-fact for certain documents, including the signing of the operating agreement. You cannot revoke this special power of attorney, which will survive your death and stays with your units even if they are assigned.

                         FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the anticipated federal income tax aspects of an investment in units. Because this is a summary, it does not contain all the information that may be important to you. This summary is based on the Internal Revenue Code as in existence on the date of this prospectus, existing laws, judicial decisions and administrative regulations, rulings and practice, any of which are subject to change, and these changes could be retroactive.

We and our members may be subject to state and local taxes in states and localities in which the IRS or state authorities deem us to be doing business, and except where we reference specific states, this discussion does not cover state or local tax consequences you may incur in connection with your investment.

Some of the deductions we intend to claim or positions we intend to take for tax purposes may be challenged by the IRS. The IRS has increased its audit efforts with respect to limited partnerships and limited liability companies, and an audit of our information return may result in, among other things, an increase in our gross income, the disallowance of certain deductions or credits we have claimed or in an audit of your income tax returns.

Any audit adjustments made by the IRS could adversely affect you even if none of these adjustments are ultimately sustained, since you and the other members will, directly or indirectly, bear the expense of contesting the adjustments.

We advise you to consult your own tax advisors, with specific reference to your own tax situation and potential changes in applicable laws and regulations.

Vestin Mortgage will prepare our information returns, which will not be reviewed by our independent accountants or tax counsel. Vestin Mortgage will handle all of our other tax matters, often with the advice of independent accountants and/or tax counsel.

Tax counsel has delivered an opinion letter to us which is attached as an exhibit to the registration statement of which this prospectus forms a part. This letter contains the following opinions with respect to tax matters affecting us:

- we will be classified as a partnership rather than as an association taxable as a corporation for federal income tax purposes;

        - we will not be classified as a publicly traded partnership for federal income tax purposes; and

        - the discussion set forth below is an accurate summary of the material federal income tax aspects of your investment in units.

        The following discusses the material tax issues associated with an investment in units. All of the conclusions as to the tax treatment of a particular tax item set forth in the following discussion reflect the opinion of tax counsel unless otherwise expressly indicated.

The discussion considers existing laws, applicable current and proposed Treasury Regulations, current published administrative positions of the IRS contained in revenue rulings, revenue procedures and other IRS pronouncements, and published judicial decisions. We do not know whether a court would sustain any position we take for tax purposes, if contested, or whether there might be legislative or administrative changes or court decisions that would modify this discussion. Any of these changes may or may not be retroactive with respect to transactions prior to the date of the changes. Moreover, it is possible that the changes, even if not applied retroactively, could reduce the tax benefits anticipated to be associated with an investment in units.

We urge you to consult and rely upon your own tax advisor with respect to the federal and state consequences arising from an investment in units. The cost of the consultation could, depending on the amount charged to you, decrease any return anticipated on the investment. Nothing in this prospectus is or should be construed as legal or tax advice to any specific investor as individual circumstances may vary. This federal income tax consequences section of this prospectus only provides the current state of

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

tax laws. You should be aware that the IRS may not agree with all tax positions taken by us and that legislative, administrative or court decisions may reduce or eliminate your anticipated tax benefits.

Classification as a Partnership

Under Treasury Regulations issued in December 1996, a domestic limited liability company with more than one member will be classified as a partnership for federal income tax purposes unless it makes an election to be classified as an association taxable as a corporation. We are a domestic limited liability company, and we have more than one member. Vestin Mortgage will not cause us to make an election to be classified as an association taxable as a corporation. Based on the foregoing, it is the opinion of tax counsel that we will be classified as a partnership for federal income tax purposes.

Assuming that we will be classified as a partnership for federal income tax purposes, in the discussion that follows, as the context requires:

    - the use of the term partnership will be construed to refer also to a limited liability company classified as a partnership for federal income tax purposes;

    - the use of the term partner will be construed to refer also to a member of a limited liability company; and

    - the use of the terms partnership interest or interest in the partnership or similar terms will be construed to refer also to the interest of a member in a limited liability company.

We Will Not Be Classified As A Publicly Traded Partnership

Section 7704 of the Internal Revenue Code treats publicly traded partnerships as corporations for federal income tax purposes. Section 7704(b) of the Internal Revenue Code defines the term publicly traded partnership as any partnership, including a limited liability company otherwise classified as a partnership for federal income tax purposes, where the equity interests are:

    - readily traded on an established securities market; or

    - readily tradable on a secondary market or the substantial equivalent of a secondary market. In the discussion that follows, the references to a secondary marked also include the substantial equivalents to a secondary market.

    In 1995, the IRS issued final Treasury Regulations under Section 7704 of the Internal Revenue Code. These regulations provide that an established securities market includes:

- a national securities exchange registered under the Securities Exchange Act of 1934;

        - a national securities exchange exempt from registration because of the limited volume of transactions;

        - a foreign securities exchange;

        - a regional or local exchange; and

        - an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise.

        In determining when partnership interests will be treated as readily tradable on a secondary market, there are a number of safe harbors that allow certain transactions to be disregarded including a safe harbor that is available if the sum of the percentage interests in partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent (2%) of the total interests in partnership capital or profits.

The IRS will disregard certain transfers for purposes of determining whether this safe harbor is met:

    - transfers at death,

    - transfers in which the basis is determined under Section 732 of the Internal Revenue Code,

    - interests issued by the partnership for cash, property or services, and

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

- interests in the partnership which are redeemed pursuant to the safe harbor discussed in the next paragraph.

The IRS also will disregard transfers of an interest in a partnership pursuant to a redemption or repurchase agreement where the partnership maintains a plan of redemption or repurchase in which the partners may tender their partnership interests for purchase by the partnership, another partner or persons related to another partner. These transfers will be disregarded in determining that our units are readily tradable on a secondary market if:

    - the redemption agreement requires that the redemption cannot occur until at least 60 calendar days after the partner notifies the partnership in writing of the partner's intention to exercise the redemption rights;

    - the redemption agreement requires that the redemption price cannot be established until at least 60 days after receipt of the notification by the partnership or the price is established not more than 4 times during the partnership's taxable year; and

    - the sum of the percentage interests in partnership capital and profits represented by partnership interests that are transferred, other than in transfers otherwise disregarded, as described above, during the taxable year of the partnership, does not exceed 10% of the total interests in partnership capital or profits.

    Our operating agreement provides that, subject to the limitations described elsewhere in this prospectus, you may withdraw or partially withdraw as a member and obtain the return of your outstanding capital account. These provisions constitute a redemption or repurchase agreement within the meaning of these regulations.

The limitations on your right to withdraw your capital account set forth in our operating agreement include:

- a requirement that the withdrawal will not be made until at least 61 days after written notice of withdrawal is delivered to Vestin Mortgage;

        - the amount distributed to you will be a sum equal to your capital account as of the date of the distribution; and

        - in no event will Vestin Mortgage permit the withdrawal during any calendar year of more than 10% of the outstanding units.

        In the opinion of tax counsel, the foregoing limitations satisfy the requirements applicable to the safe harbor for transfers made pursuant to a redemption or repurchase agreement.

Our operating agreement provides that you may not transfer your units if Vestin Mortgage determines that the transfer would result in our being classified as a publicly traded partnership within the meaning of Section 7704(b) of the Internal Revenue Code. To prevent this classification, our operating agreement provides that:

    - Vestin Mortgage will not permit trading of units on an established securities market within the meaning of Section 7704(b) of the Internal Revenue Code;

    - Vestin Mortgage will prohibit any transfer of units which would cause the sum of percentage interests in our capital or profits represented by partnership interests that are transferred during any taxable year to exceed the limitation under the safe harbor which applies if the sum of the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year does not exceed two percent of the total interests in partnership capital or profits; and

    - Vestin Mortgage will not permit any withdrawal of units except in compliance with the provisions of our operating agreement.

    Based upon the provisions of our operating agreement and the representations of Vestin Mortgage, tax counsel's opinion is that:

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
- units will not be traded on an established securities market within the meaning of Section 7704 of the Internal Revenue Code;

    - our operation with regard to the withdrawal by members will qualify for the safe harbor that applies to interests which are transferred pursuant to a redemption or repurchase agreement;

    - our operation with regard to the transfer of units by members will qualify for the above-referenced safe harbor that applies based upon the percentage interests in the partnership capital or profits that are sold or otherwise disposed of during the taxable year;

    - units will not be considered as readily tradable on a secondary market;
    and

    - we will not be classified as a publicly traded partnership for purposes of
    Section 7704 of the Internal Revenue Code.

    A partnership which is classified as a publicly traded partnership under
    Section 7704 of the Internal Revenue Code will not be treated as a corporation for federal income tax purposes if 90% or more of its gross income is qualifying income. Qualifying income under Section 7704(c) includes for these purposes, among other passive-type items, interest, dividends, real property rents, and gains from the sale of real property, but excludes interest derived in the conduct of a financial business.

If a publicly traded partnership is not taxed as a corporation because it meets the qualifying income test, the passive loss rules discussed below are applied separately to the partnership, and a tax-exempt partner's share of the partnership's gross income is treated as income from an unrelated trade or business under the unrelated trade or business taxable income rules discussed below.

It is not clear whether we would satisfy the qualifying income test of Section 7704(c) of the Internal Revenue Code, and tax counsel is unable to give an opinion on this issue. This would be relevant only if it were determined that we should be classified as a publicly traded partnership. Vestin Mortgage expects that more than 90% of our income will be qualifying income. However, it is not clear whether we will be engaged in the conduct of a financial business, and tax counsel is unable to give an opinion on this issue. If we were classified as a publicly traded partnership and considered to be engaged in a financial business, we would be treated as a corporation for federal income tax purposes.

General Principles of Partnership Taxation

A partnership is not subject to any federal income taxes. We will file information returns reporting our operations on the accrual basis for each calendar year.

Determination of Basis in Units

You will not be taxed on distributions you receive from us unless the distributions exceed your adjusted basis in your units. Your adjusted basis in your units is the amount you originally paid for the units increased by:

- your proportionate share of partnership indebtedness with respect to which no member is personally liable;

    - your proportionate share of our taxable income, and

    - any additional capital contributions made by you, and decreased by:

    - your proportionate share of our losses,

    - the amount of cash, and fair value of noncash, distributions to you, and

    - any decreases in your share of any of partnership nonrecourse liabilities.

    Any increase in nonrecourse liabilities is treated as a cash contribution and a decrease in nonrecourse liabilities is treated as a cash distribution, even though you do not actually contribute or receive cash. Distributions in excess of your basis generally will be treated as gain from the sale or exchange of your units.

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

Allocations of Profits and Losses

We will allocate to the members profits and losses and cash distributions in the manner described in our operating agreement. Any allocation of profits and losses will be recognized as long as it has substantial economic effect under the Treasury Regulations promulgated under Section 704(b) of the Internal Revenue Code by satisfying one of these tests:

    - it has substantial economic effect;

    - it is in accordance with the partners' interest in the partnership, determined by taking into account all facts and circumstances; or

    - it is deemed to be in accordance with the partners' interest in the partnership.

    We have decided to establish the validity of the allocations of profits and losses under our operating agreement by demonstrating that these allocations will be in accordance with the partners' interest in the partnership. The allocations of profits, losses and cash distributions contained in our operating agreement will be substantially proportionate to the capital accounts of the members. For this reason, in the opinion of tax counsel, the IRS should treat the allocations as being substantially in accordance with the partners' interests in the partnership within the meaning of this alternative method for establishing the validity of allocations.

Limitations on the Deduction of Losses

We do not expect that we will incur net losses in any taxable year. However, if we were to incur losses in any year, your ability to deduct your distributive share of the losses would be subject to the potential application of the limitations discussed below.

The Basis Limitation

Section 704(d) of the Internal Revenue Code provides that a partner's share of partnership losses is deductible only to the extent of his adjusted basis in his partnership interest at the end of the year in which the losses occur. Losses disallowed under Section 704(d) of the Internal Revenue Code may be carried forward indefinitely until adequate basis is available to permit their deduction. Due to this limitation, you will be precluded from deducting losses in excess of your adjusted basis in your units.

The At Risk Limitation

Section 465 of the Internal Revenue Code provides that a partner's share of partnership losses is deductible only to the extent the partner is at risk. The primary effect of this provision is to limit the availability of tax losses of a partnership as offsets against other taxable income of a partner to the partner's adjusted basis in his partnership interest, excluding any portion of adjusted basis attributable to partnership nonrecourse indebtedness. In addition, the at risk amount does not include contributions by a partner to the extent the partner used the proceeds of a nonrecourse borrowing to make the contributions.

The Passive Loss Rules

Section 469 of the Internal Revenue Code limits the deductibility of losses from passive activities for individuals, estates, trusts and certain closely- held corporations. A passive activity includes an activity which involves the conduct of a trade or business in which the taxpayer does not materially participate. Losses from passive activities are only allowed to offset income from passive activities and will not be allowed to offset portfolio income, trade or business income or other nonpassive income, including wages or salaries. Suspended losses and credits attributable to passive activities are carried forward and treated as deductions and credits from passive activities in the next year. Suspended losses from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the passive activity in a taxable transaction.

The Treasury Regulations under Section 469 of the Internal Revenue Code provide that in certain situations, net income, but not net loss from a passive activity is treated as nonpassive. One of the items covered by these regulations is net income from an equity-financed lending activity. An equity- financed lending activity is defined as an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.

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

Vestin Mortgage expects that at no time will the average outstanding balance of our liabilities exceed 80% of the average outstanding balance of our mortgage loans. If we are deemed to be engaged in the trade or business of lending money, our income will generally be recharacterized as nonpassive income, even though our net losses or your loss on the sale of a unit will be treated as passive activity losses.

If we are not considered engaged in a trade or business of lending money, then income and loss will be considered portfolio income and loss, and you will not be permitted to offset passive losses from other activities against your share of our income.

Section 67(a) of the Internal Revenue Code provides that most miscellaneous itemized deductions are deductible by an individual taxpayer only to the extent that they exceed 2% of the taxpayer's adjusted gross income and are subject to additional limitations for certain high-income taxpayers. Deductions from a trade or business are not subject to these limitations. Your allocable share of our expenses will be considered miscellaneous itemized deductions subject to this 2% limitation only if we are not considered to be in the trade or business of lending money.

Computation of Gain or Loss on Sale or Redemption of Units

If you sell your units, including a sale of your units to us in a redemption transaction, you will recognize gain or loss on the sale measured by the difference between the amount realized and your adjusted basis in the units.

Character of Gain or Loss

Gain on the sale of units which have been held over 12 months should be taxable as long-term capital gain, except for that portion of the gain allocable to substantially appreciated inventory items and unrealized receivables, as those terms are defined in Section 751 of the Internal Revenue Code, which would be treated as ordinary income. We may have unrealized receivables arising from the ordinary income component of market discount bonds. In addition, if we hold property as a result of foreclosure, which is unsold at the time you sell your units, or hold an investment in a mortgage loan that is classified as an equity interest, the amount of ordinary income that would result if we were to sell the property is expected to be an unrealized receivable.

For noncorporate taxpayers, long-term capital gain for assets held longer than 12 months is subject to a maximum rate of 20%, or 10% for individuals in the 15% tax bracket. The amount of ordinary income against which a noncorporate taxpayer may deduct a capital loss is the lower of $3,000 or $1,500 in the case of a married taxpayer filing a separate return, or the excess of these losses of the taxpayer over the taxpayer's capital gain.

Tax Rates on a Partner's Share of Ordinary Income from the Partnership

Your tax liability with respect to an investment in units will depend upon your individual tax bracket. Currently, there are five tax brackets for individuals. For calendar year 2000,

- the first bracket is at 15% on taxable income not over $43,850 in the case of married taxpayers filing joint returns,

    - the second at 28% on taxable income from $43,850-$105,950,

    - the third at 31% on taxable income from $105,950-$161,450,

    - the fourth at 36% on taxable income from $161,450-$288,350, and

    - the fifth at 39.6% on taxable income over $288,350.

Distributions and Deemed Distributions

Distributions to you from us may take the form of either actual cash distributions or so-called "deemed distributions." A deemed distribution is treated as a cash distribution and can result from your decision to participate in our distribution reinvestment plan. If you elect to participate in our distribution reinvestment plan, under the terms of our operating agreement, you will be deemed to have received a distribution of your share of net income and to have recontributed the same amount to DM LLC.

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

Our operating agreement also provides that a deemed distribution and an equivalent recontribution will result if we reinvest our net proceeds from any capital transactions in new mortgage loans. Capital transactions are defined in the operating agreement to include payments of principal, foreclosures and prepayments of mortgages, or any other disposition of a mortgage or property. For this purpose, a disposition of a mortgage is deemed to occur if "significant modifications" to the mortgage are made within the meaning of Section 1001 of the Internal Revenue Code and the regulations thereunder.

Distributions to you, including deemed distributions, will not generate taxable income to you unless and to the extent the amount of any such distribution exceeds your basis in your units. We do no anticipate that you will recognize any taxable income as a result of any deemed distributions resulting from your election to participate in our distribution reinvestment plan or from our decision to reinvest net proceeds from any capital transactions (including significant modifications of any existing mortgage).

Depreciation

From time to time we may acquire equity or leasehold interests in real property by foreclosure. The cost of the improvements on any of these owned real property may be recovered through depreciation deductions over a period of 39 years.

Investment Interest

Section 163(d) of the Internal Revenue Code, applicable to noncorporate taxpayers and S corporation shareholders, limits the deductibility of interest incurred on loans used to acquire or carry property held for investment. Property held for investment includes all investments held for the production of taxable income or gain, but does not include trade or business property or interest incurred to construct trade or business property. Investment interest is deductible by noncorporate taxpayers and S corporation shareholders only to the extent it does not exceed net investment income for the taxable year.

Net investment income is the excess of investment income over the sum of investment expenses. Interest expense we incur and interest expense you incur to acquire your units will not be treated as investment interest to the extent attributable to a passive activity conducted by us. However, that portion of interest expense allocable to portfolio investments is subject to the investment interest limitations.

Interest attributable to debt you incur in order to purchase or carry units may constitute investment interest subject to these deductibility limitations. You should consider the effect of investment interest limitations on using debt financing for your purchase of units.

Tax Treatment of Tax-Exempt Entities

Sections 511 through 514 of the Internal Revenue Code impose a tax on the unrelated business taxable income of organizations otherwise exempt from tax under Section 501(a) of the Internal Revenue Code. The entities subject to the unrelated business income tax include:

    - qualified plans, and

    - IRAs.

    Other charitable and tax-exempt organizations are also generally subject to the unrelated business income tax. Interest income is not subject to this tax unless it constitutes debt-financed income.

Unrelated business taxable income includes gross income, which may be subject to deductions and modifications, derived from any trade or business regularly carried on by a partnership. Among the items excluded from unrelated business taxable income are:

    - interest and dividend income;

    - rents from real property, other than debt-financed property or property from which participating rentals are derived; and

    - gains on the sale, exchange or other disposition of assets held for investment.

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



The receipt of unrelated business taxable income by an entity subject to the unrelated business income tax has no effect on the entity's tax-exempt status or on the exemption from tax of its other income; however, the continual receipt of unrelated business taxable income may cause some of these entities to lose their exemptions. For certain types of entities subject to this tax, the receipt of any unrelated business income taxable may cause all income of the tax-exempt entity to be subject to tax. For example, for charitable remainder trusts, the receipt of any taxable income from an unrelated trade or business during a taxable year will result in the taxation of all of the trust's income from all sources for that year. If you are a tax-exempt entity, we urge you to consult your own tax advisors concerning the possible adverse tax consequences resulting from an investment in units.

Vestin Mortgage intends to invest our assets so as to assure that tax-exempt members will not derive unrelated business taxable income or unrelated debt-financed income with respect to their units. Unrelated debt-financed income might be derived in the event that Vestin Mortgage deems it advisable to incur indebtedness under a line of credit in connection with foreclosures on property where mortgagors have defaulted on their loans.

If we acquire property subject to acquisition indebtedness, the income attributable to the portion of the property which is debt financed may be treated as unrelated business taxable income to the entity holding units.

Sales of foreclosure property might also produce unrelated business taxable income if we are characterized as a dealer with respect to that property. Mortgage loans which we invest in or purchase which permit us to participate in the appreciation value of the properties may be recharacterized by the IRS as an equity interest and the recharacterization could result in unrelated debt-financed income. The IRS might not agree that our other income is not subject to tax under the unrelated business income and unrelated debt-financed income tax provisions.

If an IRA or a qualified plan is a member and its partnership income constitutes unrelated business taxable income, this income is subject to tax only to the extent that its unrelated business taxable income from all sources exceeds $1,000 for the taxable year.

In considering an investment in units of a portion of the assets of a qualified plan or IRA, a fiduciary should consider:

- whether the investment is in accordance with the documents and instruments governing the plan or IRA;

        - whether the investment satisfies the diversification requirements of
        Section 404(a)(1)(c) of ERISA;

        - whether the investment is prudent considering, among other matters, that there probably will not be a market created in which the investment can be sold or otherwise disposed of; and

        - whether the investment would cause the IRS to impose an excise tax under Section 4975 of the Internal Revenue Code.

        We do not expect an investment in units by an IRA to be subject to the above diversification and prudence requirements of ERISA unless the IRA also is treated under Section 3(2) of ERISA as part of an employee pension benefit plan which is established or maintained by an employer, employee organization, or both.

Partnership Tax Returns, Tax Information and Audits

Vestin Mortgage will prepare our information income tax returns. In connection with the preparation of our income tax returns, Vestin Mortgage will prepare and distribute to the Members not later than seventy-five (75) days after the close of each fiscal year all information necessary in the preparation of the Members' federal income tax returns, including our Schedule K (Form 1065), Partner's Share of Income, Credits, Deductions, and each Member's respective Schedule K-1. Such information will not be supplied to assignees who are not substitute Members.

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

You are required to report your distributive share of the items set forth on your Schedule K-1 on your individual tax return consistent with our treatment of the items on our returns. You may report an item inconsistently if you file a statement with the IRS identifying the inconsistency. Otherwise, the IRS may summarily assess additional tax necessary to make your treatment of the item consistent with our treatment of the item without a notice of deficiency or an opportunity to protest the additional tax in the Tax Court being afforded to you. Penalties for intentional disregard of the consistency requirements may also be assessed.

Our tax returns may be audited by the IRS. Tax audits and adjustments are made at our level in once unified proceeding, the results of which are binding on all members. You may, however, protest the additional tax paying the full amount thereof and suing for a refund in either the U.S. Claims Court or a U.S. District Court.

Vestin Mortgage is Tax Matters Partner

A limited liability company which is classified as partnership for tax purposes must designate a tax matters partner to represent it in dealing with the IRS. Vestin Mortgage will serve as the tax matters partner to act on our behalf and on behalf of the members with respect to partnership items, to deal with the IRS and to initiate any appropriate administrative or judicial actions to contest any proposed adjustments at the partnership level.

If you own less than a 1% of the units, you will not receive notice from the IRS of these administrative proceedings unless you form a group with other members, having an aggregate interest of 5% or more, and request the notice. However, all members have the right to participate in the administrative proceedings will be our responsibility and may adversely affect the profitability, if any, of our operations.

Adjustments, if any, resulting from any audit may require you to file an amended tax return, and may result in an audit of your own tax return. Any audit of your tax return could result in adjustments of items unrelated to our operations as well as income and losses from our operations.

Original Issue Discount Rules

The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any.

Market Discount

We may purchase mortgage investments for an amount substantially less than the remaining principal balance of the mortgage investments. Each monthly payment which we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan.

We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us. The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.

No Section 754 Election -- Impact on Subsequent Purchasers

Section 754 of the Internal Revenue Code permits a partnership to elect to adjust the basis of its property in the case of a transfer of an interest in the partnership. The effect of this election would be that, with respect to the transferee only, the basis of our property would either be increased or decreased by the difference between the transferee's basis for his units and his proportionate share of our basis for all proportionate share of our basis for all property we own.

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
Vestin Mortgage has decided that due to the accounting difficulties which would be involved, it will not cause us to make an election pursuant to Section 754 of the Internal Revenue Code. Accordingly, our basis in our assets will not be adjusted to reflect the transferee's purchase price of his units.

This treatment might not be attractive to prospective purchasers of units, and you might have difficulty for that reason in selling your units or you might be forced to sell at a discounted price.

Treatment of Compensation of Vestin Mortgage


We will pay Vestin Mortgage and its affiliates certain fees and expenses for services relating to the conduct of our business, including administrative fees of up to 3% of proceeds from the resale of foreclosed property and an annual management fee of up to 0.25%.


In computing our taxable income for each year, we intend:


    - to reduce our gain from the resale of any foreclosed property sold during such year by the amount of all administrative fees paid to Vestin Mortgage and its affiliates,


- to allocate income and losses to Vestin Mortgage consistent with its capital account.

Our ability to obtain the foregoing tax treatment relative to these fees depends in large measure on the value of the services rendered in exchange therefore, which is a question of fact that may depend on events to occur in the future. Due to this uncertainty, tax counsel was unable to give an opinion as to the proper tax treatment of these fees, and the IRS may attempt to recharacterize one or more aspects of our treatment of these items by, for example, disallowing the deduction of fees paid. If successful, such recharacterization could cause the tax benefits generated by these payments and/or allocations of profits and losses to Vestin Mortgage to be deferred or lost.

Vestin Mortgage will also be entitled to fees payable by borrowers in connection with our investing in or purchasing a mortgage loan. These fees include loan brokerage fees for loan selection and origination, loan evaluation and processing fees and loan extension fees. The exact amount of the foregoing fees will be negotiated with prospective borrowers on a case-by-case basis. In addition, Vestin Mortgage will act as a servicing agent with respect to our investments, for which it will be paid by the relevant borrower an annual fee of up to one-quarter of one percent (0.25%) of the unpaid balance of the respective mortgage loan serviced.

Since any of the commissions or fees described in the preceding paragraph will be payable by the borrowers, their payment should not have any effect on the calculation of our taxable income. The IRS could take the position that these commissions or fees, or any of them, are constructively paid by us, in which case our interest income would be increased by the amount of the commissions, and we could deduct the commissions only to the extent the commissions or fees are reasonable compensation for the services rendered and otherwise considered deductible expenditures. This could result in an increase in the Company's taxable income for any year in which such a recharacterization occurs and an allocation of this increase in taxable income among the members.

Since this is ultimately an issue of fact which may depend on future events, tax counsel was unable to give an opinion regarding the issue.

    We will receive fees from borrowers when Vestin Mortgage

    - permits the reconveyance of property upon full payment of a loan,

    - permits the assumption of a loan,

    - acts as escrow agent for our mortgage investments, or

    - receives a delinquent payment under a mortgage loan or, in some cases, a prepayment of a mortgage loan.

    We expect that our fees will be comparable to those generally prevailing in the geographic area where the mortgaged property is located. These fees will be included as income when we calculate our taxable income.

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Possible Legislative Tax Changes

In recent years there have been a number of proposals made in Congress by legislators, government agencies and by the executive branch of the federal government for changes in the federal income tax laws. In addition, the IRS has proposed changes in regulations and procedures, and numerous private interest groups have lobbied for regulatory and legislative changes in federal income taxation. It is impossible to predict the likelihood of adoption of any proposal, the likely effect of any proposals upon the income tax treatment presently associated with investment in mortgage loans or units, or the effective date, which could be retroactive, of any legislation which may derive from any past or future proposal.

We strongly urge you to consider ongoing developments in this uncertain area and to consult your own tax advisors in assessing the risks of investment in units.

State and Local Taxes

We currently contemplate investing in or purchasing loans in Nevada, California and Arizona. Nevada does not have an income tax law, and, we believe that no taxes will be imposed by the State of Nevada or any of its localities on our assets or income or on any member's share of any income derived from our activities in Nevada.

California and Arizona may impose a tax on our assets or income, or on each member based on his share of any income derived from our activities in those states. In addition, we may decide to invest in or purchase loans secured by properties in other states and localities which also may impose these taxes.

If you are entity that is exempt from federal income taxation, it is likely that you are also exempt from state and local taxation.

The state in which you reside may impose taxes on your share of any income derived from your interest in us. You should consult with your own tax advisors concerning the applicability and impact of any state and local tax laws in your state of residence.

ERISA Considerations

ERISA requires that the assets of qualified plans be held in trust and that the trustee, or a duly authorized investment Manager, within the meaning of Section 3(38) of ERISA shall have exclusive authority and sole discretion to manage and control the assets of the plan. ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to its provisions and prohibits certain transactions between ERISA and an employee benefit plan and the parties in interest with respect to qualified plans, including fiduciaries.

Under the Internal Revenue Code, similar prohibitions apply to all qualified plans and IRAs. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a qualified plan or IRA is considered to be a fiduciary of the plan or IRA, subject to certain exceptions not here relevant.

ERISA and the Internal Revenue Code also prohibit parties in interest, including fiduciaries of an IRA or qualified plan, from engaging in various acts of self-dealing. To prevent a possible violation of these self-dealing rules, Vestin Mortgage may not permit the purchase of units with assets of any IRA or qualified plan if Vestin Mortgage:

- has investment discretion with respect to the assets of the plan or IRA, or

    - regularly gives individualized investment advice which serves as the primary basis for the investment decisions made with respect to the assets of the plan or IRA.

Annual Valuation

Fiduciaries of any qualified plan subject to ERISA are required to determine annually the fair market value of the assets of the plan as of the close of the plan's fiscal year. Although Vestin Mortgage will provide annually upon the written request of a member an estimate of the value of the units based upon, among other

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things, outstanding mortgage investments, fair market valuation based on trading will not be possible because there will be no market for the units.

Plan Assets Generally

    If our assets are deemed to be plan assets under ERISA:

    - our investment will be subject to the prudence standards and other provisions of ERISA applicable to investments by qualified plans and their fiduciaries would extend to investments made by us,

    - certain transactions that we might seek to enter into might constitute prohibited transactions under ERISA and the Internal Revenue code because Vestin Mortgage would be deemed to be a fiduciary of the plans, and

    - our audited financial information would have to be reported annually to the Department of Labor.

    In 1986, the Department of Labor promulgated final regulations defining the term plan assets. Under these regulations, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless one or more of the following exemptions applies:

    - equity participation by benefit plan investors is not significant,

    - the entity is a real estate operating company, or

    - the equity interest is a publicly-offered security.

    Exemption for Insignificant Participation by Qualified Plans. This exemption is available if less than 25% of each class of equity interests in the corporation or partnership is held in the aggregate by qualified plans or IRAs.

For purposes of this 25% rule, the interests of any person who had discretionary authority or control with respect to the assets of the entity, or who provides investment advice for a fee with respect to the assets of the entity, or any affiliate of a person who has that authority or control, shall be disregarded.

Thus, while Vestin Mortgage and its affiliates are not prohibited from purchasing units, any purchases of units by any of them will be disregarded in determining whether this exemption is satisfied. We cannot assure you that we will always qualify for this exemption.

Exemption For a Real Estate Operating Company. For purposes of this exemption, an entity is a real estate operating company if at least 50% of its assets valued at cost, other than short-term investments pending long-term commitment, are invested in real estate which is managed or developed and with respect to which the entity has the right substantially to participate directly in the management or development of real estate.

The preamble to these regulations states the Department of Labor's view that an entity would not be engaged in the management or development of real estate if it merely services mortgages on real estate. Thus, it is unlikely that we would qualify for an exemption from plan assets treatment as a real estate operating company.

Exemption for Publicly Offered Securities. For purposes of this exemption, a publicly offered security is a security that is:

    - freely transferable,

    - part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

    - either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act of 1934, or sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the security is a part is registered under the Securities Exchange Act of 1934 within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

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For purposes of this definition, whether a security is freely transferable is a factual question to be determined on the basis of all relevant facts. If a security is part of an offering in which the minimum is $10,000 or less, however, certain customary restrictions on the transferability of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to prevent a termination or of the entity for federal or state tax purposes and to meet certain enumerated administrative needs not, alone or in combination, affect a finding that such securities are freely transferable.

The units will be sold as part of an offering of securities to the public pursuant to registration under the Securities Act, and Vestin Mortgage has represented that it will cause us to register the units under the Exchange Act within 120 days, or such later time as may be allowed by the Securities and Exchange Commission, after the end of our fiscal year during which the offering of units to the public occurred. The units will not be subject to any restrictions on transfer other than those enumerated in the operating agreement, these regulations and referenced in the preceding paragraph. Based on the foregoing, the units should be publicly offered securities within the meaning of these regulations. As a result, our underlying assets should be not considered to be plan assets under these regulations.

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                      HOW WE PROTECT OUR RIGHTS AS A LENDER

The following discussion is a summary of legal aspects of mortgage loans. Because this is a summary, it does not contain all the information that may be important to you. Many of the legal aspects of mortgage loans are governed by applicable state laws, which may vary substantially. The following material does not reflect the laws of any particular state, unless specifically indicated.

Overview of Mortgages

We invest in mortgage loans. In connection with these loans, we receive mortgages or other similar instruments such as deeds of trust, granting us rights in the security properties. Our authority under a mortgage is governed by applicable law and the express provisions of the mortgage.

Priority of liens on mortgaged property created by mortgages depends on their terms and on the order of filing with a state, county or municipal office, although this priority may be altered by the mortgagee's knowledge of unrecorded liens against the security property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments. In addition, the Internal Revenue Code provides priority for certain tax liens over the mortgage.

Foreclosure

Non-judicial Foreclosure

If a mortgage loan secured by a deed of trust is in default, we will protect our rights by foreclosing by a non-judicial sale. Deeds of trust differ from mortgages in form, but are in most other ways similar to mortgages. Deeds of trust will contain specific provisions enabling non-judicial foreclosure in addition to those provided for in applicable statutes upon any material default by the borrower. Applicable state law controls the extent that we have to give notice to interested parties and the amount of foreclosure expenses and costs, including attorney's fees, which may be covered by a lender, and charged to the borrower.

Judicial Foreclosure

Foreclosure under mortgage instruments other than deeds of trust is more commonly accomplished by judicial action initiated by the service of legal pleadings. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure is subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. For this reason, we do not anticipate using judicial foreclosure to protect our rights due to the incremental time and expense involved in these procedures.

When foreclosing under a mortgage instrument, the sale by the designated official is often a public sale. The willingness of third parties to purchase the property will depend to some extent on the status of the borrower's title, existing redemption rights and the physical condition of the property. It is common for the lender to purchase the security property at a public sale where no third party is willing to purchase the property, for an amount equal to the outstanding principal amount of the indebtedness and all accrued and unpaid interest and foreclosure expenses. In this case, the debt owed to the mortgagee will be extinguished. Thereafter, the mortgagee would assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. If we foreclose on the security property, we expect to obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal our investment in the property. A lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.

Lenders also need to comply with procedure-related environmental rules and regulations. An increasing number of states require that any environmental hazards are eliminated before a property may be resold. A lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

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In foreclosure proceedings, courts frequently apply equitable principles, which are designed to relieve the borrower from the legal effects of his immaterial defaults under the loan documents or the exercise of remedies that would otherwise be unjust in light of the default. These equitable principles and remedies may impede our efforts to foreclose.

Environmental Risks

Our security property may be subject to potential environmental risks. Of particular concern may be those security properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental risks may give rise to a diminution in value of the security property or liability for clean-up costs or other remedial actions. This liability could exceed the value of the real property or the principal balance of the related mortgage loan. For this reason, we may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states, an owner's failure to perform remedial actions required under environmental laws may give rise to a lien on mortgaged property to ensure the reimbursement of remedial costs. In some states this lien has priority over the lien of an existing mortgage against the real property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

The state of law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, can be imposed on a secured lender. If a lender does become liable for clean up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but these persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, an action against the borrower may adversely affected by the limitations on recourse in the loan documents.

For the foregoing reasons, we anticipate that Vestin Mortgage will protect us and you by requiring a Phase I Environmental Site Assessment of the security properties prior to selecting a loan for us to invest in.

Second Mortgages; Rights of Senior Mortgages

We do not presently intend to acquire mortgages that are subordinate to more than one other mortgage. Our rights as mortgagee or beneficiary under a second mortgages will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive rents, hazard insurance and condemnation proceeds and to cause the security property to be sold upon default of the mortgagor. This can extinguish a second mortgage unless we assert our subordinate interest in foreclosure litigation or satisfy the defaulted senior loan. In many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default, and bring the senior loan current, in either even adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, or unless required by state law, a senior mortgagee need not give notice of default to a junior mortgagee.

The form of mortgage used by many institutional lenders confers on the mortgagee the right both to receive insurance proceeds and condemnation awards. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the first mortgagee will have the prior right to collect any insurance proceeds payable and any condemnation award of damages in and to apply the same to the indebtedness secured by the senior mortgage. Proceeds in excess of the amount of senior indebtedness will, in most cases, be applied to the indebtedness secured by a junior mortgage. The right to insurance proceeds and condemnation awards may be limited, as in cases where the mortgagor is allowed to use the insurance proceeds and condemnation award to repair the damage unless the security of the mortgagee has been impaired.

The form of mortgage used by many institutional lenders also contains a "future advance" clause, which provides that additional amounts advanced to or on behalf of the mortgagor by the mortgagee are to be secured by the mortgage. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause may depend on whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to

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receive the same priority as amounts initially made under the mortgage, notwithstanding that there may be intervening junior mortgages and other liens and notwithstanding that the mortgagee or beneficiary had actual knowledge of them. Where the mortgagee is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages and other liens, the advance may be subordinate to these intervening junior mortgages and other liens. Priority of advances under a "future advance" clause may also rest on state law giving priority to advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

We can also protect ourselves by including provisions obligating the mortgagor to do the following:

    - pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage,

    - to provide and maintain fire insurance on the property,

    - to maintain and repair the property,

    - and not to commit or permit any waste on the property, and

    - to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

    Upon a failure of the mortgagor to perform any of these obligations, we would have the right under the mortgage to perform the obligation, with the mortgagor agreeing to reimburse us for any sums we expend on behalf of the mortgagor. All sums we expend become part of the indebtedness secured by the mortgage.

Statutory Rights of Redemption

After a foreclosure sale pursuant to a mortgage, the borrower and foreclosed junior lienors may have a statutory period in which to redeem the property from the foreclosure sale. Redemption may be limited to where the mortgagee receives payment of all or the entire principal balance of the loan, accrued interest and expenses of foreclosure. The statutory right of redemption diminishes the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale. One remedy we may have is to avoid a post-sale redemption by waiving our right to a deficiency judgment. Consequently, as noted above, the practical effect of the redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation

We may acquire interests in mortgage loans which limit our recourse to foreclosure upon the security property, with no recourse against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the mortgaged property, we may confront statutory prohibitions which impose prohibitions against or limitations on this recourse. For example, the right of the mortgagee to obtain a deficiency judgment against the borrower may be precluded following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the security and the amount due to the lender. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. We may elect, or be deemed to have elected, between exercising our remedies with respect to the security or the deficiency balance. The practical effect of this election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.

In Nevada, we can pursue a deficiency judgment against the borrower or a guarantor if the value of the property securing the loan is insufficient to pay back the debt owed to us. In jurisdictions like California, however, if we desire to seek a judgment in court against the borrower for the deficiency balance, we may be required to seek judicial foreclosure and/or have other security from the borrower. We would expect this to be a more prolonged procedure, and is subject to most of the delays and expenses that affect other lawsuits.

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Bankruptcy Laws

We may subject to delays from statutory provisions that afford relief to debtors from our ability to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. Under the United States Bankruptcy Code of 1978, which we refer to as the Bankruptcy Code, and analogous state laws, foreclosure actions and deficiency judgment proceedings are automatically suspended upon the filing of the bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences in obtaining our remedy can be significant. Also under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of the holder of a second mortgage may prevent the senior lender from taking action to foreclose out the junior lien.

Under the Bankruptcy Code, the amount and terms of a mortgage on property of the debtor may be modified under equitable principles or otherwise. Under the terms of an approved bankruptcy plan, the court may reduce the outstanding amount of the loan secured by the real property to the then current value of the property in tandem with a corresponding partial reduction of the amount of the lender's security interest. This leaves the lender having the status of a general unsecured creditor for the differences between the property value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which may result from a reduction in the rate of interest and/or the alteration of the repayment schedule, and/or change in the final maturity date. A court may approve a plan, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearage over time. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor to de-accelerate a mortgage loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage or deed of trust may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Enforceability of Certain Provisions

Due-On-Sale Provisions

Federal law pre-empts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these claims in accordance with their terms. As a result, due-on-sale clauses are enforceable except in those states whose legislatures exercised their limited authority to regulate the enforceability of these clauses. Due-on-sale clauses will not be enforceable in bankruptcy proceedings.

Acceleration on Default

We may invest in mortgage loans which contain a "debt-acceleration" clause, which permits us to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of most states will enforce clauses providing for acceleration in the event of a material payment default after we give appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust. Furthermore, a borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorney's fees incurred by the lender in collecting these defaulted payments.

State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of instalment contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearage or otherwise permit reinstatement of the contract following a default. If a borrower under an instalment contract has significant equity in the property, a court may apply equitable

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principles to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

Prepayment Provisions

In the absence of state statutory provisions prohibiting prepayment fees, we expect that the courts will enforce claims requiring prepayment fees. However, in some states prepayment fees may be unenforceable for residential loans or after a mortgage loan has been outstanding for a number of years. Applicable law may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of month's interest on the prepaid amount. We may have to contend with laws that render prepayment provisions on default or other involuntary acceleration of a mortgage loan unenforceable against the mortgagor or trustor. Some state statutory provisions may also treat prepayment fees as usurious if they exceed statutory limits. We anticipate that our loans will not have prepayment provisions.

Secondary Financing: Due-on-Encumbrance Provisions

Some mortgage loans may have no restrictions on secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. We are more likely to invest in mortgage loans that permit us, as first lender, to accelerate the maturity of a loan if the borrower grants a second mortgage or in mortgage loans that require our consent to any junior or substitute financing.

Where a borrower encumbers the mortgaged property with one or more junior liens, the first lender is subjected to the following additional risks:

    - the borrower may have difficulty servicing and repaying multiple loans;

    - acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender;

    - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and even prevent the taking of action by the senior lender.

    - the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

    We expect that our loans will prohibit junior mortgages and intend to monitor our loans closely so that we will know when a junior lien holder acquires an interest in the security property.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of points and fees as interest, but may exclude payments in the form of reimbursement of foreclosure expenses or other charges found to be distinct from interest. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. Under a second, more severe type of statute, a violation of the usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

Nevada law does not apply limitations on interest that may be charged on the type of loans that we intend to invest in or purchase. In California, we will only invest in loans that were made through real estate brokers licensed by the California Department of Real Estate. Mortgage loans made or arranged by a licensed real estate broker are exempt from the California usury law provisions that restrict the maximum rate of interest on California loans. All underlying mortgage loans on California property that are invested in or purchased by us will be arranged for us by such a licensed California real estate broker.

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                               REPORTS TO MEMBERS

Pursuant to applicable state guidelines and the undertakings we have made to the Securities and Exchange Commission in our filings, we will be required to deliver certain reports to our members and make various filings with the Commission, particularly in the early stages of our operations. These reports and filings are described in this section.

Within 75 days after the close of our fiscal year, Vestin Mortgage will prepare and distribute to you all the information about us you need to prepare your federal income tax return. The materials delivered to you annually will include:

- audited financial statements: balance sheet, statements of income or loss, Members' equity, and cash flow;

    - a statement as to any transactions between us and Vestin Mortgage or its affiliates, and of the fees, commissions, compensation and other benefits paid by us or accrued to Vestin Mortgage or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

    - a report identifying distributions from:

    --- cash flow from operations during that year,

    --- cash flow from operations of prior years that had been held as reserves,

    --- proceeds from capital transactions, lease payments on net leases with builders and sellers, and

    --- reserves from the gross proceeds of the offering originally obtained from our members.

Copies of the financial statements and reports referred to above, other than those delivered for purposes of your income tax return, shall be distributed to you within 120 days after the close of each taxable year.

We will also provide you with the information required by Form 10-Q within 45 days of the end of each fiscal quarter.

Because the Securities and Exchange Commission has declared effective the registration statement of which this prospectus is a part, we have become subject to the reporting requirements of the Securities Exchange Act. This means that we will be required to file periodic reports, including quarterly reports within 45 days after the end of each fiscal quarter and annual reports within 90 days of the end of each fiscal year. These reports contain financial information and an analysis of our business for that quarter or year, including comparisons with prior performance, as well as additional disclosure in the annual reports. Our Manager and the holders of over 5% of our units will also be required to file reports reflecting their levels of unit ownership. Furthermore, for so long as the proceeds of this offering are not fully committed or returned to investors, Vestin Mortgage shall prepare a special report containing a statement of the amount of the mortgage loans in which we have invested, the material terms of these loans, the identity of the borrower and the real property securing the mortgage loans and the appraised values of that real property. This report may be included in the quarterly report described below. We will send you copies of the report within sixty (60) days after the end of each quarter. Vestin Mortgage will not prepare a special report during quarters when there are no mortgage loans or origination, placement or evaluation fees.

If we decide to register our units under Section 12(g) of the Securities Exchange Act of 1934, Vestin Mortgage shall prepare, at our expense:

    - a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements, consisting of a balance sheet, a statement of income or loss and statement of cash flow, and

    - a statement of other pertinent information regarding DM LLC and its activities during the period covered by the report.

    We will distribute copies of these statements and information to you within sixty (60) days after the close of the respective quarter.

                              PLAN OF DISTRIBUTION

Vestin Capital, Inc. (formerly DM Financial Services, Inc.), our lead dealer, is using this prospectus to offer units to the public on our behalf. Vestin Capital, which is an NASD member, is an affiliate of Vestin Mortgage and wholly owned subsidiary of Vestin Group, Inc., the Delaware corporation that owns Vestin Mortgage. In addition, employees of Vestin Mortgage where they may legally do so sell units directly. They will not receive any compensation for such sales. Vestin Mortgage may pay Vestin Capital up to 1.0% of the gross proceeds of the sale of units it sells as a fee for selling the units and for managing any selected dealers. Vestin Capital may engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell units to the public. Vestin Mortgage will pay the selected dealers sales commissions of up to 3.5% of the gross proceeds of their respective sales of units. We will not reimburse Vestin Mortgage for such commissions or any expenses incurred by Vestin Capital and reimbursed by Vestin Mortgage in connection with this offering. Vestin Mortgage's capital account in the Company will be credited up to a maximum of $1,000,000 for offering expenses paid by Vestin Mortgage on our behalf to third parties that are not affiliated with Vestin Mortgage. In no event will the maximum compensation to be paid to NASD members by Vestin Mortgage in connection with this offering exceed 10% of the gross proceeds plus 0.5% for bona fide due diligence expenses.

We will be reviewing subscription applications as they are received. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the number of units we will issue.

We will seek to sell a total of 10,000,000 units for $100,000,000, which includes units to be issued under our distribution reinvestment plan. We may sell units through December 31, 2001, or we may decide to end the offering. In certain states where the offering will be made, we may not be allowed to extend the offering beyond one year unless we have the permission of the appropriate state agency.

If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit B to this prospectus and which will be provided by the person or the securities dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that dealer and make your payment to "DM Mortgage Investors, LLC". You may obtain additional copies of the subscription agreement from Vestin Mortgage, whose address is 2901 El Camino Avenue, Suite 206, Las Vegas, Nevada 89102, telephone number (702) 227-0965.

By submitting the signed Subscription Agreement with payment for the purchase of units, you:

    - agree to be bound by the operating agreement;

    - grant a special and limited power of attorney to Vestin Mortgage; and

    - represent and warrant that you meet the relevant suitability standards and are eligible to purchase units.

    Neither Vestin Capital nor any other securities brokerage firm will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

                                  LEGAL MATTERS

For matters of Nevada law, Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP, Vestin Mortgage's attorneys, have reviewed the legality of our issuance of units. Ira Levine, Executive Vice President of Legal and Corporate Affairs of Vestin Group, Inc., is a partner in Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP. Our tax counsel is Wendel, Rosen, Black & Dean, LLP, Oakland, California.

                                     EXPERTS


Grant Thornton LLP has audited our financial statements as of December 31, 1999 and 2000, and for the period from December 14, 1999 (the date we began business) through December 31, 1999, and for the year ended December 31, 2000. These financial statements are included in this prospectus and in the registration statement of which this prospectus forms a part. We include Grant Thornton's report here and elsewhere in this registration statement. We rely on Grant Thornton as experts in auditing and on the Grant Thornton report for the financial statements we include here.

Grant Thornton LLP has also audited the financial statements of Vestin Group, Inc. as of December 31, 2000 and for the two years then ended included in this prospectus or in the Registration Statement. We include Grant Thornton's report here and elsewhere in this Registration Statement. We rely on Grant Thornton as experts in auditing and on the report of Grant Thornton for the financial statements included here.

                              AVAILABLE INFORMATION

This prospectus does not contain all the information in the Registration Statement on Form S-11 (No. 333-32800) and accompanying exhibits which we have filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. Additionally, we will become subject to the reporting requirements of the Securities and Exchange Act of 1934 and, consequently, will file annual and quarterly reports and other information with the Commission. Copies of the Registration Statement on Form S-11 and all amendments thereto and other reports and information filed by us can be inspected and copied at the public reference facilities (phone number (800) SEC-0330) maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of that material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information for registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

As required by the Commission in connection with real estate related offerings on Form S-11, we have also undertaken to provide you directly with the financial statements required by Form 10-K for the first full year of operations of the Company and to file with the Commission "sticker supplements" to this prospectus during the distribution period. We will also consolidate all of these supplements into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to our members.

You will also be able to review our filing on Form 8-K that we will file after the end of the distribution period. This report will contain additional financial statements and information required under the Securities Exchange Act for purchases made after the end of the distribution period involving the use of 10 percent or more, on a cumulative basis, of the net proceeds of the offering. We will also provide the information contained in this report to the members at least once each quarter after the distribution period of the offering has ended.


We will be distributing sales literature in connection with this offering. Such literature may include information presented through seminars, brochures and promotional literature disseminated through print and broadcast media. Such literature may be disseminated by us directly or through Vestin Mortgage or Vestin Capital.

                          INDEX TO FINANCIAL STATEMENTS


DM MORTGAGE INVESTORS, LLC

FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants.....................................................................F-2

Balance Sheets at December 31, 1999 and December 31, 2000..............................................................F-3

Statements of Income for the Period from December 14, 1999 (Date of Inception) through December 31, 1999 and the
Year Ended December 31, 2000...........................................................................................F-4

Statements of Members' Equity for the Period from December 14, 1999 (Date of Inception) through December 31, 1999 and the Year Ended December 31, 2000...................................................................................F-5

Statements of Cash Flows for the Period from December 14, 1999 (Date of Inception) through December 31, 1999 and the Year Ended December 31, 2000...................................................................................F-6

Notes to the Financial Statements......................................................................................F-7

SUPPLEMENTARY INFORMATION

Report of Independent Certified Public Accountants on Supplementary Information........................................F-16

MORTGAGE LOANS ON REAL ESTATE:

Mortgage Loan Rollforward..............................................................................................F-17

Mortgage Loans by Type of Property.....................................................................................F-18

Mortgage Loans by Lien Position........................................................................................F-19

Mortgage Loans that Exceed Three Percent of the Portfolio..............................................................F-20

VESTIN GROUP, INC. AND SUBSIDIARIES

Report of Independent Certified Public Accountants.....................................................................F-21

Consolidated Balance Sheet at December 31, 2000........................................................................F-22

Consolidated Statements of Income for the Years Ended December 31, 2000 and 1999.......................................F-23

Consolidated Statement of Shareholders' Equity for the Years Ended December 31, 2000 and 1999..........................F-24

Consolidated Statements of Cash Flows for the Years Ended December 31, 2000 and 1999...................................F-27

Notes to Consolidated Financial Statements.............................................................................F-29

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Members
DM MORTGAGE INVESTORS, LLC

We have audited the accompanying balance sheets of DM Mortgage Investors, LLC, as of December 31, 1999 and 2000, and the related statements of income, members' equity, and cash flows for the period from December 14, 1999 (date of inception) through December 31, 1999, and for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management and Board of Directors. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DM Mortgage Investors, LLC, as of December 31, 1999 and 2000, and the results of its operations and its cash flows for the period from December 14, 1999 (date of inception) through December 31, 1999, and for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Reno, Nevada
January 11, 2001 (Except for Note F,
as to which the date is March 14, 2001)

                           DM MORTGAGE INVESTORS, LLC


                                 BALANCE SHEETS

                                  DECEMBER 31,




                                                                         1999           2000
                                                                         ----           ----
                                             ASSETS
Cash                                                                  $       --   $     370,304
Certificates of deposit                                                       --       1,200,000
Due from Managing Member                                                      --         199,396
Interest and other receivables                                                --         491,122
Investment in mortgage loans                                                  --      39,376,619
Deferred offering costs                                                  115,100              --

                                                                      $  115,100   $  41,637,441
                                                                      ----------   -------------

                                 LIABILITIES AND MEMBERS' EQUITY

Liabilities

Deferred revenues                                                     $       --   $     256,230

Total liabilities                                                             --         256,230

Members' equity - authorized 10,000,000 units 11,510 and
4,173,991 units issued and outstanding at $10 per unit at
December 31, 1999 and December 31, 2000, respectively                    115,100      41,381,211
                                                                      ----------   -------------

Total members' equity                                                    115,100      41,381,211
                                                                      ----------   -------------

Total liabilities and members' equity                                 $  115,100   $  41,637,441
                                                                      ==========   =============


The accompanying notes are an integral part of this statement.

                           DM MORTGAGE INVESTORS, LLC


                              STATEMENTS OF INCOME





                                                   FOR THE PERIOD FROM
                                                    DECEMBER 14, 1999
                                                    (DATE OF INCEPTION)
                                                         THROUGH                  FOR THE YEAR ENDED
                                                     DECEMBER 31, 1999            DECEMBER 31, 2000
                                                     -----------------            -----------------
REVENUES
Interest income from investment in
mortgage loans                                          $       --                    $ 1,076,435
Loan origination fees                                           --                         90,615
Other interest income                                           --                         99,635
                                                        ----------                    -----------

Total revenues                                                  --                      1,266,685
                                                        ----------                    -----------

OPERATING EXPENSES
Management fees to Managing Member                              --                         25,013
Other                                                           --                            104
                                                        ----------                    -----------

Total operating expenses                                        --                         25,117
                                                        ----------                    -----------

NET INCOME                                              $       --                    $ 1,241,568
                                                        ==========                    ===========

Net income allocated to members                         $       --                    $ 1,241,568
                                                        ==========                    ===========

Net income allocated to members per
weighted average membership units                       $       --                    $     0.45
                                                        ==========                    ===========

Weighted average membership units                          115,100                      2,754,854
                                                        ==========                    ===========



The accompanying notes are an integral part of this statement.

                           DM MORTGAGE INVESTORS, LLC


                         STATEMENTS OF MEMBERS' EQUITY




                                                   UNITS            AMOUNT
                                                   -----            ------
Inception, December 14, 1999                             --      $         --
Issuance of units                                    11,510           115,100
                                                  ---------      ------------

Members' equity at December 31, 1999                 11,510           115,100
Issuance of units (net of offering costs)         4,148,294        40,684,610
Distributions                                            --          (802,037)
Reinvestments of distributions                       14,187           141,870
Net income                                               --         1,241,668
                                                  ---------      ------------

Members' equity at December 31, 2000              4,173,991      $ 41,381,211
                                                  =========      ============



The accompanying notes are an integral part of this statement.

                           DM MORTGAGE INVESTORS, LLC


                            STATEMENTS OF CASH FLOWS




                                                      FOR THE PERIOD FROM
                                                       DECEMBER 14, 1999
                                                      (DATE OF INCEPTION)
                                                            THROUGH        FOR THE YEAR ENDED
                                                       DECEMBER 31, 1999   DECEMBER 31, 2000
                                                       -----------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                               $         --          $  1,241,668
Adjustments to reconcile net income to net
cash provided by operating activities:
Increase in due from Managing Member                               --              (199,396)
Increase in interest and other receivables                         --              (491,122)
Increase in deferred revenues                                      --               256,230
                                                         ------------          ------------

Net cash provided by operating activities                          --               807,380
                                                         ------------          ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments in mortgage loans                          --           (45,619,914)
Proceeds received from sale of mortgage loans                      --             5,483,295
Proceeds from loan payoff                                          --               760,000
Investment in certificates of deposit                              --            (1,200,000)
                                                         ------------          ------------

Net cash provided by (used in) investing activities                --           (40,576,619)
                                                         ------------          ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of membership units                         --            40,799,710
Members' distributions                                             --              (660,167)
                                                         ------------          ------------

Net cash provided by financing activities                          --            40,139,543
                                                         ------------          ------------

NET INCREASE IN CASH                                               --               370,304
CASH, BEGINNING                                                    --                    --
                                                         ------------          ------------

CASH, ENDING                                             $         --          $    370,304
                                                         ============          ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Non-cash financing activities:
Conversion of deferred offering costs to
membership units                                         $         --          $    798,334
                                                         ============          ============

Reinvestment of members' distributions                   $         --          $    141,870
                                                         ============          ============



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

                           DM MORTGAGE INVESTORS, LLC


                          NOTES TO FINANCIAL STATEMENTS


                           DECEMBER 31, 1999 AND 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       1.  ORGANIZATION
DM Mortgage Investors, LLC, a Nevada Limited Liability Company, (the Company) is primarily engaged in the business of mortgage lending. The Company invests in loans secured by real estate through deeds of trust and mortgages. The Company was organized on December 14, 1999 (date of formation) and will continue until December 31, 2019 unless dissolved prior or extended thereto under the provisions of the Operating Agreement.

       Prior to September 1, 2000, the Company was a development stage company. On August 23, 2000, the Company's Form S-11/A filed with the Securities and Exchange Commission became effective for the initial public offering of 10,000,000 units at $10 per unit. Consequently, the Company commenced operations on September 1, 2000. As of December 31, 2000, the Company sold 4,173,991 units of the total 10,000,000 units offered. The Company will continue to offer its remaining unsold units to the public for a period of two years following the effective date of its Form S-11/A.

       The Manager of the Company is Vestin Mortgage, Inc. , a Nevada corporation engaged in the business of brokerage, placement and servicing of commercial loans secured by real property. The Manager is a wholly-owned subsidiary of Vestin Group, Inc., a Delaware Corporation, whose common stock is publicly held and is traded on the NASDAQ under the symbol "VSTN." The Operating Agreement provides that the Manager has exclusive control over the business of the Company; including the power to assign duties, to determine how to invest the Company's assets, to sign bills of sale, title documents, leases, notes, security agreements, mortgage investments and contracts, and to assume direction of the business operations.

       For the period from December 14, 1999 (date of inception) through August 31, 2000, the only transactions were the accrual of deferred offering costs which were paid by the Manager on behalf of the Company.

       See Note E for detail of transactions with the Manager.

       2.  MANAGEMENT ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       3.  INCOME TAXES
Income tax effects resulting from the Company's operations pass through to the members individually and, accordingly, no provision for income taxes is included in the financial statements.

                           DM MORTGAGE INVESTORS, LLC

                           DECEMBER 31, 1999 AND 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       4.  CASH AND CASH EQUIVALENTS
Cash and cash equivalents include interest-bearing and noninterest-bearing bank deposits, money market accounts and short-term certificates of deposit with original maturities of three months or less.

       5.  REVENUE RECOGNITION
Interest is recognized as revenue when earned according to the terms of the loan. Points are deferred and amortized over the life of the loan.

       Mortgage loan origination fees or points, charged to a borrower for and upon the origination extension or refinancing of a mortgage loan, are paid to the Company at the Manager's full discretion, effectively discounting the purchase price of the loan, and are amortized principally by the effective interest method over the contractual life of the loan.

       6.  INVESTMENT IN MORTGAGE LOANS
Investment in mortgage loans secured by trust deeds and mortgages are originated by the Manager in accordance with terms contained in the Operating Agreement. The Company has both the intent and ability to hold mortgage loans until maturity and, therefore, mortgage loans are classified and accounted for as held for investment and are carried at cost. Interest income on loans will be accrued by the simple interest method. The Company will not recognize interest income on loans once they are determined to be impaired until the interest is collected in cash. A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement, and a specific reserve has been recorded. Cash receipts will be allocated to interest income, except when such payments are specifically designated by the terms of the loan as principal reduction or when management does not believe the Company's investment in the loan is fully recoverable.

       7.  ALLOWANCE FOR LOAN LOSSES
The Company may set an allowance for possible credit losses on mortgage loans. Additions to the reserve are based on an assessment of certain factors including, but not limited to, estimated future losses on the loans, and general economic conditions. Additions to the reserve are provided through a charge to earnings. Actual losses on loans are recorded as a charge-off or a reduction to the loan loss reserve. Subsequent recoveries of amounts previously charged off are added back to the reserve.

                           DM MORTGAGE INVESTORS, LLC

                           DECEMBER 31, 1999 AND 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       8.  FAIR VALUE OF FINANCIAL INSTRUMENTS
The Financial Accounting Standards Board's Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires the determination of fair value of certain of the Company's assets. The following methods and assumptions were used to estimate the fair value of financial statements included in the following categories:

       (a) Certificate of Deposits: The carrying amount of these instruments are at amortized cost which approximates fair value.

       (b) Investment in Mortgage Loans: The carrying value of these instruments approximates the fair value. The fair value is estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made.

       9.  NET INCOME ALLOCATED TO MEMBERS
Net income allocated to members is computed by dividing income available to members by the weighted average number of membership units outstanding for the year.

       10.  SEGMENTS
The Company operates as one business segment.

NOTE B - FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK

       Financial instruments with concentration of credit and market risk include cash and loans secured by trust deeds.

       The Company maintains cash deposit accounts and certificates of deposit which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. As of December 31, 2000, the Company had $1,198,078 in excess of the federally insured limits.

       Substantially all of the loans purchased by the Company are fixed rate loans with maturities ranging from one to two years, secured by the first and second deeds of trust on commercial, land, construction, and acquisition and development loans.

       Concentration of mortgage loans exist in Texas and Utah with approximately 31% and 24% of mortgage loan balances as of December 31, 2000. As such, the Company has a significant geographic concentration of credit risk that may be adversely affected by periods of economic decline.

                           DM MORTGAGE INVESTORS, LLC

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 1999 AND 2000

NOTE B - FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISK - Continued

       Concentration of mortgage loan products exists in land, acquisition and development, and commercial loans. Concentrations of mortgage loans also exist with one borrower with approximately 28% invested in one borrower at December 31, 2000. This is a acquisition and development loan, located in Texas, with a first lien position, earning 14%, outstanding balance of $11,000,000 and maturing on October 30, 2001. As such, the Company has a significant product concentration and concentration of credit risk with one borrower that may be adversely affected by periods of economic decline.

       A significant portion of the Company's mortgage loans will require the borrower to make a balloon payment of the principal at maturity. To the extent that a borrower has an obligation to pay a mortgage loan in a large lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to refinance or raise a substantial amount of cash. An increase in interest rates over the mortgage rate applicable at origination of the loan may have an adverse effect on the borrower's ability to refinance.

NOTE C - INVESTMENT IN MORTGAGE LOANS

Investment in mortgage loans as of December 31, 2000 are as follows:




Commercial                                            $10,672,514            27.10%
Construction                                            1,606,134             4.08%
Acquisition and development                            17,638,528            44.80%
Land                                                    9,459,444            24.02%
Residential                                                    --               --%
                                                      -----------           ------
                                                      $39,376,619           100.00%
                                                      ===========           ======

First mortgages                                       $38,043,465            96.61%
Second mortgages                                        1,333,154             3.39%
                                                      -----------           ------
                                                      $39,376,619           100.00%
                                                      ===========           ======

The following is a schedule of maturities of investment in mortgage loans as of December 31, 2000:

2001                                $36,576,619
2002                                  2,800,000
                                    -----------
                                    $39,376,619
                                    ===========

                           DM MORTGAGE INVESTORS, LLC

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 1999 AND 2000

NOTE C - INVESTMENT IN MORTGAGE LOANS - CONTINUED

The following is a schedule by geographic location of investment in mortgage loans as of December 31, 2000:




Arizona                            $ 3,500,000             8.89%
California                           4,922,167            12.50%
Hawaii                               2,800,000             7.11%
Nevada                               4,767,901            12.11%
Texas                               12,327,107            31.31%
Utah                                 9,459,444            24.02%
Washington                           1,600,000             4.06%
                                   -----------           ------
                                   $39,376,619           100.00%
                                   ===========           ======



       As of December 31, 2000, all mortgage loan payments are current and all loans are performing accordingly to their terms. Accordingly, the Company's management estimates that an allowance for loan losses is not deemed necessary.

       The Company has four mortgage loan products consisting of land, construction, commercial building, acquisition and development. Substantially all mortgage loans have similar effective interest rates ranging from 13% to 16%. Revenue by product will fluctuate based upon relative balances during the period. Due to the similar nature of the effective interest rates, the Company does not report revenues by product type.

NOTE D - MEMBERS' EQUITY

       1.  MEMBERSHIP UNITS
The Manager (in its Capacity as the Initial Member) shall contribute to the capital of the Company an amount equal to at least 1.0% of the aggregate of the Capital Contributions of the other Members; provided that the Manager shall be deemed to have contributed to the capital of the Company an amount equal to expenses of the Company incurred in connection with the offering up to a maximum of $1,000,000, to the extent such expenses are paid by the Manager to non-affiliated parties. The members shall contribute to the capital of the Company an amount equal to $10.00 for each unit subscribed for by each member, with a minimum subscription of 200 units per member. The total Capital contribution of the members will not exceed $100,000,000.

                           DM MORTGAGE INVESTORS, LLC

                           DECEMBER 31, 1999 AND 2000

NOTE D - MEMBERS' EQUITY - Continued

     2. ALLOCATIONS AND DISTRIBUTIONS In accordance with the Operating Agreement, the Company's profits, gains and losses are to be credited to and charged against each member in proportion to their respective capital accounts as of the close of business on the last day of each calendar month.

     Interest received on mortgage loans is distributed monthly to members, members may elect to reinvest their distributions.

     Distributions of proceeds from the repayment of principal on a mortgage loan will be made to the members pro rata based on their capital accounts.

     3. WORKING CAPITAL RESERVES The Company is required by the Operating Agreement to maintain working capital reserves of at least 3% of the aggregate capital accounts of the members. This reserve is available to pay any future expenses in excess of revenues, satisfy obligations of underlying security properties, expend money to satisfy the Company's unforeseen obligations and for other permitted uses of its working capital. Working capital reserves of up to 3% in cash or cash equivalents are excluded from the funds committed to mortgage investments in determining what proportion of the offering proceeds and reinvested distributions have been invested in mortgage loans. As of December 31, 2000, the Company had approximately $1,570,000 in cash and certificates of deposit for its working capital reserves.

NOTE E - TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES

1.  FEES PAID BY THE COMPANY
         a. The Company's Manager is entitled to receive from the Company a management fee of up to 0.25 of the aggregate capital contributions, paid monthly in arrears. As of December 31, 2000, payments for management fees to the Manager were $25,013. If the maximum amounts for management fees had been paid to the Manager during 2000, the additional management fees would have been approximately $289,000, which would have reduced net income allocated to members by approximately 23%.

         b. The Manager will receive fees for reselling properties foreclosed upon. These fees are to be not greater than 3.00% of the proceeds where substantial service has been performed by the Manager. As of December 31, 2000, no such services were required, accordingly, no payments were paid to the Manager.

                           DM MORTGAGE INVESTORS, LLC

                           DECEMBER 31, 1999 AND 2000

NOTE E - TRANSACTIONS WITH THE MANAGER AND ITS AFFILIATES - Continued

2.  FEES PAID BY BORROWERS
         a. The Manager generally receives fees of 2.00% to 5.00% of the principal amount of each loan as compensation for loan evaluation and processing fees. These fees shall be reasonable and shall be payable only for services actually rendered. As of December 31, 2000, the Manager earned loan evaluation and processing fees paid by borrowers in the amount of $60,000.

         b. The Manager will originate all loans the Company invests in. The Manager acts as broker for which it generally charges loan brokerage and origination fees of approximately 2.00% to 6.00% of the principal amount of each mortgage investment made during the year. As of December 31, 2000, The Manager earned loan brokerage and origination fees paid by borrowers in the amount of $4,630,000. During the year ended December 31, 2000, the Manager, at its full discretion, shared with the Company loan broker and origination fees of $346,854. The Company amortizes these fees over the life of the related mortgage loan and has recognized $90,615 for the year ended December 31, 2000. If these fees were not shared with the Company during 2000, net income allocated to members would have been decreased approximately 7%.

         c. All of the Company's loans are to be serviced by the Manager, in consideration for which the Manager will receive up to 0.25% annually of the total unpaid principal balance of each mortgage investment serviced. As of December 31, 2000, the Manager earned servicing fees paid by borrowers in the amount of $18,000.

         d. The Manager will receive loan extension fees of 2.00% to 5.00% of the outstanding principal as permitted by local law and local market conditions. As of December 31, 2000, there were no loan extensions, accordingly, no such fees were paid by borrowers.

         The Manager has the right to purchase from the Company the interest receivable or principal on delinquent loans held by the Company. The Company shall not sell a foreclosed property to the Manager or to another program in which the Manager or its affiliates has an interest. As of December 31, 2000, no such transactions occurred.

NOTE F - SUBSEQUENT EVENT

Subsequent to year end, the Company has raised approximately $15,000,0000 in additional members' capital as of March 14, 2001.

                           DM MORTGAGE INVESTORS, LLC

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 1999 AND 2000

NOTE G - SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)



                               FIRST          SECOND           THIRD          FOURTH
                              QUARTER         QUARTER         QUARTER         QUARTER          YEAR
                              -------         -------         -------         -------          ----

Revenues:
2000                         $       --      $       --      $  125,722      $1,141,063      $1,266,785
1999                                 --              --              --              --              --

Expenses:
2000                                  --              --             95          25,022          25,117
1999                                  --              --             --              --              --

Net income:
2000                                  --              --        125,627       1,116,041       1,241,668
1999                                  --              --             --              --              --

Net income allocated to
members per weighted
average membership units:
2000                                  --              --          0.083            0.34            0.45
1999                                  --              --             --              --              --

Weighted average
membership units:
2000                                  --              --      1,523,213       3,265,541       2,754,854
1999                                  --              --             --              --              --

                            SUPPLEMENTARY INFORMATION

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          ON SUPPLEMENTARY INFORMATION

MEMBERS
DM MORTGAGE INVESTORS, LLC

In connection with our audit of the financial statements of DM Mortgage Investors, LLC, referred to in our report dated February 11, 2001, which is included in the 10K Annual Report, we have also audited Schedule II and IV for the period from December 14, 1999 (date of inception) through December 31,1999, and for the year ended December 31, 2000. In our opinion, these schedules present fairly, in all material respects, the information required to be set forth therein.

/s/ GRANT THORNTON LLP

Reno, Nevada
January 11, 2001

                                   Schedule II

                           DM MORTGAGE INVESTORS, LLC

                          MORTGAGE LOANS ON REAL ESTATE
                            MORTGAGE LOAN ROLLFORWARD



BALANCE, DECEMBER 14, 1999                                       $        --

                  Additions during the period
                                   New mortgage loans                     --
                  Deductions during the period
                          Collections of principal

BALANCE AT DECEMBER 31, 1999                                              --

                  Additions during the period
                                   New mortgage loans             45,619,914
                                                                 -----------

                  Deductions during the period
                                   Collections of principal          760,000
                                   Mortgage loans sold             5,483,295
                                                                 -----------

                                                                   6,243,295
                                                                 -----------

BALANCE AT DECEMBER 31, 2000                                     $39,376,619
                                                                 ===========

                                   Schedule IV

                           DM MORTGAGE INVESTORS, LLC

                          MORTGAGE LOANS ON REAL ESTATE
                       MORTGAGE LOANS BY TYPE OF PROPERTY

                                DECEMBER 31, 2000



                                                                    CARRYING                       AMOUNT
                                    INTEREST      FACE AMOUNT         AMOUNT         MATURITY      SUBJECT TO
TYPE OF PROPERTY                      RATE        OF MORTGAGE      OF MORTGAGE         DATE        DELINQUENCY
----------------                      ----        -----------      -----------         ----        -----------
Commercial                           12%-15%      $34,346,000      $10,672,514      01/01-12/01    $        --
Construction                         13%-16%       41,462,950        1,606,134      05/01-08/01             --
Acquisition and development          13%-14%       28,150,000       17,638,528      08/01-10/02             --
Land                                 14%-15%       10,120,000        9,459,444      08/01-11/01             --
Residential                              --%                0               --               --             --

                                   Schedule IV

                           DM MORTGAGE INVESTORS, LLC

                          MORTGAGE LOANS ON REAL ESTATE
                         MORTGAGE LOANS BY LIEN POSITION

                                DECEMBER 31, 2000



                                                        CARRYING                         AMOUNT
                      FACE AMOUNT        INTEREST       AMOUNT            MATURITY      SUBJECT TO
LIEN POSITION         OF MORTGAGE          RATE       OF MORTGAGE           DATE        DELINQUENCY
-------------         -----------          ----       -----------           ----        -----------
1st                   $97,828,950        12%-15%       $38,043,465       05/01-10/02    $       --
2nd                    16,250,000        15%-16%         1,333,154       01/01-05/01            --

                                                                     Schedule IV

                           DM MORTGAGE INVESTORS, LLC

                          MORTGAGE LOANS ON REAL ESTATE
                    MORTGAGE LOANS THAT EXCEED THREE PERCENT
                                OF THE PORTFOLIO

                                DECEMBER 31, 2000



                                                                                          CARRYING
                                                                                           AMOUNT
                                                                            FACE          AMOUNT OF
                                   INTEREST     MATURITY      LIEN        AMOUNT OF      SUBJECT TO
DESCRIPTION OF LOAN                  RATE         DATE      POSITION       MORTGAGE       MORTGAGE           DELINQUENCY
-------------------                  ----         ----      --------       --------       --------           -----------
Commercial                          14.50%      12/7/2001      1st        $1,596,000      $1,327,108          $   --
Acquisition and Development         14.00%     11/28/2001      1st         2,850,000       1,577,167              --
Commercial                          14.00%     10/11/2001      1st         1,600,000       1,600,000              --
Acquisition and Development         14.00%      8/30/2001      1st         7,500,000       2,261,361              --
Acquisition and Development         13.00%     10/31/2002      1st         5,300,000       2,800,000              --
Land                                15.00%      8/18/2001      1st         3,120,000       3,115,000              --
Commercial                          14.00%      6/30/2001      1st         3,700,000       3,345,000              --
Commercial                          12.00%      10/5/2001      1st         3,500,000       3,500,000              --
Land                                14.00%      11/6/2001      1st         7,000,000       6,344,444              --
Acquisition and Development         14.00%     10/30/2001      1st        12,500,000      11,000,000              --

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BOARD OF DIRECTORS
VESTIN GROUP, INC. AND SUBSIDIARIES


We have audited the accompanying consolidated balance sheet of Vestin Group, Inc. and Subsidiaries as of December 31, 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vestin Group, Inc. and Subsidiaries as of December 31, 2000, and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

/S/ GRANT THORNTON LLP

Reno, Nevada
February 2, 2001

                       VESTIN GROUP, INC. AND SUBSIDIARIES


                           [CONSOLIDATED BALANCE SHEET

                                December 31, 2000






                                      ASSETS
Cash                                                                   $ 1,048,855
Accounts receivable                                                      2,439,031
Due from stockholder                                                       331,862
Due from related parties                                                    15,533
Notes receivable                                                           403,964
Investments in marketable securities available for sale                     59,510
Investment in real estate held for sale, net                               896,000
Investments in mortgage loans on real estate                             5,488,738
Other investments                                                        1,542,237
Other assets                                                                35,565
Property and equipment, net                                                184,683
Deferred tax assets                                                        210,433
Net assets of discontinued operations                                      572,147
                                                                       -----------

               Total assets                                            $13,228,558
                                                                       ===========

                       LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                                     $761,561
Income taxes payable                                                     2,180,012
Due to related parties                                                     236,838
Note payable                                                             1,090,000
                                                                       -----------

               Total liabilities                                         4,268,411
                                                                       -----------

Commitments and contingencies                                                   --

Stockholders' equity
Preferred stock, $.0001 par value; 20 million shares
authorized; no shares issued                                                    --
Common stock, $.0001 par value; 100 million shares
authorized; 6,989,270 shares issued and outstanding                            699
Treasury stock, at cost                                                    (11,306)
Additional paid-in capital                                               1,739,427
Retained earnings                                                        7,347,117
Accumulated other comprehensive loss                                      (115,790)
                                                                       -----------

               Total stockholders' equity                                8,960,147
                                                                       -----------

               Total liabilities and stockholders' equity              $13,228,558
                                                                       ===========





The accompanying notes are an integral part of these statements.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME

                            Years ended December 31,





                                                                                      2000                1999
                                                                                  -----------         -----------
Revenues
Loan placement and related fees                                                   $14,549,415         $11,237,208
Interest income                                                                       724,919             612,391
Other income                                                                           78,333              19,319
                                                                                  -----------         -----------

                 Total revenues                                                    15,352,667          11,868,918
                                                                                  -----------         -----------

EXPENSES
Sales and marketing expenses                                                        2,185,356           1,749,948
General and administrative expenses                                                 7,069,482           6,106,525
Interest expenses                                                                     312,596             142,489
                                                                                  -----------         -----------

                 Total expenses                                                     9,567,434           7,998,962

                 Income from continuing operations before
                 provision for income taxes                                         5,785,233           3,869,956

PROVISION FOR INCOME TAXES                                                          2,019,893             959,333
                                                                                  -----------         -----------
                 NET INCOME FROM CONTINUING OPERATIONS                              3,765,340           2,910,623

DISCONTINUED OPERATIONS
Income from discontinued operations - Financial
Services Division, net of income taxes of $140,869 and $-0-                           361,658             376,597
                                                                                  -----------         -----------

                 NET INCOME                                                        $4,126,998          $3,287,220
                                                                                  ===========         ===========

EARNINGS PER COMMON SHARE - BASIC AND DILUTED
Income from continuing operations                                                       $0.54
                                                                                  ===========

Income from discontinued operations                                                     $0.05
                                                                                  ===========
Net income                                                                              $0.59
                                                                                  ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - BASIC                                                                 6,989,206
                                                                                  ===========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - DILUTED                                                               7,010,127
                                                                                  ===========

PRO FORMA INFORMATION (UNAUDITED) (NOTE A)
Historical income from continuing operations
before income taxes                                                                                    $3,869,956
Pro forma income taxes                                                                                  1,315,785
                                                                                                      -----------

Pro forma net income from continuing operations                                                         2,554,171
                                                                                                      -----------

Pro forma income from discontinued operations                                                             376,597
Pro forma income taxes from discontinued operations                                                       128,043
                                                                                                      -----------

Pro forma net income from discontinued operations
- net of income tax                                                                                       248,554
                                                                                                      -----------

                 Pro forma net income                                                                  $2,802,725
                                                                                                       ==========

Earnings per common share - Basic and Diluted
          Pro forma income from continuing operations                                                       $0.37
                                                                                                       ==========

          Pro forma income from discontinued operations                                                     $0.03
                                                                                                       ==========

          Pro forma net income                                                                              $0.40
                                                                                                       ==========

Pro forma weighted average number of common
shares outstanding - Basic and Diluted                                                                  6,982,914
                                                                                                       ==========



The accompanying notes are an integral part of these statements.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 2000 and 1999




                                                             PREFERRED STOCK                        COMMON STOCK
                                                          -----------------------             ------------------------
                                                          SHARES           AMOUNT             SHARES           AMOUNT
                                                          ------           ------             ------           ------
BALANCE AT JANUARY 1, 1999                                     --          $     --         5,719,270            $572

Cancellation of $0.0001 common stock
in connection with recapitalization                            --                --          (100,000)            (10)

Issuance of $0.0001 common stock in
connection with recapitalization                               --                --         1,350,000             135

Distribution of assets, net of liabilities,
to Del Mar Mortgage, Inc.                                      --                --                --              --

Distribution of assets, net of liabilities,
to Del Mar Holdings, Inc.                                      --                --                --              --

Acquisition of Vestin Mortgage, Inc.
(formerly Capsource, Inc.)                                     --                --            20,000               2

Contribution by stockholder through
relief of note payable                                         --                --                --              --

Payments received on receivable from
stockholder                                                    --                --                --              --

Distribution to stockholders of
L.L. Bradford and Company                                      --                --                --              --

Cash contributions                                             --                --                --              --

Net income                                                     --                --                --              --
                                                          -------          --------         ---------           -----
BALANCE AT DECEMBER 31, 1999                                   --                --         6,989,270             699

Comprehensive income:
Net income                                                     --                --                --              --
Net unrealized loss on investments
available-for-sale, net of tax of $59,649

           Total comprehensive income

Treasury stock acquired, $4.6875 per share                     --                --                --              --

Distribution to stockholders of
L.L. Bradford & Company                                        --                --                --              --
                                                          -------          --------         ---------           -----
BALANCE AT DECEMBER 31, 2000                                   --          $     --         6,989,270           $ 699
                                                          =======          ========         =========           =====




                                                                                         ADDITIONAL        RECEIVABLE
                                                               TREASURY STOCK              PAID-IN             FROM
                                                            SHARES          AMOUNT         CAPITAL         STOCKHOLDER
                                                            ------          ------         -------         -----------
BALANCE AT JANUARY 1, 1999                                     --           $   --        $3,135,064         $(535,646)

Cancellation of $0.0001 common stock
in connection with recapitalization                            --               --                --                --

Issuance of $0.0001 common stock in
connection with recapitalization                               --               --               291                --

Distribution of assets, net of liabilities,
to Del Mar Mortgage, Inc.                                      --               --        (1,152,046)               --

Distribution of assets, net of liabilities,
to Del Mar Holdings, Inc.                                      --               --          (643,260)               --

Acquisition of Vestin Mortgage, Inc.
(formerly Capsource, Inc.)                                     --               --            12,358                --


Contribution by stockholder through
relief of note payable                                         --               --           350,000                --

Payments received on receivable from
stockholder                                                    --               --                --           535,646

Distribution to stockholders of
L.L. Bradford and Company                                      --               --                --                --

Cash contributions                                             --               --            37,020                --

Net income                                                     --               --                --                --
                                                            -----         --------        ----------         ---------
BALANCE AT DECEMBER 31, 1999                                   --               --         1,739,427                --

Comprehensive income:
Net income                                                     --               --                --                --
Net unrealized loss on investments
available-for-sale, net of tax of $59,649
           Total comprehensive income

Treasury stock acquired, $4.6875 per share                  2,400          (11,306)               --                --

Distribution to stockholders of
L.L. Bradford & Company                                        --               --                --                --
                                                            -----         --------        ----------         ---------
BALANCE AT DECEMBER 31, 2000                                2,400         $(11,306)       $1,739,427         $      --
                                                            =====         ========        ==========         =========



                                                                                 ACCUMULATED
                                                                                    OTHER
                                                               RETAINED         COMPREHENSIVE
                                                               EARNINGS             INCOME         TOTAL
                                                               --------             ------          -----
Balance at January 1, 1999                                    $344,347           $     --         $2,944,337

Cancellation of $0.0001 common stock
in connection with recapitalization                                 --                 --                (10)

Issuance of $0.0001 common stock in
connection with recapitalization                                    --                 --                426

Distribution of assets, net of liabilities,
to Del Mar Mortgage, Inc.                                           --                 --         (1,152,046)

Distribution of assets, net of liabilities,
to Del Mar Holdings, Inc.                                           --                 --           (643,260)

Acquisition of Vestin Mortgage, Inc.
(formerly Capsource, Inc.)                                          --                 --             12,360

Contribution by stockholder through
relief of note payable                                              --                 --            350,000

Payments received on receivable from
stockholder                                                         --                 --            535,646

Distribution to stockholders of
L.L. Bradford and Company                                     (350,635)                --           (350,635)

Cash contributions                                                  --                 --             37,020

Net income                                                   3,287,220                 --          3,287,220
                                                             ---------                            ----------
BALANCE AT DECEMBER 31, 1999                                 3,280,932                 --          5,021,058

Comprehensive income:
Net income                                                   4,126,998                 --          4,126,998
Net unrealized loss on investments
available-for-sale, net of tax of $59,649                                        (115,790)          (115,790)
                                                                                 --------         ----------
            Total comprehensive income                                           (115,790)         9,032,266

Treasury stock acquired, $4.6875 per share                          --                 --            (11,306)

Distribution to stockholders of
L.L. Bradford & Company                                        (60,813)                --            (60,813)
                                                             ---------                            ----------

BALANCE AT DECEMBER 31, 2000                                 $7,347,117         $(115,790)        $8,960,147
                                                             ==========         =========         ==========




The accompanying notes are an integral part of these statements.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                            YEARS ENDED DECEMBER 31,

                                                                      2000                 1999
                                                                   -----------       -----------
CASH FLOW FROM OPERATING ACTIVITIES:
Net income                                                         $ 4,126,998       $ 3,287,220
Less net income from discontinued operations                           361,658           376,597
                                                                    ----------        ----------

Income from continuing operations                                    3,765,340         2,910,623
Adjustments to reconcile net income from continuing
operations to net cash provided by operating activities:
          Depreciation and amortization                                 19,479             6,806
          Loss on investment in real estate held for sale              397,194                --
          Changes in operating assets and liabilities:
              Accounts receivable                                   (1,530,184)         (507,321)
              Other assets                                             (35,565)           (8,170)
              Due from stockholder                                    (331,862)         (292,033)
              Due from related parties                                 (15,533)               --
              Deferred tax asset                                      (123,243)          (27,542)
              Accounts payable and accrued expenses                    330,597           751,199
              Due to related parties                                    (7,803)          332,270
              Income taxes payable                                   1,443,137           736,875
                                                                    ----------        ----------

                 Net cash provided by operating activities of
                 continuing operations                               3,911,557         3,902,707
                                                                    ----------        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                    (169,157)          (19,507)
Cash advanced on notes receivable                                     (250,964)         (323,000)
Principal payments received on notes receivable                        170,000                --
Purchase of investment in marketable securities                       (120,000)         (114,949)
Purchase of other investments                                       (1,422,622)           (3,194)
Purchase of investments in mortgage loans on real
estate, net of sales                                                    27,506        (3,055,520)
                                                                    ----------        ----------

                 Net cash used in investing activities of
                 continuing operations                              (1,765,237)       (3,516,170)
                                                                    ----------        ----------

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

                            YEARS ENDED DECEMBER 31,

                                                                       2000              1999
                                                                   -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances (payments) on line of credit, net                         $(1,980,000)      $ 1,980,000
Payments on notes payable                                             (200,000)               --
Payments on short-term note                                                 --          (100,000)
Distribution to stockholders                                           (60,813)       (2,132,305)
Payments received from note receivable from stockholder                     --           535,646
Deferred offering costs                                                     --          (115,100)
Proceeds from stockholders                                                  --            37,020
Purchase of treasury stock                                             (11,306)               --
                                                                   -----------       -----------

                  Net cash (used in) provided by financing
                  activities of continuing operations               (2,252,119)          205,261
                                                                   -----------       -----------

                  Net cash (used in) provided by continuing
                  operations                                          (105,799)          591,798

                  Net cash provided by discontinued operations          61,609            14,849
                                                                   -----------       -----------

                  NET (DECREASE) INCREASE IN CASH                      (44,190)          606,647

CASH AT BEGINNING OF YEAR                                            1,093,045           486,398
                                                                   -----------       -----------

CASH AT END OF YEAR                                                $ 1,048,855       $ 1,093,045
                                                                   ===========       ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for federal income taxes                                 $   800,000       $   250,000
                                                                   ===========       ===========

Cash paid for interest                                             $   326,302       $   134,566
                                                                   ===========       ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:
Investment in real estate held for sale                            $        --       $ 1,290,000
                                                                   ===========       ===========

Contribution by stockholder through relief of note
payable                                                            $        --       $   350,000
                                                                   ===========       ===========

Distribution of liabilities, net of assets assumed to
stockholders of Del Mar Mortgage, Inc. and Del Mar
Holdings, Inc.                                                     $        --       $   336,999
                                                                   ===========       ===========

Purchase of property and equipment on line of credit               $        --       $     6,976
                                                                   ===========       ===========

Purchase of property and equipment on capital lease                $        --       $     9,435
                                                                   ===========       ===========

The accompanying notes are an integral part of these statements.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION

       Vestin Group, Inc. ("Vestin Group" or the "Company"), formerly Sunderland Corporation, was incorporated in the State of Delaware on June 2, 1998. The Company conducts its operations primarily through Vestin Mortgage, Inc., a wholly owned subsidiary. Vestin Mortgage, Inc. ("Vestin Mortgage") operates as a mortgage company licensed in the state of Nevada. Vestin Mortgage is engaged in the brokerage and placement of commercial loans secured by real property. The Company's primary operations consist of arranging for investor funding of mortgage loans for the commercial, construction, acquisition and development, land, and residential projects in Southern Nevada. The Company also services such loans.

       On April 27, 1999, Vestin Group, a non-operating public company with nominal net assets, acquired certain assets and assumed certain liabilities representing the operations of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc. (the "Del Mar Entities") in exchange for 4,891,270 shares of Vestin Group common stock (post 5-for-3 stock split). The combination of the Del Mar Entities has been accounted for in a manner similar to a pooling of interest, as the companies were under common control. Vestin Group concurrently acquired 100% of the outstanding common stock of Vestin Mortgage in exchange for 20,000 shares of Vestin Group common stock.

       Under generally accepted accounting principles, the acquisition of the Del Mar Entities is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by the Del Mar Entities for the net monetary assets of Vestin Group, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative historical financial statements of the "legal acquirer" ("Vestin Group"), are those of the "legal acquiree" ("Del Mar Entities") (i.e., the accounting acquirer).

       Accordingly, the consolidated financial statements of Vestin Group for the year ended December 31, 1999 are the combined historical financial statements of Del Mar Mortgage, Inc. and Del Mar Holdings, Inc., as restated to reflect the business combination accounted for as a pooling-of-interest as discussed in Note S. The assets not acquired, net of the liabilities not assumed, have been accounted for as distributions to Del Mar Mortgage, Inc. and Del Mar Holdings, Inc.'s stockholders.

       The business combination with Vestin Mortgage has been accounted for as a purchase business combination. The cost of Vestin Mortgage is based upon the fair value of the 20,000 common shares issued to the Vestin Mortgage shareholder, which was $12,360. The acquisition resulted in the recognition of $1,390 of goodwill.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 2000 AND 1999

      NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   - Continued

     ORGANIZATION - Continued

     In February 2000, the Company changed its business focus to provide a wide array of financial services. As a result of this business focus change, the Company acquired L.L. Bradford & Company ("LLB") and Mortgage Source, Inc. ("MSI") during fiscal year 2000. However, due to unfavorable changing market conditions, the Company reverted back to its original business focus of providing commercial loans in December 2000. Accordingly, the Company divested itself of LLB and terminated its acquisition of MSI in January 2001 as further described in Note S.

     As disclosed in Note S, the Company acquired all of the outstanding common stock of Vestin Capital, Inc. (formerly DM Financial Services, Inc.) and DM Mortgage Advisors, Inc. These acquisitions have been accounted for as a pooling of interests, and accordingly, the accompanying consolidated financial statements of the Company have been restated to include the accounts and operations for all periods presented.

     The Company operates in one business segment as a result of the LLB and MSI divestiture discussed above.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and it's wholly-owned subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

     CONCENTRATIONS

     Substantially all of the Company's operations are derived from the Southwestern region of the United States. Consequently, the Company's results of operations and financial condition are affected by general trends in the Southwestern States' economy and its commercial and residential real estate market.

     Financial instruments, which potentially subject the Company to credit risk, include cash in bank and mortgage loans.

     The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 2000 AND 1999

      NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   - Continued

       CONCENTRATIONS - Continued

       The Company's investments in mortgage loans on real estate will require the borrower to make a balloon payment of the principal at maturity. To the extent that a borrower has an obligation to pay a mortgage loan in a lump sum payment, its ability to satisfy this obligation may be dependent upon its ability to refinance or raise a substantial amount of cash. An increase in interest rates over the mortgage rate applicable at origination of the loan may have an adverse effect on the borrower's ability to refinance.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       REVENUE RECOGNITION

       The Company recognizes revenue primarily from loan placement fees, loan servicing fees, extension fees and accounting services. Loan placement fees are recorded as revenue at the close of escrow and reduced by direct loan placement costs. Loan servicing fees are recorded as revenue when such services are rendered. Principally, servicing fees represent the interest spread between what is paid to the investor and what the borrower pays for the use of the money. This can vary from loan to loan. Extension fees are recorded as revenue at the extension grant date.

       Loan origination fees related to the Company's investments in mortgage loans on real estate are amortized principally by the effective interest method over the term of the related obligation.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

      NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   - Continued

       INVESTMENTS IN MARKETABLE SECURITIES

       Investments in equity securities consist of common stock. The securities are stated at market value as determined by the most recently traded price of each security at the balance sheet date. All marketable securities are defined as available-for-sale securities under the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.

       Management determines the appropriate classification of its investments in marketable securities at the time of purchase and reevaluates such determination at each balance sheet date. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities, and unrealized holding gains and losses are included in earnings. Debt securities for which the Company does not have the intent or ability to hold to maturity and equity securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. The cost of investments sold is determined on the specific identification or the first-in, first-out method.

       OTHER INVESTMENTS

       Other investments consist primarily of equity holdings in DM Mortgage Investors LLC and Creditmart.com (see Note K). These investments are recorded at historical cost and although the market value of these investments are not readily determinable, management believes the fair value of these investments exceeds its carrying cost.

       PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets ranging from 3 to 7 years. The cost of repairs and maintenance is charged to expense as incurred.

       ADVERTISING COSTS

       Advertising costs are expensed as incurred and amounted to $1,035,485 and $365,836 for the years ended December 31, 2000 and 1999, respectively.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

      NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   - Continued

       INCOME TAXES

       The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       IMPAIRMENT OF LONG-LIVED ASSETS

       The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

       STOCK-BASED COMPENSATION

       The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees. Under APB 25, the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

       In 1996, FAS No. 123, Accounting for Stock-Based Compensation, became effective for the Company. FAS 123, which prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB 25 if certain pro forma disclosures are made assuming hypothetical fair value method application. See Note P for pro forma disclosures required by FAS 123 plus additional information on the Company's stock options.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

      NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   - Continued

       RECENT PRONOUNCEMENTS

       In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 101 provides guidance on the recognition, presentation and disclosure of revenues in financial statements and requires adoption no later than the fourth quarter of fiscal 2001. The Company has evaluated the impact of SAB 101 and its related interpretations and determined that it will not have a material effect on the Company's consolidated financial position and results of operations.

       In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivatives and Hedging Activities ("SFAS 133"), as amended. SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS 133, as amended, establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. We will adopt SFAS 133 in our quarter ending March 31, 2001 and do not expect such adoption to have a material effect on our financial statements.

       PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

       Prior to the recapitalization of the Company (April 27, 1999) and the acquisition of L.L. Bradford & Company, the earnings of Del Mar Mortgage, Inc. and L.L. Bradford & Company, which are included in the Consolidated Statement of Income, were taxed to the shareholders of Del Mar Mortgage, Inc. and L.L. Bradford & Company. The pro forma information reflects a provision for income taxes as if Del Mar Mortgage, Inc. and L.L. Bradford & Company had been a C corporation for the entire year ended December 31, 1999 using an assumed effective tax rate of 34%. Pro forma net income per share has been computed by dividing pro forma net income by the weighted average shares outstanding, assuming that the shares exchanged for the purchase of L.L. Bradford & Company were outstanding for the entire year.

       RECLASSIFICATIONS

       The 1999 financial statements reflect certain reclassifications, which have no effect on net income, to conform to classifications in the current year.

NOTE B - ACCOUNTS RECEIVABLE

       The Company services loans which have been arranged for the investor parties through a servicing agreement. The servicing agreement stipulates that all extension fees charged in behalf of the investors shall be retained by the Company as part of the loan servicing fees. Accounts receivable represent extension and loan placement fees earned but not yet received.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE C - INVESTMENT IN REAL ESTATE HELD FOR SALE

       The Company has an investment in real estate held for sale net of allowance for losses of $410,901 at December 31, 2000. The investment in real estate held for sale is recorded at the lower of cost or fair value less cost to sell. Subsequent to year end, the Company entered into a contract to sell the investment in real estate held for sale.

NOTE D - INVESTMENTS IN MORTGAGE LOANS ON REAL ESTATE

       The Company invests in mortgage loans. The mortgage loans are secured by first and second trust deeds on real estate. These loans have maturities of one year or less with interest rates ranging from 12% to 14% payable monthly, with principal due at maturity. Management believes the underlying value of the assets securing the mortgage loans was sufficient at December 31, 2000 to realize their carrying value. Accordingly, no allowance for loan losses has been established.

NOTE E - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31, 2000:


Furniture and equipment                      $ 74,983
Computers                                     171,991
                                             --------

                                              246,974
Less:    Accumulated depreciation              62,291
                                             --------

Total property and equipment                 $184,683
                                             ========


NOTE F - NOTE PAYABLE

       In 1999, the Company foreclosed on real estate subject to an existing lien (the "note"). The note is due on demand with interest at 12.75% per annum. The note is secured by certain real estate that the Company holds for sale (see Note C). The note requires monthly interest payments with the balance of unpaid principal and interest due on demand.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE G - LINES OF CREDIT

       The Company maintains a $3,000,000 floating line of credit with a financial institution. There was no balance outstanding on this line of credit as of December 31, 2000. The line of credit is payable in monthly installments of interest only at the prime lending rate plus 1.0% (10.5% at December 31, 2000) and expires on June 12, 2001. The line of credit is guaranteed by the Company's majority stockholder and is secured by the deeds of trust on the property being advanced against. The line of credit agreement limits payments of dividends on the Company's stock and transfers between related parties without prior written consent from the financial institution. The line of credit contains certain covenants, which the Company has complied with or received waivers for as of December 31, 2000.

       The Company also maintains an equipment line of credit with a financial institution. The available amount on this line of credit is $50,000 and is for the acquisition of equipment through February 26, 2001. Principal and interest is payable on each advance over a payment schedule of not less than 36 months or more than 96 months, as agreed by the Company and the bank. At the time of each advance, the Company can either elect a fixed or a variable interest rate. The fixed interest rate is 2.875% above the treasury rate in effect as of the close of the business on the Thursday of the week preceding disbursement of the advance, rounded to the nearest .05%. The variable interest rate is at .5% above the prime rate. The outstanding balance as of December 31, 2000 totaled $41,058 and is at the fixed interest rate (10.65% at December 31, 2000). The line of credit is secured by the Company's equipment purchased or acquired in whole or in part with the advance.

       The following are the maturities under the lines of credit as of December 31, 2000:


2001                      $16,308
2002                       16,570
2003                        7,812
2004                          368
                          -------

                          $41,058
                          =======


The $50,000 line of credit is included on the Balance Sheet under the caption of Net assets of discontinued operations.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE H - CREDIT AGREEMENT

       The Company has entered into a credit agreement with a financial institution that maintains non-interest bearing trust funds held on behalf of the investors and the Company (Note I). The credit agreement allows the Company to borrow funds up to the amount held in the trust accounts and other funds held at the institution at a rate of 1% and invest those funds in commercial paper (securities). The Company has provided the financial institution with a security interest in the securities and, at all times, the securities remain in the financial institution's custody and control. The balance drawn down upon the credit agreement was $2,942,221 at December 31, 2000.

NOTE I - TRUST ACCOUNTS

       The Company manages certain trust assets including cash and receivables on behalf of the investors. The cash is held at a financial institution, and the Company records and reconciles the receivables from borrowers. At December 31, 2000, the cash held in trust was $2,419,515, and the trust receivable was $1,137,163. The related trust liability was $3,556,678 at December 31, 2000. The trust assets and liabilities are not recorded on the balance sheet of the Company at December 31, 2000.

NOTE J - LOANS SERVICED FOR OTHERS

       The Company services loans for others, which are not shown on the balance sheet. The face amount of these loans at December 31, 2000 approximated $326,000,000. Loans serviced for others include commercial loans that are placed by the Company.

NOTE K - RELATED PARTY TRANSACTIONS

       On April 27, 1999, the Company entered into a non-renewable transition agreement (the "Agreement") with Del Mar Mortgage, Inc., a company wholly owned by the Company's majority stockholder. The Agreement required the Company to pay Del Mar Mortgage, Inc. 25% of loan origination fees earned from April 27, 1999 through October 26, 1999 and 12.5% of such fees from October 27, 1999 through April 26, 2000. The Agreement also requires the Company to remit to Del Mar Mortgage, Inc. all future loan servicing and extension fees recognized on loans placed by the Company prior to April 27, 1999. The Agreement terminated on April 26, 2000. The Company incurred $286,580 and $2,597,641 in fees related to the Agreement for the years ended December 31, 2000 and 1999, respectively, which have been recorded as general and administrative expenses in the consolidated financial statements.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 2000 AND 1999

NOTE K - RELATED PARTY TRANSACTIONS - Continued

       The Company has $331,862 due from the majority stockholder and $13,243 due from affiliates of the Company at December 31, 2000. These balances bear no interest and are due on demand.

       Notes receivable of $403,964 includes a $250,964 note from an employee of the Company dated April 19, 2000. The note is unsecured, matures on April 19, 2004 and bears interest at 10%. Interest only payments are made on a semi-annual basis with the principal along with any accrued interest due as a lump sum on the date of maturity.

       The Company has $196,614 due to DM Mortgage Investors, LLC at December 31, 2000. This balance bears no interest and is due on demand.

       Included in net assets of discontinued operations are amounts due from LLB Investments, Inc. and LLB, LLC totaling $241,379 at December 31, 2000. LLB Investments, Inc. and LLB, LLC are entities majority owned by an officer and stockholder of the Company. These balances bear no interest and are due on demand.

       At December 31, 2000, the Company had a due from L.L. Bradford & Company of $2,290 and a due to L.L. Bradford & Company of $40,224. In addition, the Company paid $150,000 in fees for accounting services performed by L.L. Bradford & Company for each of the two years ending December 31, 2000 and 1999. Normally, balances with subsidiaries would have been eliminated in consolidated financial statements. However, since L.L. Bradford & Company is being accounted for as a discontinued operation, the intercompany balances are not eliminated in consolidation.

       The Company is the manager of DM Mortgage Investors, LLC, a company primarily engaged in the business of mortgage lending. The Company's investment in DM Mortgage Investors, LLC is approximately $1,030,000 and is less than 5% of DM Mortgage Investors, LLC's equity. Under the management agreement, the Company is entitled to receive a management fee of up to 0.25% of the aggregate capital contributions, paid monthly in arrears and up to 3.0% of the selling proceeds for reselling properties foreclosed upon. During the year ended December 31, 2000, the Company received approximately $25,000 in management fees. The Company will also receive from the borrowers of DM Mortgage Investors, LLC loan evaluation and processing fees, loan placement fees, servicing fees and extension fees. Total fees received by the Company from the borrowers were approximately $4,700,000 for the year ended December 31, 2000.

       The Company has an investment in Creditmart.com, an internet credit reporting start-up company, of $150,000 recorded at cost as of December 31, 2000. The President of Creditmart.com is a stockholder and former Director of the Company. The Company also guarantees a sub-lease of office space for Creditmart.com. The President of Creditmart.com has pledged the Company 50,000 shares of his common stock in Vestin Group, Inc. as collateral for the guarantee. The sub-lease agreement calls for monthly payments of approximately $14,400 and continues until June 2002.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE L - INCOME TAXES

The components of income tax expense (benefit) are as follows at December 31:


                                                                       2000             1999
                                                                   -----------       -----------
Current                                                            $ 2,284,006       $   986,875
Deferred                                                              (182,893)          (27,542)
Discontinued operations                                               (140,869)               --
Other comprehensive loss                                                59,649                --
                                                                   -----------       -----------

                                                                   $ 2,019,893       $   959,333
                                                                   ===========       ===========


       Deferred taxes result from temporary differences in the recognition of certain revenue and expense items for income tax and financial reporting purposes. The significant components of the Company's deferred taxes as of December 31st are as follows:


                                 2000         1999
                               --------      -------
Deferred tax assets:
Nondeductible reserves
and expenses                   $210,433      $27,542
Less: Valuation allowance            --           --

Net deferred taxes             $210,433      $27,542
                               ========      =======


The reconciliation of the statutory federal rate to the Company's effective income tax rate is as follows:


                                      2000             1999
                                   ----------      -----------
Statutory tax provision            $1,966,979      $ 1,332,880
Earnings taxed to shareholder              --         (381,867)
Non-deductible expenses                52,914            8,320
                                   ----------      -----------

                                   $2,019,893      $   959,333
                                   ==========      ===========

                       VESTIN GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 2000 AND 1999

NOTE M - EARNINGS PER COMMON SHARE

       Basic earnings per common share is calculated by dividing net income by the weighted average number of common share outstanding during the period. Diluted earnings per common share is calculated by dividing net income by the sum of the weighted average number of common shares outstanding, plus all additional common shares that would have been outstanding if potentially dilutive securities or common stock equivalents had been issued. The following table reconciles the weighted average number of shares used in the earnings per share calculations as of December 31, 2000 and 1999:


                                                    FOR THE YEAR ENDED DECEMBER 31, 2000
                                            ---------------------------------------------------

                                                INCOME             SHARES            PER-SHARE
                                              (NUMERATOR)       (DENOMINATOR)         AMOUNT
                                              -----------       -------------         ------

INCOME FROM CONTINUING OPERATIONS:           $   3,765,340
                                             -------------
Basic EPS:
Income available to common stockholders          3,765,340          6,989,206      $        0.54

Effect of Dilutive securities:
Stock options                                                          20,921

Diluted EPS:
Income available to common
stockholders plus assumed conversions        $   3,765,340          7,010,127      $        0.54

INCOME FROM DISCONTINUED OPERATIONS:         $     361,658

Basic EPS:
Income available to common stockholders            361,658          6,989,206      $        0.05

Effect of Dilutive securities:
Stock options                                                          20,921

Diluted EPS:
Income available to common
stockholders plus assumed conversions        $     361,658          7,010,127      $        0.05

NET INCOME:                                  $   4,126,998

Basic EPS:
Income available to common stockholders          4,126,998          6,989,206      $        0.59

Effect of Dilutive securities:
Stock options                                                          20,921

Diluted EPS:
Income available to common
stockholders plus assumed conversions        $   4,126,998          7,010,127      $        0.59

                       VESTIN GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 2000 AND 1999

NOTE M - EARNINGS PER COMMON SHARE - Continued


                                                                   PRO FORMA INFORMATION FOR THE
                                                              YEAR ENDED DECEMBER 31, 1999 (UNAUDITED)
                                                         ------------------------------------------------------
                                                             INCOME              SHARES            PER-SHARE
                                                          (NUMERATOR)        (DENOMINATOR)           AMOUNT
                                                         --------------      --------------      --------------
INCOME FROM CONTINUING OPERATIONS:                       $    2,554,171

Basic and Diluted EPS:
            Income available to common stockholders      $    2,554,171           6,982,914      $         0.37

INCOME FROM DISCONTINUED OPERATIONS:                     $      248,554

Basic and Diluted EPS:
            Income available to common stockholders      $      248,554           6,982,914      $         0.03

NET INCOME:                                              $    2,802,725

Basic and Diluted EPS:
            Income available to common stockholders      $    2,802,725           6,982,914      $         0.40


NOTE N - EMPLOYEE BENEFIT AND STOCK OPTION PLAN

       401(k) PLAN

       The Company maintains a 401(k) Savings Plan which covers substantially all full-time employees. Participants may make tax-deferred contributions of up to 15% of annual compensation (subject to other limitations specified by the Internal Revenue Code). The Company matches employee contributions dollar for dollar up to 5% of compensation. The Company contributed $27,854 and $37,537 to the plan for the years ended December 31, 2000 and 1999, respectively.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 2000 AND 1999

NOTE O - STOCKHOLDERS' EQUITY

       STOCK OPTIONS

       During fiscal year 2000, the Company's stockholders approved the adoption of a stock option plan for the benefit of its eligible employees, consultants, officers and directors. The plan provides for 600,000 shares of common stock to be issued upon exercise of stock options. As of December 31, 2000, 461,800 options were granted. The outstanding options granted as of December 31, 2000, have a term of ten years from the date of grant. Options granted generally vest and become exercisable with the following vesting schedule: 33% at the date of grant, 33% every year, and fully vested in two years. Additionally, the Company granted its Chief Executive Officer warrants to purchase 500,000 shares of the Company's common stock during fiscal year 2000 exclusive of the approved stock option plan. The options granted to the Chief Executive Officer are fully vested and have a strike price equal to the fair value of such shares at the date of grant with a life of ten years.

       STOCK OPTION ACTIVITY

       The following table summarizes the Company's stock option activity:


                                                                     WEIGHTED
                                                                     AVERAGE
                                                    NUMBER           EXERCISE
                                                  OF SHARES           PRICE
                                                  ---------           -----
Balance, January 1, 2000                               --            $  --
Options granted and assumed                        961,800            4.00
Options exercised                                      --               --
Options forfeited/expired                              --               --

Balance, December 31, 2000                         961,800           $4.00

The following table summarizes information about options outstanding and exercisable at December 31, 2000:


                                                                                 SHARES UNDERLYING
                  SHARES UNDERLYING OPTIONS OUTSTANDING                         OPTIONS EXERCISABLE
                  -------------------------------------                         -------------------
                           SHARES           WEIGHTED
                         UNDERLYING          AVERAGE         WEIGHTED         SHARES           WEIGHTED
                          OPTIONS/         REMAINING         AVERAGE       UNDERLYING          AVERAGE
                           WARRANTS       CONTRACTUAL        EXERCISE        OPTIONS           EXERCISE
EXERCISE PRICES         OUTSTANDING           LIFE             PRICE        OUTSTANDING          PRICE
---------------         -----------           ----             -----        -----------          -----

     $4.00                 961,800       9.83 years            $4.00            699,300          $4.00

                       VESTIN GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 2000 AND 1999

NOTE O - STOCKHOLDERS' EQUITY - Continued

       PRO FORMA DISCLOSURE

       SFAS No. 123 requires companies that follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123. Accordingly, had compensation cost been recognized based on the fair value of options granted at the date of grant in 2000, the pro forma amounts of the Company's net income and net income per share for the year ended December 31, 2000 would have been as follows:


                                                                                       AS REPORTED        PRO FORMA
                                                                                      -------------      -------------
Net income -- as reported                                                             $   4,126,998      $   3,005,000
Earnings per common share -- Basic and Diluted:
Income from continuing operations                                                     $        0.54      $        0.38
Income from discontinued net income                                                   $        0.05      $        0.05
Net income                                                                            $        0.59      $        0.43

       The fair value for each option granted was estimated at the date of grant using the Black-Scholes option-pricing model, assuming no expected dividends and the following weighted average assumptions as of December 31, 2000:

Average risk-free interest rates                                 5.77%
Average expected life (in years)                                    3
Volatility                                                      54.51%

       The weighted average fair value of options granted with exercise prices at the current fair value of the underlying stock during 2000 was approximately $1,700,000, or $1.77 per option. During 2000, there were no options granted with an exercise price below the fair value of the underlying stock at the grant date.

NOTE P - EMPLOYMENT AGREEMENTS

       The Company has employment agreements and arrangements with certain officers and key employees. The agreements generally continue for a period of three years or until terminated by the executive or the Company with cause. The agreements and arrangements provide the employees with a base salary and benefits. The agreements contain covenants against competition with the Company, which extend for a period of time after termination.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 2000 AND 1999

NOTE Q - FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying amounts of cash, accounts receivable, notes receivable, mortgage loans, accounts payable and notes payable approximate fair value because of the short-term maturity of these instruments.

NOTE R - COMMITMENTS AND CONTINGENCIES

       LEASE COMMITMENTS

       The Company operates from leased office facilities under a noncancellable operating lease. The lease requires the Company to pay certain escalation clauses for real estate taxes, operating expense, usage and common area charges. The Company also leases equipment under a noncancellable operating lease. Rent expense for leased office facilities and equipment charged to operations for the year ended December 31, 2000 and 1999 was $180,418 and $254,278, respectively.

       Future minimum rental payments required under the operating leases as of December 31, 2000, are as follows:


                           2001                $198,282
                           2002                 201,817
                           2003                 205,217
                           2004                  74,452
                           2005                   8,089
                                               --------
                                               $687,857
                                               ========

NOTE S - ACQUISITIONS AND DIVESTITURES

       VESTIN CAPITAL, INC. AND DM MORTGAGE ADVISORS, INC.

       On December 23, 1999, the Company consummated an agreement to acquire all the outstanding capital stock of Vestin Capital, Inc., a newly formed Las Vegas, Nevada based securities broker-dealer for 10,300 shares of the Company's common stock and DM Mortgage Advisors, Inc., a Phoenix, Arizona based mortgage funding company for 17,700 shares of the Company's common stock. The acquisition of Vestin Capital, Inc. and DM Mortgage Advisors, Inc. is accounted for as a pooling of interest, and accordingly, the accompanying consolidated financial statements have been restated to include the accounts and operations for all periods presented.

                       VESTIN GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 2000 AND 1999

NOTE S - ACQUISITIONS AND DIVESTITURES - Continued

       L.L. BRADFORD & COMPANY

       On March 31, 2000, the Company consummated a merger with L.L. Bradford & Company whereby acquiring all of LLB's capital stock in exchange for 800,000 shares of the Company's common stock. LLB operates as a certified public accounting and consulting practice in the State of Nevada. The Company accounted for this business combination as a pooling of interests. As a result of the Company's change in business focus in December 2000, the Company consummated a Purchase Agreement on January 1, 2001 with the former shareholders of LLB, whereby, the Company repurchased the 800,000 shares of its common stock originally issued to the former shareholders of LLB and divested itself of LLB. The Company has accounted for this divestiture as a spin-off in accordance with Accounting Principles Board Statement ("APB") No. 29. The repurchase will be considered to be a distribution of nonmonetary assets to the former shareholders of LLB, whereby the rescission of prior business combination will based on the historical cost of the nonmonetary assets distributed and no gain or loss will be recognized.

       As of December 31, 2000, the consolidated financial statements have been reclassified to reflect the spin-off of LLB as a discontinued operation. Accordingly, the revenues, expenses, assets and liabilities, cash flows of LLB have been segregated in the Consolidated Balance Sheets, Income Statements, and Cash Flows.

       MORTGAGE SOURCE, INC.

       On August 31, 2000, the Company consummated a merger with Mortgage Source, Inc., whereby, acquiring all of MSI's capital stock in exchange for 251,000 shares of the Company's common stock. MSI operates as residential mortgage company in the State of Nevada. The Company accounted for this business combination as a pooling of interests. As a result of certain claims related to the acquisition, the Company consummated a Termination Agreement on January 10, 2001 rescinding the August 31, 2000 merger with MSI. Furthermore, the Company paid the former shareholder of MSI the sum of $175,000 as consideration for the termination and release of all potential and future claims of both parties. The Company has accounted for this termination as a reversal of the business combination. Accordingly, these financial statements do not reflect the financial position, results of operation, and cash flows of MSI.

       Information required under APB No. 16 to disclose the operating results of L.L. Bradford & Company as a result of the pooling are not presented due to the presentation of L.L. Bradford & Company as a discontinued operation under APB No. 30 discussed above. The acquisitions of Vestin Capital, Inc. and DM Mortgage Advisors, Inc. are not separately disclosed as the effects on revenue and net income is immaterial.

   <


                       VESTIN GROUP, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 2000 AND 1999

NOTE T - LITIGATION

       The Company is a defendant in various lawsuits incurred in the normal course of business. In the opinion of management, after consulting with legal counsel, the liabilities, if any, resulting from these matters will not have a material effect on the consolidated financial statements of the Company.

NOTE U - SUBSEQUENT EVENT

       In January 2001, the Company consummated a Consulting Agreement with Joe Namath, a National Football League Hall of Fame inductee, to act as a spokesperson on behalf of the Company for five years. In consideration, Mr. Namath will be compensated in the amount of $1,000,000 cash annually and received warrants to purchase 800,000 shares of the Company's common stock at an exercise price of $0.01 and warrants to purchase 400,000 shares of the Company's common stock at an exercise price of $4.60. The 800,000 warrants vest immediately, and the 400,000 warrants vest within one year. The outstanding warrants granted have a term of ten years from the date of grant. The fair value of the warrants was estimated as of the measurement date using the Black-Scholes option pricing model with the following assumptions: Dividend yield of 0.0%, expected volatility of 54.51%, risk-free interest rate of 5.77% and an expected holding period of 5 years. Based on these assumptions, total compensation expense of the warrants granted was approximately $4,650,000 and will be recognized over five years, the length of the consulting agreement.


                                      F-46]

                                    EXHIBIT A

                           DM MORTGAGE INVESTORS, LLC

                           THIRD AMENDED AND RESTATED
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                           DM MORTGAGE INVESTORS, LLC

                                TABLE OF CONTENTS

ARTICLE 1
           ORGANIZATION OF THE LIMITED LIABILITY COMPANY....................1
1.1        Formation........................................................1
1.2        Name.............................................................1
1.3        Place of Business................................................1
1.4        Purpose..........................................................1
1.5        Articles of Organization.........................................1
1.6        Term of Existence................................................1
1.7        Power of Attorney................................................2
1.8        Nature of Power of Attorney......................................2

ARTICLE 2
           DEFINITIONS......................................................2
2.1        Acquisition and Investment Evaluation Expenses...................2
2.2        Acquisition and Investment Evaluation Fees.......................2
2.3        Administrator....................................................2
2.4        Affiliate........................................................2
2.5        Agreement........................................................3
2.6        Capital Account..................................................3
2.7        Capital Contribution.............................................3
2.8        Capital Transaction..............................................3
2.9        Cash Flow........................................................3
2.10       Code.............................................................4
2.11       Company..........................................................4
2.12       Deed of Trust....................................................4
2.13       [Reserved].......................................................4
2.14       Fiscal Year......................................................4
2.15       [Reserved].......................................................4
2.16       Gross Asset Value................................................4
2.17       Independent Expert...............................................4
2.18       Interest.........................................................4
2.19       Investment in Mortgage Loans.....................................4
2.20       [Reserved].......................................................4
2.21       Majority.........................................................4
2.22       [Reserved].......................................................4
2.23       Manager..........................................................5
2.24       Member...........................................................5
2.25       Mortgage Investment(s)...........................................5
2.26       Mortgage Loans...................................................5
2.27       NASAA Guidelines.................................................5
2.28       Net Income Available for Distribution............................5
2.29       Net Proceeds.....................................................5
2.30       Net Worth........................................................5
2.31       Nevada Statutes..................................................5

2.32       Offering.........................................................5
2.33       [Reserved].......................................................5
2.34       Person...........................................................5
2.35       Profits and Losses...............................................5
2.36       Program..........................................................6
2.37       [Reserved].......................................................6
2.38       [Reserved].......................................................6
2.39       Prospectus.......................................................6
2.40       Real Property....................................................6
2.41       Regulations......................................................6
2.42       Reinvested Distributions.........................................6
2.43       Roll-Up..........................................................6
2.44       Roll-Up Entity...................................................6
2.45       [Reserved].......................................................6
2.46       Sponsor..........................................................6
2.47       Subscription Agreement...........................................6
2.48       Units............................................................6
2.49       Writedown........................................................7
2.50       Writedown Amount.................................................7

ARTICLE 3
           THE MANAGER......................................................7
3.1        Control in Manager...............................................7
3.2        Limitations on Manager's Authority...............................8
3.3        Right to Purchase Receivables and Loans..........................9
3.4        Extent of Manager's Obligation and Fiduciary Duty................9
3.5        Liability and Indemnification of Manager.........................9
3.6        Assignment by the Manager.......................................10
3.7        [Reserved]......................................................11
3.8        Removal of Manager..............................................11
3.9        Right to Rely on Manager........................................11
3.10       Transfer of the Control of the Manager..........................11

ARTICLE 4
           INVESTMENT AND OPERATING POLICIES...............................11
4.1        Commitment of Capital Contributions.............................11
4.2        Investment Policy...............................................11

ARTICLE 5
           CAPITAL CONTRIBUTIONS; LOANS TO COMPANY.........................12
5.1        Capital Contribution by Manager.................................12
5.2        Contributions of Other Members..................................12
5.3        Interest........................................................12
5.4        Loans...........................................................12

ARTICLE 6
           VOTING AND OTHER RIGHTS OF MEMBERS..............................12
6.1        No Participation in Management..................................12
6.2        Rights and Powers of Members....................................12
6.3        Meetings........................................................13
6.4        Limited Liability of Members....................................13
6.5        Access to Books and Records.....................................13
6.6        Representation of Company.......................................13


ARTICLE 7
           PROFITS AND LOSSES; CASH DISTRIBUTIONS..........................14
7.1        Allocation of Profits and Losses................................14
7.2        Net Income Available For Distribution...........................14
7.3        Net Proceeds....................................................14
7.4        Cash Distributions Upon Dissolution.............................14
7.5        Special Allocation Rules........................................14
7.6        Code Section 704 (c) Allocations................................15
7.7        Intent of Allocations...........................................15
7.8        Quarterly Valuation of Assets...................................16

ARTICLE 8
           REINVESTED DISTRIBUTIONS PLAN...................................16
8.1        Members' Reinvested Distributions...............................16
8.2        Purchase of Additional Units....................................16
8.3        Statement of Account............................................16
8.4        Continued Suitability Requirements..............................16
8.5        Changes or Termination of the Plan..............................16

ARTICLE 9
           BOOKS AND RECORDS, REPORTS AND RETURNS..........................17
9.1        Books and Records...............................................17
9.2        Annual Statements...............................................17
9.3        Special Quarterly Reports.......................................17
9.4        Filings.........................................................18
9.5        Suitability Requirements........................................18
9.6        Fiscal Matters..................................................18

ARTICLE 10
           TRANSFER OF COMPANY INTERESTS...................................19
10.1       Interest of Manager.............................................19
10.2       Transfer of Member's Interest...................................19
10.3       Further Restrictions on Transfers...............................20

ARTICLE 11
DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF
A MEMBER; WITHDRAWAL OF MANAGER............................................21
11.1       Effect of Death or Legal Incompetency of
           a Member on the Company.........................................21
11.2       Rights of Personal Representative.............../.              21
11.3       Withdrawal of Members Other than Managers.......................21
11.4       Withdrawal by Manager...........................................22
11.5       Payment to Terminated Manager...................................22

ARTICLE 12
           DISSOLUTION OF THE COMPANY......................................22
12.1       Events Causing Dissolution......................................22
12.2       Winding Up......................................................22
12.3       Order of Distribution of Assets.................................23
12.4       No Recourse to Manager..........................................23
12.5       Compliance With Timing Requirements of
               Regulations.................................................23

ARTICLE 13
           ROLL-UPS AND INVESTMENTS IN OTHER PROGRAMS......................23
13.1       Roll-Up Transactions: Appraisal.................................23
13.2       Members' Rights in a Roll-Up....................................23
13.3       Limitations on Roll-Ups.........................................24



ARTICLE 14
           COMPENSATION TO THE MANAGER AND ITS AFFILIATES..................24

ARTICLE 15
           MISCELLANEOUS...................................................24
15.1       Covenant to Sign Documents......................................24
15.2       Notices.........................................................24
15.3       Right to Engage in Competing Business...........................24
15.4       Amendment.......................................................25
15.5       Entire Agreement................................................25
15.6       Waiver..........................................................25
15.7       Severability....................................................25
15.8       Application of Nevada law.......................................25
15.9       Captions........................................................25
15.10      Number and Gender...............................................25
15.11      Counterparts....................................................25
15.12      Waiver of Action for Partition..................................25
15.13      Defined Terms...................................................26
15.14      Binding on Assignees............................................26

                                    EXHIBIT A

                           THIRD AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                           DM MORTGAGE INVESTORS, LLC
                       A Nevada Limited Liability Company

THIS THIRD AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") was made and entered into as of the 2nd day of November, 2000, by and among Vestin Mortgage, Inc., a Nevada corporation (the "Manager" and, in its capacity as a member of the Company, the "Initial Member" and collectively with all Persons who may become members of the Company from time to time in accordance herewith, the "Members"), and DM Mortgage Investors, LLC, a Nevada limited liability company (the "Company").

                                   WITNESSETH

WHEREAS, the Initial Member and the Company are the parties to the Company's Operating Agreement dated as of December 15, 1999 (as amended and restated as of May 31, 2000 and August 1, 2000, the "Original Agreement"); and

WHEREAS, a majority of the Members desire to amend and restate the Original Agreement;

NOW, WHEREFORE, in consideration for the mutual agreements, covenants and premises set forth herein, the Original Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE 1
                  ORGANIZATION OF THE LIMITED LIABILITY COMPANY

1.1 Formation. The Initial Member caused the formation of the Company on December 14, 1999 under the provisions of Title 7, Chapter 86, of the Nevada Statutes.

1.2 Name. The name of the Company is DM MORTGAGE INVESTORS, LLC.

1.3 Place of Business. The principal place of business of the Company is and will be located at 2901 El Camino Avenue, Suite 206, Las Vegas, Nevada 89102, until the Manager changes it after giving the Members notice. In addition, the Company may maintain such other offices and places of business in the United States as the Manager may deem advisable. The Manager will file all necessary or desirable documents to permit the Company to conduct its business lawfully in any state or territory of the United States.

1.4 Purpose. The primary purpose of this Company is to generate cash flow and to distribute to the Members the Profits of the Company from its operations. The Company will invest in and purchase first, second, wraparound, participating and construction Mortgage Investments, and do all things reasonably related thereto, including developing, managing and either holding for investment or disposing of real property acquired through foreclosure, either directly or through general partnerships or other joint ventures, all as further provided for in this Agreement.

1.5 Articles of Organization. The Company's Articles of Organization, as amended, and Certificate of Acceptance of Appointment of Resident Agent have been duly executed, acknowledged and filed with the Office of the Secretary of State of the State of Nevada under the provisions of the Nevada Statues. The Initial Member hereby approves, ratifies and confirms all of these actions. The Manager is authorized to execute and cause to be filed additional Certificates of Amendment of the Articles of Organization whenever required by the Nevada Statutes or this Agreement.

1.6 Term of Existence. The Company's existence began on December 14, 1999 and will continue until December 31, 2019, unless earlier terminated under the provisions of this Agreement or by operation of law. A

Majority may extend the Company's term, provided that the Company remains in compliance with the NASAA Guidelines.

1.7 Power of Attorney. Each of the Members irrevocably constitutes and appoints the Manager as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

         1.7.1 This Agreement, the Articles of Organization, as amended to date, as well as any and all additional amendments thereto required under the laws of the State of Nevada or of any other state, or which the Manager deems advisable to prepare, execute and file;

         1.7.2 Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

         1.7.3 Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

         1.8 Nature of Power of Attorney. The grant of authority in Section 1.7:

         1.8.1 Is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Member and shall not be affected by the subsequent incapacity of the Member;

         1.8.2 May be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

         1.8.3 Shall survive the delivery of an assignment by a Member of the whole or any portion of his Interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted Member, the Special Power of Attorney shall survive the delivery of the assignment for the sole purpose of enabling the person to execute, acknowledge, and file any instrument necessary to effect the substitution.

                                    ARTICLE 2
                                   DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 2 shall, for all purposes of this Agreement, have the following meanings:

2.1 Acquisition and Investment Evaluation Expenses means expenses including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the evaluation, selection and acquisition of Mortgage Investments, whether or not acquired.

2.2 Acquisition and Investment Evaluation Fees means the total of all fees and commissions paid by any Person when purchasing or investing in Mortgage Investments. Included in the computation of these fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any evaluation fee, loan fee, or points paid by borrowers to the Manager, or any fee of a similar nature, however designated.

2.3 Administrator means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

2.4 Affiliate means, for any person, (a) any person directly or indirectly controlling, controlled by or under common control with the Person, (b) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of the Person, (c) any officer, director or Member of the Person, or (d) if the other Person is an officer, director or Manager, any company for which the Person acts in any similar capacity.

2.5 Agreement means this Third Amended and Restated Operating Agreement, as further amended from time to time.

2.6 Capital Account means, for any Member, the Capital Account maintained for the Member in accordance with the following provisions:

         2.6.1 The Manager shall credit to each Member's Capital Account the Member's Capital Contribution, the Member's distributive share of Profits, any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member, and the amount of any Company liabilities that are assumed by the Member or that are secured by any Company property distributed to the Member.

         2.6.2 The Manager shall debit from each Member's Capital Account the amount of cash and the fair market value of any Company property distributed to the Member under any provision of this Agreement, the Member's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of the Member that are assumed by the Company or that are secured by any property contributed by the Member to the Company.

         If the Gross Asset Value of a Company asset is adjusted as a result of a Writedown, the Manager shall concurrently adjust the Capital Accounts of all Members in order to reflect the aggregate net adjustment that would have occurred if the Company had recognized Losses equal to the Writedown Amount and the Losses were allocated under Article 7.

If any interest in the Company is transferred in accordance with Section 10.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Regulation. If the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the Manager may make the modification, provided that it is not likely to have a material effect on the amounts distributable to any Member under Articles 7 and 12 of this Agreement upon the dissolution of the Company. The Manager shall adjust the amounts debited or credited to Capital Accounts for
(a) any property contributed to the Company or distributed to the Manager, and
(b) any liabilities that are secured by the contributed or distributed property or that are assumed by the Company or the Manager, if the Manager determines the adjustments are necessary or appropriate under Treasury Regulation Section 1.704-1(b)(2)(iv). The Manager shall make any appropriate modification if unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) as provided for in Sections 7.7 and 15.4.

2.7 Capital Contribution means the total investment and contribution to the capital of the Company by a Member in cash, by advancing expenses to non-affiliated third parties on behalf of the Company or by way of automatic reinvestment of Company distributions (or deemed distributions) of capital and/ or net income and, in the case of the Manager (in its capacity as a Member), its Promotional Interest. "Initial Capital Contribution" means the amount paid in cash by each Member with his original subscription for and acquisition of Units of the Company under the Prospectus.

2.8 Capital Transaction means (i) the repayment of principal or prepayment of a Mortgage Investment, including deemed repayments of Mortgage Investments or other dispositions thereof, to the extent classified as a return of capital under the Code, (ii) the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition under the Code of a Mortgage Investment or Real Property subject to a Mortgage Investment, or (iii) the payment of insurance or a guarantee for a Mortgage Investment.

2.9 Cash Flow means cash funds provided from operations (other than repayments of mortgage loan principal) including without limitation, interest, points, revenue participations, participations in property

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appreciation, and interest or dividends from interim investments paid to the
Company after deducting cash funds used to pay general Company expenses and debt payments.

2.10 Code means the Internal Revenue Code of 1986, as amended from time to time, and corresponding provisions of subsequent revenue laws.

2.11 Company means DM Mortgage Investors, LLC, the Nevada limited liability company to which this Agreement pertains.

2.12 Deed(s) of Trust means the lien(s) created on the Real Property of borrowers securing their respective obligations to the Company to repay Mortgage Investments, whether in the form of a deed of trust, mortgage or otherwise.

    2.13 [Reserved]

    2.14 Fiscal Year means, subject to the provisions of Section 706 of the Code and Section 9.6.1, (i) the period commencing on the date of formation of the Company and ending on December 31, 1999 (ii) any subsequent 12 month period on January 1 and ending on December 31 and (iii) the period commencing January 1 and ending on the date on which all Company assets are distributed to the Members under Article 12.

2.15 [Reserved]

2.16 Gross Asset Value means, for any Company asset, the following:

          2.16.1 The initial Gross Asset Value of any Company asset at the time that it is contributed by a Member to the capital of the Company shall be an amount equal to the fair market value of the Company asset (without regard to the provisions of Code Section 7701(g)), as determined by the contributing Member and the Manager;

          2.16.2 The Gross Asset Values of all Company assets shall be adjusted, as determined by the distributed Member and the Manager, to equal their respective fair market values upon the distribution to a Member by the Company of more than a de minimis amount of Company assets (other than money), unless all Members simultaneously receive distributions of undivided interests in the distributed Company assets in proportion to their respective Capital Accounts;

          2.16.3 The Gross Asset Values of all Company assets shall be adjusted to equal their respective fair market values (as determined by the Manager, in its reasonable discretion) upon the termination of the Company for Federal income tax purposes under Code Section 708(b)(1)(B); and

          2.16.4 The Gross Asset Value of a Company asset shall be adjusted in the case of a Writedown of the Company asset in accordance with Sections 2.49, 2.50 and 7.8.

          2.17 Independent Expert means a Person with no material current or prior business or personal relationship with the Manager, who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform the services.

2.18 Interest means the Capital Accounts of Members, which are divided into "Units."

2.19 Investment in Mortgage Loans means the amount of Capital Contributions used to make or invest in Mortgage Investments or the amount actually paid or allocated to the purchase of Mortgage Investments, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes.

    2.20 [Reserved]

    2.21 Majority means any group of Members who together hold a majority of the total outstanding Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

2.22 [Reserved]

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

2.23 Manager means Vestin Mortgage, Inc., a Nevada corporation, in that capacity, or any Person replacing Vestin Mortgage under this Agreement. For greater certainty, Vestin Mortgage, in its capacity as the Initial Member, is a distinct entity from the Manager for purposes of this Agreement unless the context should indicate to the contrary.

2.24 Member means an owner of Units in the Company, unless the instruments through which the Units were transferred to the owner did not also convey the transferor's status as a Member.

2.25 Mortgage Investment(s) means the Mortgage Loan(s) or an interest in the Mortgage Loans that are held by the Company.

2.26 Mortgage Loans means investments of the Company that are notes, debentures, bonds and other evidences of indebtedness or obligations that are negotiable or non-negotiable and secured or collateralized by Deeds of Trust on Real Property.

2.27 NASAA Guidelines means the Mortgage Program Guidelines of the North American Securities Administrators Association, Inc. adopted on September 10, 1996, as amended from time to time unless indicated to the contrary by the context.

2.28 Net Income Available for Distribution means Cash Flow less amount set aside for creation or restoration of reserves during the month; provided that:

          2.28.1 The operating expenses shall not include any general overhead expenses of the Manager not specifically related to, billed to or reimbursable by the Company as specified in Exhibit 14 to this Agreement; and

         2.28.2 Net Income Available for Distribution shall not exceed the amount of cash on hand.

         2.29 Net Proceeds means the net cash proceeds (or deemed net proceeds) from any Capital Transaction.

2.30 Net Worth means the excess of total assets over total liabilities as determined by generally accepted accounting principles consistently applied, except that if any of the assets have been depreciated, then the amount of the depreciation relative to any particular asset may be added to the depreciated cost of the asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding the depreciation does not exceed the fair market value of the asset.

2.31 Nevada Statutes means Nevada Revised Statutes, as amended from time to time, unless indicated to the contrary by the context.

2.32 Offering means the offer and sale of Units of the Company made under the Prospectus.

2.33 [Reserved]

2.34 Person means any natural person, partnership, corporation, unincorporated association or other legal entity.

2.35 Profits and Losses mean, for each Fiscal Year or any other period, an amount equal to the Company's taxable income or loss for the Fiscal Year or other given period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately under Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

          2.35.1 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses under this Section 2.35 shall be added to the taxable income or loss;

          2.35.2 Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses under this Section 2.35, shall be subtracted from the taxable income or loss.

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

If any Company asset has a Gross Asset Value which differs from its adjusted cost basis, gain or loss resulting from the disposition of the Company asset shall be computed using the Gross Asset Value (rather than adjusted cost basis) of the Company asset.

Notwithstanding any other provision of this Section, any items in the nature of income, gain, expenses or losses, which are specially allocated under Section 7.5.1, 7.5.2 and 7.6, shall not be taken into account in computing Profits or Losses.

2.36 Program means a limited or general partnership, limited liability company, limited liability partnership, trust, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investing in mortgage loans.

2.37 [Reserved]

    2.38 [Reserved]

    2.39 Prospectus means the prospectus that forms a part of the Registration Statement on Form S-11 under the Securities Act of 1933 (Registration No. 333-32800), originally filed by the Company with the Securities and Exchange Commission on February 17, 2000, as amended, and any supplement or amended Prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

2.40 Real Property means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property, that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

2.41 Regulations means, except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the U.S. Department of the Treasury under the Code, as the regulations may be lawfully changed from time to time.

2.42 Reinvested Distributions means Units purchased under the Company's Plan (as defined in Article 8 of this Agreement).

2.43 Roll-Up means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. "Roll-Up" does not include a transaction involving (i) securities of the Company, if any, listed on a national securities exchange or quoted on the Nasdaq National Market for 12 months or (ii) conversion to corporate, trust, limited liability company, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Members' voting rights;
(b) the term of existence of the Company; (c) Manager compensation; (d) the Company's investment objectives.

2.44 Roll-Up Entity means a company, real estate investment trust, corporation, limited liability company, limited or general partnership or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

2.45 [Reserved]

2.46 Sponsor means any Person (a) directly or indirectly instrumental in organizing, wholly or in part, a Program, or a Person who will manage or participate in the management of a Program, and any Affiliate of any the Person, but does not include a Person whose only relation with a Program is that of an independent property manager or other provider of services (such as attorneys, accountants or underwriters), whose only compensation is received in that capacity, or (b) is a "Sponsor" as otherwise defined in the NASAA Guidelines. Vestin Group, Inc., the Manager's parent company, is the initial Sponsor of the Company.

2.47 Subscription Agreement means the document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

2.48 Units mean the units of equity in the Company evidencing the Company's Interests that are (a) issued to Members upon their admission to the Company under the Subscription Agreement and the Prospectus or (b) transferred to those who become substituted Members under Section 10.2 hereof. The Manager may purchase

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Units on the same basis as other Members. Units purchased at different times do not necessarily represent the same underlying amount of Interests.

2.49 Writedown means a determination by the Manager for a particular Mortgage Investment or other Company investment (which determination has been verified by the Company's accountants as being in conformity with generally accepted accounting principles) that the fair market value of the investment at the time the determination is made is less than the amount actually paid or allocated to the purchase of the investment, which determination shall be made by the Company and its accountants within thirty (30) days of the end of each calendar quarter and any Writedown shall be effective on the last day of the relevant calendar quarter during the term of this Agreement.

2.50 Writedown Amount means, for any Mortgage Investment or other Company investment, the amount by which, at the time that a Writedown is determined for the Investment, the amount actually paid or allocated to the purchase of the investment exceeds its fair market value.

                                    ARTICLE 3
                                   THE MANAGER

3.1 Control in Manager. Subject to the provisions of Section 3.2 and except as otherwise expressly stated elsewhere in this Agreement, the Manager has exclusive control over the business of the Company (with all acts and decisions being in its sole discretion except as specifically set forth in this Agreement), including the power to assign duties, to determine how to invest the Company's assets, to sign bills of sale, title documents, leases, notes, security agreements, Mortgage Investments and contracts, and to assume direction of the business operations. As Manager of the Company and its business, the Manager has all duties generally associated with that position, including dealing with Members, being responsible for all accounting, tax and legal matters, performing internal reviews of the Company's investments and loans, determining how and when to invest the Company's capital, and determining the course of action to take for Company loans that are in default. The Manager also has all of these powers for ancillary matters. Without limiting the generality of the foregoing, the powers include the right (except as specifically set forth in this Agreement, including under Section 3.2):

3.1.1 To evaluate potential Company investments and to expend the capital of the Company in furtherance of the Company's business;

         3.1.2 To acquire, hold, lease, sell, trade, exchange, or otherwise dispose of all or any portion of Company property or any interest therein at a price and upon the terms and conditions as the Manager may deem proper;

         3.1.3 To cause the Company to become a joint venturer, general or limited partner or member of an entity formed to own, develop, operate and dispose of properties owned or co-owned by the Company acquired through foreclosure of a Mortgage Loan;

         3.1.4 To manage, operate and develop Company property, or to employ and supervise a property manager who may, or may not, be an Affiliate of the Manager;

         3.1.5 To borrow money from banks and other lending institutions for any Company purpose, and as security therefor, to encumber Company property;

         3.1.6 To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

         3.1.7 To employ from time to time, at the expense of the Company, persons, including the Manager or its Affiliates, required for the operation of the Company's business, including employees, agents, independent contractors, brokers, accountants, attorneys, and others; to enter into agreements and contracts with persons on terms and for compensation that the Manager determines to be reasonable; and to give receipts, releases, and discharges for all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate; provided, however, that any agreement or contract between the Company and the Manager or between the Company and an Affiliate of the Manager shall contain a provision that the agreement or contract may be terminated by the Company without penalty on sixty

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

                  (60) days' written notice and without advance notice if the Manager or Affiliate who is a party to the contract or agreement resigns or is removed under the terms of this Agreement;

                  3.1.8 To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

                  3.1.9 To purchase, at the expense of the Company, liability and other insurance to protect the property of the Company and its business;

                  3.1.10 To refinance, recast, modify, consolidate, extend or permit the assumption of any Mortgage Loan or other investment owned by the Company;

                  3.1.11 To pay all expenses incurred in the operation of the Company;

                  3.1.12 To file tax returns on behalf of the Company and to make any and all elections available under the Code;

                  3.1.13 To modify, delete, add to or correct from time to time any provision of this Agreement as permitted under Section
                  15.4 hereof.

                  3.2 Limitations on Manager's Authority. The Manager has no authority to:

                  3.2.1  Do any act in contravention of this Agreement;

                  3.2.2 Do any act which would make it impossible to carry on the ordinary business of the Company;

                  3.2.3  Confess a judgment against the Company;

                  3.2.4 Possess Company property or assign the rights of the Company in property for other than a Company purpose;

                  3.2.5 Admit a person as a Manager without the prior affirmative vote or consent of a Majority, or any higher vote as may be required by applicable law;

                  3.2.6 Voluntarily withdraw as Manager without the prior affirmative vote or consent of a Majority unless its withdrawal would neither affect the tax status of the Company nor materially adversely affect the Members (subject to any delay in effectiveness of the withdrawal as set forth elsewhere herein);

                  3.2.7 Sell all or substantially all of the assets of the Company in one or a series of related transactions that is not in the ordinary course of business, without the prior affirmative vote or consent of a Majority;

                  3.2.8 Amend this Agreement without the prior affirmative vote or consent of a Majority, except as permitted by Section 15.4 of this Agreement;

                  3.2.9 Dissolve or terminate the Company without the prior affirmative vote or consent of a Majority;

                  3.2.10 Cause the merger or other reorganization of the Company without the prior affirmative vote or consent of a Majority;

                  3.2.11 Grant to any of its Affiliates an exclusive right to sell any Company assets;

                  3.2.12 Receive or permit the Manager or any Affiliate of the Manager to receive any insurance brokerage fee or write any insurance policy covering the Company or any Company property;

                  3.2.13 Receive from the Company a rebate or participate in any reciprocal business arrangement which would enable the Manager or any of its Affiliates to do so;

                  3.2.14 Commingle the Company's assets with those of any other Person;

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

3.2.15 Use or permit another Person to use the Company's assets in any manner, except for the exclusive benefit of the Company;

         3.2.16 Pay or award, directly or indirectly, any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to the advisor to advise the purchase of Units; provided, however, that this clause shall not prohibit the payment of Sales Commissions;

         3.2.17 Make loans to the Manager or an Affiliate of the Manager; or

         3.2.18 Pay, directly or indirectly, a commission or fee (except as otherwise set forth in Article 14 hereof) to the Manager or any Affiliate of the Manager in connection with the reinvestment or distribution of the proceeds of a Capital Transaction.

         3.3 Right to Purchase Receivables and Loans. As long as the requirements of Article 4 are met and the Company adheres to the investment policy described in the Prospectus, the Manager, in its sole discretion, may at any time, but is not obligated to:

3.3.1 Purchase from the Company the interest receivable or principal on delinquent Mortgage Loans held by the Company;

         3.3.2 Purchase from a senior lien holder the interest receivable or principal on mortgage loans senior to Mortgage Loans held by the Company; and/or

         3.3.3 Use its own monies to cover any other costs associated with Mortgage Loans held by the Company such as property taxes, insurance and legal expenses.

         3.4 Extent of Manager's Obligation and Fiduciary Duty. The Manager shall devote the portion of its time to the business of the Company as it determines, in good faith, to be reasonably necessary to conduct the Company's business. The Manager shall not be bound to devote all of its business time to the affairs of the Company, and the Manager and its Affiliates may engage for their own account and for the account of others in any other business ventures and employments, including ventures and employments having a business similar or identical or competitive with the business of the Company. The Manager has fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager's possession or control, and the Manager will not employ, or permit another to employ the Company's funds or assets in any manner except for the exclusive benefit of the Company. The Manager will not allow the assets of the Company to be commingled with the assets of the Manager or any other Person. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Manager under common law. The Manager, for so long as it owns any Units as a Member, hereby waives its right to vote its Units and to have them considered as outstanding in any vote for removal of the Manager or for amendment of this Agreement (except as provided in Sections 3.1.13 and 15.4) or otherwise.

3.5 Liability and Indemnification of Manager. Neither the Manager nor any of its Affiliates, agents or attorneys (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Member, the Company, its receiver or trustee (the Company and its receiver or trustee, if any, are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of the Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all threatened, pending, or completed suits, actions or proceedings instituted against the Indemnified Party or the Company and all reasonable costs of investigation related thereto) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against the Indemnified Party or the Company, where the Liabilities relate to or arise out of any action or inaction on the part of the Company or on the part of the Indemnified Party for services to or on behalf of the Company (and for an Indemnified Party which is an Affiliate of the Manager for an act which the Manager would be entitled to indemnification if the act were performed by it). These rights are conditioned upon the Indemnified Party having reasonably believed that its actions were in or not opposed to the best interest of the Company, and, for any criminal action or proceeding, the Indemnified Party's having had no reasonable cause to believe its conduct was unlawful.

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

Notwithstanding the foregoing, any right to indemnification hereunder shall be subject to the following:

        1. The Company shall not indemnify the Manager for any liability or loss suffered by the Manager, nor shall the Manager be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

        a. the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

        b. the Manager was acting on behalf of or performing services for the Company;

        c. such liability or loss was not the result of the negligence or misconduct by the Manger; and

        d. such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Participants.

        2. Notwithstanding anything to the contrary contained in [subsection] 1 above, the Manager (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company) and any Person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

        a. there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; or

        b. such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

        c. a court of competent jurisdiction has approved a settlement of the claims against a particular indemnitee and has determined that indemnification of the settlement and related costs should be made; and

        d. in the case of subparagraph c of this paragraph, the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities authority of those states:

                (1) which are specifically set forth in the Company agreement;
                and

                (2) in which plaintiffs claim they were offered or sold Company interests.

        3. The Company may not incur the cost of that portion of liability insurance which insures the Manager for any liability as to which the Manager is prohibited from being indemnified under this subsection.

        4. The provision of advancement from Company funds to the Manager or its Affiliates for legal expenses and other costs incurred as a result of any legal action is permissible if the following conditions are satisfied:

        a. the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

        b. the legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

        c. the Manager or its Affiliates undertake to repay the advanced funds to the Company in cases in which such Person is not entitled to indemnification under paragraph 1 of this section 3.5.

        3.6 Assignment by the Manager. The Manager's Interest in the Company may be assigned at the discretion of the Manager, subject to Section 10.1.

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

3.7 [Reserved]

3.8 Removal of Manager. The Manager may be removed upon the following conditions:

         3.8.1 The Members may remove the Manager by written consent or vote of a Majority (excluding any Interest of the Manager being removed). This removal of the Manager, if there is no other Manager, shall not become effective for at least 120 days following the consent or vote of the Majority.

         3.8.2 During the 120 day period described in Section 3.8.1, the Majority (excluding any Interest of the removed Manager) shall have the right to agree in writing to continue the business of the Company and, within six months following the termination date of the last remaining Manager, elect and admit a new Manager(s) who agree(s) to continue the existence of the Company.

         3.8.3 Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager. The new Manager shall thereupon execute, acknowledge and file a certificate of amendment to the Articles of Organization of the Company in the manner required by Section 26.221 of the Nevada Law.

         3.8.4 Failure of a Majority to designate and admit a new Manager within the time specified herein shall dissolve the Company, in accordance with the provisions of Article 12 of this Agreement.

         3.9 Right to Rely on Manager. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Manager as to:

         3.9.1  The identity of the Manager or any Member;

         3.9.2 The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or which are in any further manner germane to the affairs of the Company;

        3.9.3 The persons who are authorized to execute and deliver any instrument or document of the Company; and

         3.9.4 Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

         3.10 Transfer of the Control of the Manager. A sale or transfer of a controlling interest in the Manager will not terminate the Company or be considered the withdrawal or resignation of the Manager.

                                    ARTICLE 4
                        INVESTMENT AND OPERATING POLICIES

4.1 Commitment of Capital Contributions. The Manager shall take all reasonable steps to commit ninety-seven percent (97%) of Capital Contributions to investments in Mortgage Loans (excluding the amount established as reserves), provided that under no circumstances may such commitment decrease below the applicable percentage in the NASAA Guidelines. The Company may invest in or purchase Mortgage Loans of such duration and on such real property and with such additional security as the Manager in its sole discretion shall determine, subject to Section 4.2. These Mortgage Loans may be senior to other mortgage loans on the real property, or junior to other mortgage loans on the real property, all in the sole discretion of the Manager.

4.2 Investment Policy. In making investments, the Manager shall follow the investment policy described in the Prospectus.

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                                    ARTICLE 5
                     CAPITAL CONTRIBUTIONS; LOANS TO COMPANY

5.1 Capital Contribution by Manager. The Manager (in its capacity as the Initial Member) shall contribute to the capital of the Company an amount equal to at least 1% of the aggregate of the Capital Contributions of the other Members; provided that the Manager shall be deemed to have contributed to the capital of the Company an amount equal to expenses of the Company incurred in connection with the [offering] up to a maximum of $1,000,000, to the extent such expenses are paid by the Manager to non-affiliated parties.

5.2 Contributions of Other Members. Members other than the Manager shall acquire Units in accordance with the terms of the Subscription Agreement or any future subscription materials approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager. The Manager shall update the schedule to reflect the then-current ownership of Units (and Interests) without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any member shall have a right to inspect such schedule upon written request to the Manager.

5.3 Interest. No interest shall be paid on, or in respect of, any contribution to Company Capital by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member's Capital Contribution, subject to Article 11 hereof.

5.4 Loans. Any Member or Affiliate of a Member may, with the written consent of the Manager, lend or advance money to the Company. If the Manager or, with the written consent of the Manager, any Member shall make any loans to the Company or advance money on its behalf, the amount of any loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any loan or advance by a lending Member or an Affiliate of a Member shall be repayable out of the Company's cash and shall bear interest at a rate of not in excess of the lesser of (i) the prime rate established, from time to time, by any major bank selected by the Manager for loans to the bank's most creditworthy commercial borrowers, plus five percent (5%) per annum, or (ii) the maximum rate permitted by applicable law. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company. This section shall be subject to the Company's Investment Policy as it relates to transactions with the Manager or its Affiliates.

                                    ARTICLE 6
                       VOTING AND OTHER RIGHTS OF MEMBERS

6.1 No Participation in Management. Except as expressly provided in this Agreement, no Member shall take part in the conduct or control of the Company's business or have any right or authority to act for or bind the Company.

6.2 Rights and Powers of Members. In addition to the rights of the Members to remove and replace the Manager and as otherwise provided for in Section 3.2, the Members shall have the right to vote upon and take any of the following actions upon the approval of a Majority, without the concurrence of the Manager, and an affirmative vote of a Majority shall be required to allow or direct the Manager to:

6.2.1  Dissolve and windup the Company before the expiration of the term of the Company;

         6.2.2 Amend this Agreement, subject to the rights to the Manager granted in Section 15.4 of this Agreement and subject also to the prior consent of the Manager if either the distributions due to the Manager or the duties of the Manager are affected;

         6.2.3 Merge the Company or sell all or substantially all of the assets of the Company, otherwise than in the ordinary course of its business.

         6.2.4  Change the nature of the Company's business; and

         6.2.5 Elect to continue the business of the Company other than in the circumstances described in Section 3.8 of this Agreement.

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6.3 Meetings.

         6.3.1 The Members may hold meetings of Members within or outside the State of Nevada at any place selected by the Person or Persons calling the meeting. If no other place is stated, meetings shall be held at the Company's principal place of business as established in accordance with
         Section 1.3 of this Agreement. The Members may approve by written consent of a Majority any matter upon which the Members are entitled to vote at a duly convened meeting of the Members, which consents will have the same effect as a vote held at a duly convened meeting of the Members.

         6.3.2 The Manager, or Members representing more than ten percent (10%) of the outstanding Interests for any matters on which the Members may vote, may call a meeting of the Company. If Members representing the requisite Interests present to the Manager a statement requesting a Company meeting, or the Manager calls the meeting, the Manager shall fix a date for a meeting and shall (within ten (10) days after receipt of a statement, if applicable) give personal or mailed notice or notice by any other means of written communication, addressed to each Member at the respective address of the Member appearing on the books of the Company or given to the Company for the purpose of notice, not less than fifteen (15) or more than sixty (60) days before the date of the meeting, to all Members of the date, place and time of the meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Company shall be held at 2:00 p.m. local time at the principal office of the Company.

         6.3.3 Members may vote in person or by proxy. A Majority, whether present in person or by proxy, shall constitute a quorum at any meeting of Members. Any question relating to the Company which may be considered and acted upon by the Members may be considered and acted upon by vote at a Company meeting, and any vote required to be in writing shall be deemed given if approved by a vote by written ballot.

         6.4 Limited Liability of Members. Units are non-assessable. No Member shall be personally liable for any of the expenses, liabilities, or obligations of the Company or for any Losses beyond the amount of the Member's Capital Contribution to the Company and the Member's share of any undistributed net income and gains of the Company.

6.5 Access to Books and Records. The Members and their designated representatives shall have access to all books and records of the Company during the Company's normal business hours. An alphabetical list of the names and addresses of all Members together with the number of Units held by each of them will be maintained as a part of the books and records of the Company. The Company shall make the list available on request to any Member or his representative for a stated purpose including, without limitation, matters relating to Members' voting rights, tender offers, and the exercise of Members' rights under federal proxy law. A copy of the Members list shall be mailed to any Member requesting it within ten business days of the request, although the Company may change a reasonable amount for the copy. The Member list shall be updated at least quarterly to reflect changes in the information contained therein.

If the Manager neglects or refuses to exhibit, produce or mail a copy of the Member list as requested, the Manager shall be liable to any Member requesting the list for the costs, including attorney fees, incurred by that Member for compelling the production of the list, and for actual damages suffered by the Member by reason of the refusal or neglect. However, the Company need not exhibit, produce or mail a copy of the Member list if the actual purpose and reason for the request therefor is to secure the list or other information for the purpose of selling the list or copies thereof, or of using it for a commercial purpose other than the in the interest of the Person as a Member in the Company. The Manager may require the Person requesting the list to represent that the list is not requested for any commercial purpose. The remedies provided hereunder to Members requesting copies of the list are in addition to, and shall not in any way limit, other remedies available to Members under federal or Nevada law.

6.6 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Manager and its Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that the attorneys shall have no

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obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Manager and its Affiliates.

                                    ARTICLE 7
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

7.1 Allocation of Profits and Losses. The Manager shall credit all Company Profits to and charge all Company Losses against the Members in proportion to their respective Interests. The Manager shall allocate to the Members all Profits and Losses realized by the Company during any month as of the close of business on the last day of each calendar month, in accordance with their respective Interests and in proportion to the number of days during the month that they owned the Interests (i.e., a weighted average Capital Account), without regard to Profits and Losses realized for time periods within the month.

7.2 Net Income Available For Distribution. The Company shall distribute Net Income Available for Distribution to Members according to the allocations provided for in Section 7.1, in cash to those Members who have on file with the Company their written election to receive cash distributions, as a pro rata share of the total Net Income Available for Distribution. The Company shall make these distributions monthly in proportion to the weighted average Capital Account of each Member during the preceding calendar month.

7.3 Net Proceeds. Net Proceeds may also be distributed to Members in cash or retained by the Company for other uses as set forth herein. Net Proceeds will be deemed to be distributed to the Members to upon receipt by the Company thereof, regardless of whether any actual cash distributions of the Net Proceeds occur. Immediately thereafter, there shall be a deemed recontribution by each Member to the extent of the deemed distribution of Net Proceeds. The Company may use Net Proceeds to make new loans, improve or maintain properties acquired by the Company through foreclosure or to pay operating expenses. Distributions of Net Proceeds shall be in accordance with the allocations provided for in Section 7.1 above.

7.4 Cash Distributions Upon Dissolution. Upon dissolution and winding up of the Company, the Company shall thereafter distribute Net Income Available for Distribution and Net Proceeds available for distribution, if any, to the Members in accordance with the provisions of Section 12.3 of this Agreement.

7.5 Special Allocation Rules.

         7.5.1 For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Company property to the extent of the excess of the outstanding principal balance of the debt (excluding any portion of the principal balance which would not be treated as an amount realized under Section 1001 of the Code and Treasury Regulation Section 1.1001-2 if the debt were foreclosed upon) over the adjusted basis of the property. This excess is called "Minimum Gain" (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704- 2(d). Notwithstanding any other provision of Article 7, the allocation of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property will be allowed only to the extent that the allocation does not cause the sum of the deficit Capital Account balances of the Members receiving the allocations to exceed the Minimum Gain determined at the end of the Company's taxable year to which the allocations relate. The balance of the losses shall be allocated to the Manager. Any Member with a deficit Capital Account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Company property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the Minimum Gain at a time no later than the time at which the Minimum Gain is reduced below the sum of the deficit Capital Account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation
         Section 1.704-2(f).

         7.5.2 If any Member receives any adjustments, allocations or distributions, not covered by Subsection 7.5.1, so as to result in a deficit Capital Account, items of Company income and gain shall be specially allocated to the Members in an amount and manner sufficient to eliminate the deficit

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

                  balances in his Capital Account created by the adjustments, allocations or distributions as quickly as possible. This Section shall constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii).

         7.5.3 For purposes of determining the Profits, Losses, Net Income Available for Distribution or any other items allocable to any period, these other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under
         Section 706 of the Code and the Treasury Regulations thereunder.

         7.5.4 Notwithstanding Sections 7.1 and 7.2 hereof, (i) Net Losses, if any, allocable to the period before the admission of any additional Members under Section 5.2 hereof shall be allocated ninety-nine (99.0%) to the Manager and one percent (1.0%) to the Initial Member, and Net Income during that same period, if any, shall be allocated to the Manager, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional Members and all subsequent periods shall be allocated under Section 7.1.

         7.5.5 Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Net Income or Net Losses, as the case may be, for the year.

7.6 Code Section 704(c) Allocations.

         7.6.1 Income, gains, losses and deductions, as determined for Federal income tax purposes, for any Company asset which has a Gross Asset Value that differs from its adjusted basis for Federal income tax purposes shall, solely for Federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the Company asset to the Company for Federal income tax purposes and its initial Gross Asset Value in accordance with Code
         Section 704(c) and the Treasury Regulations thereunder. In furtherance of the foregoing, it is understood and agreed that any income, gain, loss, or deduction attributable to Code Section 704(c) property shall be allocated to the Members in accordance with the traditional method of making Code Section 704(c) allocations, in accordance with Treasury Regulation Section 1.704-3(b).

         7.6.2 If the Gross Asset Value of any Company asset is adjusted under and under Section 2.16, subsequent allocations of income, gain, losses and deductions, as determined for Federal income tax purposes, for the Company asset shall, solely for Federal income tax purposes, take account of any variation between the adjusted basis of the Company asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

         7.6.3 Allocations under this Section 7.6 are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account.

         7.6.4 Except as otherwise set forth in this Agreement, any elections or other decisions relating to allocations under this Section 7.6 shall be made by the Manager, with the review and concurrence of the Company's accountants, in a manner that reasonably reflects the purpose and intention of this Agreement.

         7.7 Intent of Allocations. It is the intent of the Company that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and the requirements of those Sections, including the qualified income offset and minimum gain charge-back, which are hereby incorporated by reference. If, for whatever reasons, the Company is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the Manager is granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of Allocations and Distributions provided in this Agreement. The

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

Manager shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate for the admission of Members to reflect Members' interests in the Company at the close of the years.

7.8 Quarterly Valuation of Assets. For each of the Company's Mortgage Investments and other investments, the Manager shall review the investments at the end of each calendar quarter and determine if a Writedown is required with respect thereto. The Manager shall cause the Company's accountants, within thirty (30) days of the end of each calendar quarter, to verify that the Manager's determination was made in compliance with generally accepted accounting principles. Any Writedown of an asset resulting from the valuation shall be effective on the last day of the respective calendar quarter during the term of this Agreement.

                                    ARTICLE 8
                         DISTRIBUTION REINVESTMENT PLAN

8.1 Members' Reinvested Distributions. A Member may elect to participate in the Company's Distribution Reinvestment Plan (the "Plan") at the time of his purchase of Units, by electing to do so in the Subscription Agreement executed by the Member. The Member's participation in the Plan commences after the Company has accepted the Member's Subscription Agreement. Subsequently, a Member may revoke any previous election or make a new election to participate in the Plan by sending written notice to the Company. The notice shall be effective for the month in which the notice is received, if received at least ten (10) days before the end of the calendar month. Otherwise the notice is effective the following month.

8.2 Purchase of Additional Units. Under the Plan, participating Members use distributions to purchase additional Units at ten dollars ($10.00) per Unit. The Manager will credit Units purchased under the Plan to the Member's Capital Account as of the first day of the month following the month in which the Reinvested Distribution is made. If a Member revokes a previous election to participate in the Plan, subsequent to the month in which the Company receives the revocation notice, the Company shall make distributions in cash to the Member instead reinvesting the distributions in additional in Units.

8.3 Statement of Account. Within 30 days after the Reinvested Distributions have been credited to Members participating in the Plan, the Manager will mail to participating Members a statement of account describing the Reinvested Distributions received, the number of incremental Units purchased, the purchase price per Unit (if other than ten dollars ($10.00) per Unit), and the total number of Units held by the Member. Before the Members' reinvestment of distributions in the Company, the Manager will also mail an updated Prospectus or other updated disclosure document to each Member that fully describes the Plan, including the minimum investment amount, the type or source of proceeds which may be reinvested and the tax consequences of the reinvestment to the Members.

8.4 Continued Suitability Requirements. Each Member who is a participant in the Plan must continue to meet the investor suitability standards described in the Subscription Agreement and Prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Manager promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the [offering]. The Members acknowledge that the Company is relying on this notice in issuing the Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of Units to the Member.

8.5 Changes or Termination of the Plan. The terms and conditions of the Plan may be amended, supplemented, suspended or terminated for any reason by the Manager at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

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                                    ARTICLE 9
                     BOOKS AND RECORDS, REPORTS AND RETURNS

9.1 Books and Records. The Manager shall cause the Company to keep the following:

         9.1.1 Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company;

         9.1.2 A current list setting forth the full name and last known business or residence address of the Manager and each Member which shall be listed in alphabetical order and stating his respective Capital Contribution to the Company and share in Profits and Losses;

         9.1.3 A copy of the filed Articles of Organization, and all amendments thereto;

         9.1.4 Copies of the Company's federal, state and local income tax returns and reports, if any, for the six (6) most recent years;

         9.1.5  Copies of this Agreement, including all amendments thereto; and

         9.1.6 The financial statements of the Company for the three (3) most recent years.

         All books and records shall be maintained at the Company's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member's duly authorized representatives, during the Company's normal business hours.

9.2 Annual Statements.

         9.2.1 The Manager shall cause to be prepared at least annually, at the Company's expense, audited financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accountant. The financial statements will include

         (a) an audited balance sheet, statements of income or loss, Members' equity, and a statement of cash flow;

         (b) a statement as to any transactions with the Manager or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Manager or its Affiliates from the Company for the fiscal year completed, showing the amount paid or accrued to each recipient and the respective services performed; and

         (c) a report identifying distributions from (i) Cash Flow during that year, (ii) Cash Flow for prior years that had been held as reserves,
         (iii) Net Proceeds, (iv) lease payments on net leases with builders and sellers, and (v) reserves from the gross proceeds of the [offering] originally obtained from the Members. Copies of the aforementioned financial statements and reports shall be distributed to each Member within 120 days after the close of each taxable year of the Company.

         9.2.2 The Company's accounts will itemize the costs of any verification performed by them and may be reimbursed to the Manager by the Company only to the extent that the reimbursement when added to the costs for administrative services rendered does not exceed the competitive rate for the services as determined in the above paragraph.

         9.2.3 Notwithstanding the 120-day period specified in Section 9.2.1 above, the Manager shall cause to be prepared and distributed to the Members not later than 75 days after the close of each fiscal year of the Company all Company information necessary in the preparation of the Members' federal income tax returns.

         9.3 Special and Quarterly Reports.

         9.3.1 For each quarter in which the Company bought or invested in a Mortgage Loan or it or a borrower incurred origination or evaluation fees, and for so long as the proceeds of the [offering] are not fully committed and/or returned to investors, at the Company's expense, the Manager shall cause

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                  to be prepared a special report (which may be included in the quarterly report described below) which shall contain a statement listing:

                  (a) the amount of the Mortgage Loans purchased or invested in;

                  (b) the material terms of the loans;

                  (c) the identity of the borrower; and

                  (d) the real property securing the Mortgage Loan and the appraised value of that real property.

                  Copies of the statements shall be distributed to each Member within sixty (60) days after the end of the quarterly period.

                  9.3.2 The Manager will supply to each Member the information required by Form 10-Q (if Form 10-Q is required to be filed with the Securities and Exchange Commission) within 45 days of the end of each quarterly period.

                  9.3.3 If the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the Manager shall cause to be prepared, at Company expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Company and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Member within 60 days after the close of each quarter. This report may be combined with the delivery of information described in the immediately preceding Section 9.3.2, subject to the 45-day period described therein.

                  9.4 Filings. The Manager, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall also cause to be prepared and timely filed with and/or delivered to appropriate federal and state regulatory and administrative bodies and/or the Members applicable, all reports required to be filed with or delivered to those entities or Members under applicable law, including those described in the Company's undertakings in any securities filing. The reports shall be prepared using the accounting or reporting basis required by the relevant regulatory bodies. The Company will provide a copy of the reports to each Member who requests one, without expense to the Member. The Manager, at Company expense, shall file, with the Administrators for the states in which this Company is registered, as required by these states, a copy of each report referred to this Article 9.

9.5 Suitability Requirements. The Manager, at Company expense, shall maintain for a period of at least six years a record of the documentation indicating that a Member complies with the suitability standards set forth in the Prospectus.

9.6 Fiscal Matters.

         9.6.1 Fiscal Year. The Company has previously adopted the Fiscal Year for tax and accounting purposes. Subject to the provisions of Section 706 of the Code and approval by the Internal Revenue Service and the applicable state taxing authorities, in the Manager's sole discretion and without the approval of a Majority, from time to time the Manager may change the Company's fiscal year to a period to be determined by the Manager.

         9.6.2 Method of Accounting. The Company shall continue to use the accrual method of accounting for both income tax purposes and financial reporting purposes.

         9.6.3 Adjustment of Tax Basis. Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Manager, elect under Code Section 754, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

         9.6.4 Tax Matters Partner. The Manager shall act as the "Tax Matters Partner" ( "TMP ") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6234 of the Code and the Treasury Regulations thereunder. The Members agree to perform all acts necessary

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

         under Section 6231 of the Code and Treasury Regulations thereunder to designate the Manager as the TMP.

                                   ARTICLE 10
                          TRANSFER OF COMPANY INTERESTS

10.1 Interest of Manager. A successor or additional Manager may be admitted to the Company as follows:

          10.1.1 With the consent of all Managers (should there be any manager other than the Manager) and a Majority, a manager may at any time designate one or more Persons to be a successor to it or to be an additional manager, in each case with the participation in the Manager's Interest as they may agree upon, so long as the Company and the Members shall not be adversely affected thereby.

          10.1.2 Upon any sale or transfer of a manager's Interest, if there is an additional or successor manager of the Company, the successor manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of the transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of the Manager, or of any interest therein, or an assignment of the Manager's Interests for security purposes only, shall not be deemed to be a sale or transfer of the Manager's Interests subject to the provisions of this Section 10.1.

          10.2 Transfer of Member's Interest. To the extent any of the following restrictions is not necessary to the Company, in the discretion of the Manager reasonably exercised, the Manager may eliminate or modify any restriction. Subject to the immediately preceding sentence, no assignee of the whole or any portion of a Member's Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met:

          10.2.1 No Member may transfer a fractional Unit, and no Member may transfer Units where, as a result of the transfer, the Member would thereafter, own fewer than two hundred (200) Units, except where the transfer occurs by operation of law;

          10.2.2 The assignor shall designate its intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Manager;

          10.2.3 The transferring Member shall first obtain written consent of the Manager to the substitution. The Manager shall not unreasonably withhold its consent, but the Manager will withhold its consent to the extent necessary to prohibit transfers that could cause us to be classified as a publicly traded partnership. The Manager will also withhold consent if it determines that the sale or transfer will otherwise jeopardize the continued ability of the Company to qualify as a "partnership" for federal income tax purposes or that the sale or transfer may violate any applicable securities laws (including any investment suitability standards);

          10.2.4 The assignor and assignee named therein shall execute and acknowledge any other instruments as the Manager may deem necessary or desirable to effect the substitution, including, but not limited to, a power of attorney;

          10.2.5 The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

          10.2.6 The assignee shall pay or, at the election of the Manager, obligate himself to pay all reasonable expenses connected with the substitution, including but not limited to reasonable attorneys' fees associated therewith; and

          10.2.7 The Company has received, if required by the Manager, a legal opinion satisfactory to the Manager that the transfer will not violate the registration provisions of the Securities Act of

         1933, as amended, or any applicable state securities laws, which opinion shall be furnished at the Member's expense.

Assignments complying with the above shall be recognized by the Company not later than the last day of the calendar month in which the written notice of assignment is received by the Company.

10.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained in this Agreement, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Interests, and any proposed sale, assignment or transfer in violation of same shall be void and of no effect:

          10.3.1 No Member shall make any transfer or assignment of all or any part of his Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Company for federal or Nevada state income tax (if any) purposes;

          10.3.2 Notice to California residents:

          IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

          10.3.3 Appropriate legends (including the legend above) under applicable securities laws shall be affixed to certificates evidencing the Units and issued or transferred to purchasers in other states.

          10.3.4 No Member shall make any transfer or assignment of all or any of his Interest if the Manager determines that the transfer or assignment would result in the Company being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or Regulations. To prevent that:

         (a) The Manager will not permit trading of Units on an established securities market within the meaning of Section 7704(b);

          (b) The Manager will prohibit any transfer of Units which would cause the sum of percentage interest in Company capital or profits represented by Interests that are sold or otherwise disposed of during any taxable year of the Company to exceed two percent (2%) of the total Interests in Company capital or profits; and

          (c) The Manager will not permit any withdrawal of Units except in compliance with the provisions of this Agreement.

                                   ARTICLE 11
              DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER;
                            WITHDRAWAL OF THE MANAGER

11.1 Effect of Death or Legal Incompetency of a Member on the Company. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.

11.2 Rights of Personal Representative. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for the purpose of settling his estate or managing his property, including the rights of assignment and withdrawal.

11.3 Withdrawal of Members Other than Managers. With the sole discretion of the Manager reasonably exercised, the Manager may modify, eliminate or waive any such limitation on the withdrawal rights of a member as set forth below, on a case by case basis or by class so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other members as a whole; or (b) result in the Company being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code of Regulations. To withdraw, or partially withdraw from the Company, a Member must give written notice thereof to the Manager and may thereafter obtain the return, in cash, of his Capital Account, or the portion thereof as to which he requests withdrawal, within sixty-one (61) to ninety-one (91) days after written notice of withdrawal is delivered to the Manager, subject to the following limitations:

          11.3.1 Except with regard to the right of the personal representative of a deceased Member under Section 11.2 above, no notice of withdrawal shall be honored and no withdrawal made of or for any Units until the expiration of at least one year from the date of purchase of those Units in the [offering], other than purchases by way of automatic reinvestment of Company distributions described in Article 8 of this Agreement;

          11.3.2 To assure that the payments to a Member or his representative do not impair the capital or the operation of the Company, any cash payments in return of an outstanding Capital Account shall be made by the Company only from Net Proceeds and Capital Contributions;

          11.3.3 A maximum of one hundred thousand dollars ($100,000) may be withdrawn by any Member during any calendar year;

          11.3.4 The Member shall have the right to receive distributions of cash from their Capital Accounts only to the extent that funds described in Subsection 11.3.2 are available; the Manager shall not be required to establish a reserve fund for the purpose of funding the payments; the Manager shall not be required to use any other sources of Company funds other than those set forth in Section 11.3.2; the Manager shall not be required to sell or otherwise liquidate any portion of the Company's Mortgage Investments or any other asset in order to make a cash distribution of any Capital Account under this
          Section 11.3;

          11.3.5 Subject to Section 7.3, during the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not refinance any loans of the Company or reinvest any Net Proceeds or Capital Contributions in new loans or other non-liquid investment unless and until the Company has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account;

          11.3.6 Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of the Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal under this Section 11.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current fair market value of the Company's net assets;

          11.3.7 In no event shall the Manager permit the withdrawal during any calendar year of total amounts from the Capital Accounts of members that exceeds ten percent (10%) of the aggregate Interests, except upon the vote of the Members to dissolve the Company under this Agreement;

          11.3.8 Requests by Members for withdrawal will be honored in the order in which they are received by the Manager. If any request may not be honored, due to any limitations imposed by this Section 11.3 (except the one year holding limitation set forth in Subsection 11.3.1), the Manager will so notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and

          11.3.9 If a Member's Capital Account would have a balance of less than two thousand dollars ($2,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

          11.4 Withdrawal by Manager. The Manager may withdraw from the Company upon not less than 120 days written notice of the same to all Members, but only with the affirmative vote or consent of a Majority, as noted in Section 3.2. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal.

11.5 Payment to Terminated Manager. If the business of the Company is continued as provided elsewhere in this Agreement upon the withdrawal, removal, dissolution, or bankruptcy of the Manager, then the Company shall pay to the Manager a sum equal to all amounts then accrued and owing to the Manager. The Company may terminate the Manager's interest in the Company by paying an amount equal to the then-present fair market value of the Manager's interest in the Company, which the Company and Manager acknowledge is the outstanding Capital Account as of the date of the removal, withdrawal, dissolution or bankruptcy. If the business of the Company is not so continued, then the Manager shall receive from the Company the sums it would have received in the course of dissolving the Company and winding up its affairs, as provided in Section 12.2 below.

The method of payment to any terminated Manager must be fair and must protect the solvency and liquidity of the program. Where the termination is voluntary, the method of payment will be deemed presumptively fair where it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the terminated Manager otherwise would have received under this Agreement had the Manager not terminated. Where the termination is involuntary, the method of payment will be deemed presumptively fair where it provides for an interest bearing promissory note coming due in no less than five years with equal installments each year.

                                   ARTICLE 12
                           DISSOLUTION OF THE COMPANY

12.1 Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

12.1.1 The expiration of the term of the Company as stated in Section 1.6 of this Agreement;

         12.1.2 Upon the written consent of the Manager and any other Person who is then a manager, and the affirmative vote or consent of a Majority;

         12.1.3 The withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a Majority agree in writing to continue the business of the Company and, within six months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Company as managers.

         12.2 Winding Up. Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Nevada Statutes. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Manager will wind up the Company's affairs as follows:

12.2.1 No new Mortgage Investments shall be invested in or purchased;

          12.2.2 The Manager(s) shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company's outstanding Mortgage Investments in accordance with their terms;

          12.2.3 All sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 12.3 below.

          12.3 Order of Distribution of Assets. If the Company is dissolves under Section 12.1 above, the assets of the Company shall be distributed in accordance with Nevada Statutes Section 86.521.

12.4 No Recourse to Manager. Upon dissolution and winding up under the Nevada Statutes, each Member shall look solely to the assets of the Company for the return of his Capital Account, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the amounts of the Capital Account of Members, Members shall have no recourse against the Manager or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Manager. The Manager is hereby authorized to do any and all acts and things authorized by law for these purposes. If the Manager becomes insolvent or bankrupt, dissolves, withdraws or is removed by the Members, the winding-up of the affairs of the Company and the distribution of its assets shall be conducted by the person or entity selected by a vote of a Majority, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

12.5 Compliance With Timing Requirements of Regulations. If the Company is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g):

          12.5.1 Distributions shall be made under this Article 12 (if such liquidation constitutes a dissolution of the Company) or Article 7 hereof (if it does not) to the Manager and Members who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2); and

          12.5.2 if the Manager's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), the Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

                                   ARTICLE 13
                                    ROLL-UPS

13.1 Roll-Up Transactions: Appraisal. If the Company proposes to enter into a Roll-Up transaction, an appraisal of all Company assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a Prospectus to offer the securities of a Roll-Up entity to the Members, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the Registration Statement for that offering. The Independent Expert will appraise the assets of the Company on a consistent basis, and conduct the appraisal based on an evaluation of the Company's assets as of a date immediately before the announcement of the proposed Roll-Up. The performing the appraisal, the Independent Expert shall assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. The Company shall include a summary of the Independent Expert's appraisal, indicating all material assumptions underlying the appraisal, in a report to the Members regarding the proposed Roll-Up.

13.2 Members' Rights in a Roll-Up. If a Roll-Up is effected as to the Company, the Roll-Up Entity making the offer to the Company shall offer to each Member who votes against the Roll-Up the choice of

13.2.1 accepting the securities of the Roll-Up Entity that were offered in the proposed Roll-Up, or

          13.2.2 either (a) remaining as a Member of the Company and preserving its interests therein unchanged; or (b) receiving cash in an amount equal to the Member's pro-rata share of the appraised Net Asset Value of the Company.

          13.3 Limitations on Roll-Ups. The Company's ability to participate in a Roll-Up is also subject to the following:

          13.3.1 The Company shall not participate in any proposed Roll-Up which would result in Members having voting rights in the Roll-Up Entity which are less than those provided in Section 6.2 of this Agreement.

          13.3.2 If the Roll-Up Entity is a corporation, the voting rights of the Members shall correspond to the voting rights provided in this Agreement to the extent reasonably possible.

          13.3.3 The Company will not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares, units or other equity interests, however denominated, by any purchaser of the securities of the Roll-Up Entity (except to the minimum necessary to preserve the tax status of the Roll-Up Entity).

          13.3.4 The Company will not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of the securities of the Roll-Up Entity on the basis of the value of the Interest held by the Member.

          13.3.5 The Company will not participate in any proposed Roll-Up in which the Members' rights as securities holders to access to the records of the Roll-Up Entity will be less than those provided for in this Agreement or in which any of the costs of the Roll-Up transaction would be borne by the Company if the Roll-Up is not approved by necessary vote of the Members.

                                   ARTICLE 14
                 COMPENSATION TO THE MANAGER AND ITS AFFILIATES

The Company shall pay the Manager the compensation and permit the Manager to charge and collect the fees and other amounts from borrowers as set forth in the Prospectus. In addition to the foregoing, under no circumstances may the Manager receive any compensation not permitted under the NASAA Guidelines. Without limiting the foregoing, all expenses of the Company shall be billed directly to and paid by the Company. The Company shall pay the Manager an annual management fee up to 0.25% of the aggregate capital contributions. No reimbursement shall be paid to the Manager or its Affiliates for any general or administrative overhead expenses incurred by the Manager or its Affiliates or for any other expenses they may incur.

                                   ARTICLE 15
                                  MISCELLANEOUS

15.1 Covenant to Sign Documents. Each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, any amendments to the Articles of Organization and any filings, records or publications necessary or appropriate under the laws of any jurisdiction in which the Company shall conduct its business.

15.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Manager or to the Company shall be delivered to the Company's principal place of business, as set forth in Section 1.3 above or as hereafter changed as provided herein.

15.3 Right to Engage in Competing Business. Nothing contained in this Agreement shall preclude any Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Members, without participation by the other Members, and without liability to them or any of them. Each Member waives any right he may have against the Manager for using for its own benefit information received as a consequence of the Manager's management of the affairs of the Company. This Section 15.3 shall be subject in its entirety to the fiduciary duty of the Manager set forth in Section 3.4.

15.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority in accordance with Section 6.2; provided, however, that no amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Member or materially adversely affect any Member's interest in Profits, Losses, Company assets, distributions, management rights or voting rights, except as agreed by that Member. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Manager shall have the right to amend this Agreement, without the vote or consent of any of the Members, if, in the reasonable judgment of the Manager, such amendment does not adversely affect the rights of the Members, including an amendment:

          15.4.1 to grant to Members (and not solely the Manager in its capacity as a Member) additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon them;

          15.4.2 to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions for matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

          15.4.3 to conform this Agreement to applicable laws and regulations, including without limitation, federal and state securities and tax laws and regulations, and the NASAA Guidelines;

          15.4.4 in the form of a revision to or updating of Schedule A in accordance with Section 5.2 hereof; and

          15.4.5 to elect for the Company to be governed by any successor Nevada statute governing limited liability companies.

The Manager shall notify the Members within a reasonable time of the adoption of any amendment.

15.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto regarding the subject matter contained herein.

15.6 Waiver. No waiver by any party hereto of any breach of, or default under, any provision of this Agreement by any party shall be construed or deemed a waiver of any breach of or default under any other provision of this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement for any future breach or default of the same provision of this Agreement.

15.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

15.8 Application of Nevada law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Nevada.

15.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

15.10 Number and Gender. Whenever the singular form is used in this Agreement it includes the plural when required by the context, and the masculine gender shall include the feminine and neuter genders.

15.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by Manager on behalf of the Members as their attorney-in-fact.

15.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition for any property of the Company.

15.13 Defined Terms. All terms used in this Agreement which are defined in the Prospectus shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 2.

15.14 Binding on Assignees. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the provisions of Section 10.2, which control the assignment or other transfer of Company Interests.

                                    EXHIBIT B

      BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING
                  ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                            SUBSCRIPTION INSTRUCTIONS

A. Completion of Subscription Agreement

    (1) Subscription and related undertakings, representations and warranties:
    Please read carefully pages B-1 to B-4.

    - Initial the representation contained in Section 6(c) on page B-2.

    - Indicate in section 13 on page B-3 whether you want to reinvest distributions by purchasing additional Units.

    - Indicate in section 14 on page B-4 how you will own the Units.

    (2) Questionnaire(s):

    - Individual Subscribers. Complete page B-5.

    - Entities other than Employee Benefit Plans. Complete page B-6.

    - Employee Benefit Plans. Complete pages B-7 and B-8.

    (3) Registration Information. Complete all information on page B-9.

    (4) Signature Page. Complete and sign page B-10.

    (5) Existing Members Only (for use after initial acquisition of Units). After acquiring Units, you only have to complete the one page form entitled "Additional Subscription Request" at page B-11.

B. Payment. All subscriptions should be for at least $2,000, corresponding to a minimum of 200 Units.

Payment by Bank Check or Certified Check:                             Make payable to the order of       "DM
                                                                      Mortgage Investors, LLC"

Payment by Wire Transfer:                                             DM Mortgage Investors, LLC
                                                                      Account No. 153790228677
                                                                      Bank Routing No. [121201694]

C. Questions. If you have any questions in completing this Subscription Agreement, please call Vestin Capital Inc. at (702) 247-1332.

D. Return of Documents. The Subscription Agreement should be returned to the following address:

                              Vestin Mortgage, Inc.
                        2901 El Camino Avenue, Suite 206
                               Las Vegas, NV 89102

      BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING
                  ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.
                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
                           DM MORTGAGE INVESTORS, LLC

1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a member in DM Mortgage Investors, LLC, a Nevada limited liability Company (the "Company"). The Investor subscribes $_______________ for the purchase of__________________ units of limited liability interest in the Company (the "Units"), the price being $10.00 per Unit (with a 200 Unit minimum purchase). The undersigned agrees to purchase the number of Units stated above in accordance with the terms and conditions of the Operating Agreement (the "Operating Agreement"), a copy of which is found at Exhibit A of the Prospectus of the Company to which this agreement forms Exhibit B (the "Prospectus"). The Units which the Investor offers to purchase shall not be deemed issued to, or owned by, the Investor until: (a) the Investor has fully paid by certified or bank check or by wire transfer for such Units, and (b) the Manager has in its sole discretion accepted all or any portion of Investor's offer of purchase.

2. PAYMENT OF SUBSCRIPTION. The amount of the Investor's subscription set forth above either (a) has already been delivered by wire transfer, to the account set forth below, or (b) is enclosed in the form of a certified or bank check.

The Investor hereby authorizes and directs Vestin Capital, Inc. to deliver this Subscription Agreement to the Manager. The Investor acknowledges that the Manager can accept or reject all or any part of this subscription in its sole discretion, and that this offering may be terminated at any time by the Manager. If the Investor's subscription is rejected in part, the funds delivered herewith, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned.

3. The offering by the Company will continue to seek to distribute a total of 10,000,000 Units for $100,000,000.

4. REPRESENTATIONS BY THE INVESTOR. The Units as an investment involve a high degree of risk. Please read the "Risk Factors" beginning on page 7 of the Prospectus. In connection with the Investor's investment described in Section 1 of this Agreement, the Investor represents and warrants to the Company and any relevant broker-dealers that the Investor:

     (a) has received the Prospectus;

     (b) understands that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units;

     (c) ILLIQUID INVESTMENT: understands that there will be no public market for the Units, that there are substantial restrictions on repurchase, sale, assignment or transfer of the Units, and that it may not be possible readily to liquidate this investment;

PLEASE CONFIRM THE REPRESENTATION SET FORTH IN SECTION 4(C) BY PLACING YOUR INITIALS HERE: ______

     (d) meets the following criteria:

     (i) if financial suitability standards (i.e., based on net worth or income levels) are provided in Appendix A to this Subscription Agreement for the state in which the Investor is domiciled, the undersigned meets those financial suitability standards;

     (ii) IF NO FINANCIAL SUITABILITY STANDARDS ARE INCLUDED IN APPENDIX A FOR THE STATE IN WHICH THE INVESTOR IS DOMICILED, ONE OF THE FOLLOWING IS TRUE:

     (A) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $45,000, and an annual gross income of at least $45,000;

     (B) the undersigned has a minimum net worth (exclusive of home, furnishings, and automobiles) of $150,000; or

     (C) the undersigned is purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above; or

     (e) is under no disability with respect to entering into a contractual relationship with the Company, and, if the Investor is an individual, has attained the age of majority (as established in the state in which domiciled);

     (f) if a trustee, is the trustee for the trust on behalf of which it is purchasing the Units, and has due authority to purchase Units on behalf of the trust;

     (g) fully indemnifies and holds harmless the Company, the Manager, and its affiliates from any and all claims, actions, causes of action, damages, and expenses (including legal fees and expenses) whatsoever which may result from a breach of any of the representations by Investor contained herein;

     (h) has investment objectives that correspond to those stated in the Prospectus, i.e., to preserve the capital of the Company and to provide monthly distributions of cash to the members;

     (i) understands that the Company intends to be taxed as an association (partnership) and not as a corporation, and that, among other things, this may result in taxes being payable by the Investor even though the Company may not have distributed cash to the Investor.

     (j) understands that an investment in the Company will not, in itself, create a retirement plan (as defined in the Internal Revenue Code of 1986, as amended) for any investor and that, in order to create a retirement plan, an investor must comply with all applicable provisions of the Code.

5. PURCHASE BY FIDUCIARY. If the Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom the Investor is so purchasing except that such person(s) need not be over 18 years of age.

6. ADOPTION OF OPERATING AGREEMENT. The Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement (Exhibit A to the Prospectus) and to perform all obligations therein imposed upon a member with respect to Units to be purchased. By signing and completing the signature page of this Subscription Agreement, the undersigned agrees to become a Member in the Company upon acceptance of this Subscription Agreement by the Manager on behalf of the Company, and to pay the subscription price in full.

7. LIMITATION ON ASSIGNMENT. The Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement and further acknowledges the restrictions on the Company's repurchase or the Investor's resale, transfer, or assignment of the Units set forth in the Operating Agreement and as described in the Prospectus.

8. SPECIAL POWER OF ATTORNEY. The Investor hereby makes, constitutes, and appoints the Manager of the Company to be such person's true and lawful attorney-in-fact with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file, as necessary or appropriate:

     (a) the Operating Agreement and the Articles of Organization, as amended to date, as well as any and all additional amendments thereto required under the laws of the State of Nevada or of any other state or which the Manager deems advisable to prepare, execute and file;

     (b) any other certificate, instrument or document, including Fictitious Business Name Statements, which may be required to be filed by the Company by any governmental agency or by the laws of any state or other jurisdiction in which the Company is doing or intends to do business, or which the Manager deems advisable to file; and

     (c) any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted member, or the dissolution and termination of the Company, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

The foregoing grant of authority:

          (i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of the Investor and shall not be affected by the subsequent incapacity of the Investor;

          (ii) may be exercised by the Manager for each member by a facsimile signature of or on behalf of the Manager or by listing all of the members and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

          (iii) shall survive the delivery of an assignment by a member of the whole or any portion of his interest; except that where the assignee thereof has been approved by the Manager for admission to the Company as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

9. NOTIFICATION OF MANAGER. The Investor agrees to notify the Manager immediately if any of the foregoing statements made herein shall become untrue.

10. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to this special power of attorney, the Operating Agreement will govern.

11. REINVESTMENT OF DISTRIBUTIONS. The Company maintains a Distribution Reinvestment Plan (the "Plan") under which distributions of income of the Company may be reinvested for the purchase of additional Units, rather than being received in cash. See Prospectus, under "Summary of Operating Agreement, Rights of Members and Description of Units---Distribution Reinvestment Plan." So long as Investor meets the suitability standards established by the Company and by the securities law administrator of the state in which Investor is domiciled, and subject to possible suspension or termination of the Plan by the Manager, as set forth in the Operating Agreement, the Investor will continue to participate in the Plan. The Investor may change his election at any time by written notice to the Company. Please choose one or the other of the two options by a check mark in the appropriate blank. If you check neither blank, you will be considered to have elected to receive your distributions in cash (Option B).

     _____ A. Investor elects to participate in the Plan and receive additional Units rather than cash as distributions of Net Income from the Company.

     _____ B. Investor elects not to participate in the Plan and to receive distributions of Net Income in cash.

12. OWNERSHIP OF UNITS. The Investor's Units will be owned and should be shown on the Company's records as follows:

Check one:

                  |_| Individual Ownership
                  |_| Joint Tenants with Right of Survivorship
                             (all parties must sign)
                  |_| Tenants in Common (all parties must sign)
                  |_| Community Property (one signature required)
                  |_| Custodian
                  |_| Trustee
                  |_| Corporation
                  |_| Partnership
                  |_| Nonprofit Organization

If you have any questions in completing this Subscription Agreement, please call Vestin Capital, Inc. at (702) 247-1332 or Vestin Mortgage at (702) 227-0965

                  INDIVIDUAL INVESTORS MUST COMPLETE THIS PAGE

Name: _____________________________________________

Date of Birth _____________________________________

Occupation ________________________________________

Marital Status (check one) Single ____ Married ____

Citizenship          U.S. ____ Other ____

Investment Objective:

Preservation of capital and monthly income distributions
(check)

Other (please explain) ______________________________________________________

Investor's Financial Status and Suitability:


Investor's Net Worth, exclusive of home, furnishings, and automobiles (check appropriate range):


___      under $45,000                    ___ $45,000-$49,999                   ___ $50,000-$59,999

___ $60,000-$64,999                       ___ $65,000-$124,999                  ___ $125,000-$149,999

___ $150,000-$199,999                     ___ $200,000-$224,999                 ___ $225,000-$249,999

___ $250,000 or greater
Investor's Annual Income (check appropriate range)

___ under $45,000                         ___ $45,000-$49,999                   ___ $50,000-$59,999

___ $60,000-$64,999                       ___ $65,000-$124,999                  ___ $125,000-$149,999

___ $150,000-$199,999                     ___ $200,000-$224,999                 ___ $225,000-$249,999

___ $250,000 or greater


Describe your investments in the last five years and discuss who made the relevant investment decisions (you, your financial adviser, broker, accountant or attorney): __________________________________________________________________
Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units. Are you subject to any regulatory or other constraints that may preclude or limit your participation in any potential Company investment?

___ YES            ___ NO

If yes, please describe:
                        -----------------------------------------------------

                       LEGAL ENTITIES (NON-BENEFIT PLANS)
                              TO COMPLETE THIS PAGE

Name of Investor: ______________________________________________________________

    Type of Legal Entity:

    ______ corporation (if so, provide jurisdiction of incorporation) __________

    ______ partnership or limited liability company (provide jurisdiction of organization)

    ----------------------------------------------------

    ______ trust (provide state in which formed and date of trust indenture) ___

    ______ other (describe) ____________________________________________________

Principal place of business ____________________________________________________

Investment Objective:

    Preservation of capital and monthly income distributions ______ (check)


    Other (please explain)
______________________________________________________ Total assets (as indicated on the most recent balance sheet) of the Investor: $___________

Describe the Investor's investments in the last five years and discuss who made the relevant investment decisions (director, officer, financial adviser, broker, accountant or attorney): _______________________________________________________
Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units. Is the Investor subject to any regulatory or other constraints that may preclude or limit the Investor's participation in any potential Company investment?

____ YES            ____ NO

If yes, please describe: _______________________________________________________

                             EMPLOYEE BENEFIT PLANS
                          TO COMPLETE PAGES B-7 AND B-8

Name of Investor (the  "Plan "):  ______________________________________________

Investment Objective:

    Preservation of capital and monthly income distributions ______ (check)


    Other (please explain)

______________________________________________________ Total assets (as indicated on the most recent balance sheet) of the Investor: $______________

Does this investment exceed 10% of the Plan's assets?

____ YES ____ NO

Is the Plan an "employee benefit plan" within the meaning of Title I of ERISA (an "ERISA Plan") with a fiduciary as defined in Section 3(21) of ERISA which is a bank, insurance company or registered investment adviser (other than an affiliate of the Manager), which fiduciary will decide whether to purchase Units?

____ YES ____ NO


    If yes, provide details
_____________________________________________________ Is the Plan an employee benefit plan other than an ERISA plan?

____ YES ____ NO

    If yes, provide details as to the nature of the Plan (IRA, Keogh, etc.) and the person making investment decisions on behalf of the Plan __________________ Does the Plan permit participants to direct the investment of the contributions made to the Plan on their behalf?

____ YES ____ NO

Additional Plan Representations and Warranties:

The undersigned authorized signatory of the Plan hereby represents and warrants on behalf of the Plan that the answers to the following questions are true:

Does the Manager or any of its employees or affiliates manage any part of the Plan's investment portfolio on a discretionary basis?

     ____ YES ____ NO

     Does the Manager or any of its employees or affiliates regularly give investment advice to the Plan?

     ____ YES ____ NO

     Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives information, recommendations and advice concerning investments which are used as a primary basis for the Plan's investment decisions?

     ____ YES ____ NO

     Does the Manager or any of its employees or affiliates have an agreement or understanding, written or unwritten, with the investment director of the Plan under which the latter receives individualized investment advice concerning the Plan's assets?

     ____ YES ____ NO

IF THE ANSWER TO ANY OF THESE IS "YES," INDICATE WHETHER ALL OF THE REPRESENTATIONS AND WARRANTIES BELOW ARE TRUE BY INITIALING BELOW.

    The investment director of the Plan has studied the Prospectus and has made an independent decision to purchase Units solely on the basis thereof and without reliance on any other information or statements as to the appropriateness of this investment for the Plan.

    All the obligations and requirements of ERISA, including prudence and diversification, with respect to the investment of "plan assets" in the Company have been considered by the investment director of the Plan.

    The investment director and, if different, authorized signatory of the Plan understand that neither the Manager nor any of its affiliates: (a) has exercised any investment discretion or control with respect to the Plan's purchase of any Units, (b) have authority, responsibility to give, or have given individualized investment advice with respect to the Plan's purchase of any Units, or (c) are employers maintaining or contributing to such Plan.

    An investment in the Company conforms in all respects to the governing documents of the Plan.

    The person executing this Subscription Agreement on behalf of the Plan is a "fiduciary" of such Plan and trust and/or custodial account (within the meaning of Section 3(21)(A) of ERISA); the execution and delivery of this Subscription Agreement with respect to the Plan and trust and/or custodial account have been duly authorized; and investment in the Company conforms in all respect to laws applicable to the Plan and to the Plan documents; and in making this investment, the Plan, its fiduciaries and its investment director are aware of, and have taken into consideration, among other things, risk return factors and the anticipated effect of an investment in the Company on the diversification, liquidity and cash flow needs of the Plan and the projected effect of the investment in meeting the Plan's funding objectives and have concluded that this investment is a prudent one.

    The Plan's governing documents do not prohibit the Company from investing in specific securities or issues, including, but not limited to, securities which would be deemed to be "employer securities" with respect to the Plan as defined in Section 407 of ERISA.

    The Plan's proxy voting guidelines do not apply to securities held by the Company.

    The Plan, its investment director and, if different, the person executing this Subscription Agreement fully understand the tax considerations and risks of this investment.

ARE THE FOREGOING REPRESENTATIONS AND WARRANTIES TRUE?

    __ YES __ NO

    Please provide any other information that would help the Manager determine whether the Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Units.

                   REGISTRATION INFORMATION FOR THE INTERESTS

                                                                    $

(Subscriber Name(s))                                       (Subscription Amount)

(Street Address)                                             (State/Zip Code)

(Telephone and Facsimile Numbers)                            (e-mail---Optional)

The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to the preceding requirement) is:

                                   (Name (s))

(Street Address)                     (City)                      (State/Country)

(Telephone and Facsimile Numbers)
(e-mail---optional)
If the proceeds of distributions or redemptions, if any, are to be wired rather than sent by check, the account to which such proceeds should be wired is:

                        (Name of Financial Institution)

                        (Routing ABA Number---if a Bank)

                       (Address of Financial Institution)

                 (Financial Institution Account Name and Number)

_______________________________________ U.S. Citizen or Resident ___ YES  ___ NO
Social Security No./EIN (Entity)

_______________________________________ Existing Partner   ___ YES  ___ NO
Plan Number (if applicable)

                                 SIGNATURE PAGE

BEFORE SIGNING THIS PAGE, HAVE YOU: (a) initialed the representation contained in Section 6(c) on page B-2, (b) indicated in section 13 on page B-4 whether you want to reinvest distributions by purchasing additional Units, and (c) indicated in section 14 on page B-4 how you will own the Units? If not, please do so.

INDIVIDUAL(S):

                                              Date:
----------------------------------------------     -------------------------
     (Signature of Subscriber)

     (Print Name of Subscriber)
                                              Date:
----------------------------------------------     -------------------------
     (Signature of Co-Subscriber)

     (Print Name of Co-Subscriber)

ENTITIES (other than Plans):

          (Print Name of Subscriber)

By:                                          Date:
   -----------------------------------------      ----------------------------

      (Signature of Authorized Signatory)

      (Print Name and Title of Signatory)
By:                                          Date:
   -----------------------------------------      ----------------------------

(Signature of Required Authorized Co-Signatory)

    (Print Name and Title of Co-Signatory)

Plan Entities:
                                                         Date:
--------------------------------------------------------      ------------------
(Signature of Individual Plan Participant) (Print Name)
                                                         Date:
--------------------------------------------------------      ------------------
(Signature of Custodian or Trustee)     (Print Name)

                                                         Date:
--------------------------------------------------------      ------------------
(Signature of Other Authorized Signatory) (Print Name)

FOR USE BY THE COMPANY ONLY

Subscription has been: ___ Accepted ___ Accepted in Part ___ Rejected ___ Other

Subscription Amount:  $__________________ Dated:_______________________________

                     Signed: Vestin Mortgage, Inc., Manager

                             By:
                                 ------------------------------------
                                 Name:
                                 Title:

                         ADDITIONAL SUBSCRIPTION REQUEST

(To Be Completed By Existing Investors Instead of Subscription Agreement)

Name of Investment Fund:________________________________________________________

Name of Subscriber(s):__________________________________________________________

Additional Subscription Amount: $_______________________________________________

The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Confidential Private Offering Memorandum. The undersigned restates all of the covenants, representations and warranties made in the undersigned's original Subscription Agreement as if they were made on the date hereof and certifies that all of the financial information set forth in the undersigned's original Subscription Agreement remains accurate and complete on the date hereof.

INDIVIDUAL SIGNATURES:
                                 Date:              (Signature of Subscriber)
---------------------------------     --------------
                                 Date:              (Signature of Co-Subscriber)
--------------------------------      --------------

ENTITY AND PLAN SIGNATURES:

By:                                                        Date:
   -------------------------------------------------------      ----------------
(Signature of Authorized Signatory)
(Print Name and Title of Signatory)
By:                                                        Date:
   -------------------------------------------------------      ----------------
(Signature of Required Authorized Co-Signatory)
(Print Name and Title of Co-Signatory)

FOR USE BY THE COMPANY ONLY

Subscription has been: __ Accepted  __ Accepted in Part __ Rejected __ Other

Additional Subscription Amount Accepted $
                                         ---------------------------------------

Dated:
      --------------------------------------------------------------------------

                                         Signed: Vestin Mortgage, Inc., Manager

                                         By:                        Name: Title:
                                            ------------------------
                                      B-11

                                   APPENDIX A

                                STATE REGULATIONS
                                ("Blue Sky" Law)

Various states have established suitability standards for individual investors and subsequent transferees different from and/or in addition to those set by the Company. These requirements are set forth below:


State                       Suitability Standards                                   Requirements
-----                       ---------------------                                   ------------
NV              Same as in body of agreement.                      Minimum investment is $5,000.

OH, PA          Same as in body of agreement, except that          We will make no sales in these states
                in addition, the amount an Investor pays           until we receive proceeds of at least
                for units may not exceed 10% of the                $5,000,000. PENNSYLVANIA RESIDENTS:
                Investor's net worth (without including            BECAUSE THE MINIMUM CLOSING AMOUNT IS
                the Investor's home, home furnishings and          LESS THAN $10,000,000, INVESTORS ARE
                automobiles).                                      CAUTIONED TO CAREFULLY EVALUATE THE
                                                                   COMPANY'S ABILITY TO FULLY ACCOMPLISH
                                                                   ITS STATED OBJECTIVES AND TO
                                                                   INQUIRE AS TO THE CURRENT
                                                                   DOLLAR VOLUME OF PROGRAM SUBSCRIPTIONS.

AZ, AK,         Investors must have either (i) a minimum           The following may appear on
CA, IA,         net worth (without including an Investor's         certificates issued to California
MA, MS,         home, home furnishings, and automobiles)           residents: IT IS UNLAWFUL TO
MO, TN          of $60,000, and an annual gross income of          CONSUMMATE A SALE OR TRANSFER OF THIS
                at least $60,000; or (ii) minimum net              SECURITY, OR ANY INTEREST THEREIN, OR
                worth (exclusive of home, furnishings, and         TO RECEIVE ANY CONSIDERATION
                automobiles) of $225,000 or (iii) are              THEREFOR, WITHOUT THE PRIOR WRITTEN
                purchasing in a fiduciary capacity for a           CONSENT OF THE COMMISSIONER OF
                person meeting the requirements of either          CORPORATIONS OF THE STATE OF
                (i) or (ii) above.                                 CALIFORNIA, EXCEPT AS PERMITTED IN
                                                                   THE COMMISSIONER'S RULES. There are
                                                                   restrictions on the transfer of the
                                                                   Units in California, which are set
                                                                   forth in the statute included in
                                                                   Appendix B on the following two
                                                                   pages.

ME Investors must have either (i) a minimum net worth (without including an
                Investor's home, home furnishings, and
                automobiles) of $50,000, and an annual
                gross income of at least $50,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $200,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.



State                         Suitability Standards                                        Requirements
-----                         ---------------------                                        ------------
SC                 Investors must have either (i) a minimum
                   net worth (without including an
                   Investor's home, home furnishings, and
                   automobiles) of $65,000, and an annual
                   gross income of at least $65,000; or (ii)
                   minimum net worth (exclusive of home,
                   furnishings, and automobiles) of $150,000
                   or (iii) are purchasing in a fiduciary
                   capacity for a person meeting the
                   requirements of either (i) or (ii) above.

NH Investors must have either (i) a minimum net worth (without including an
                   Investor's home, home furnishings, and
                   automobiles) of $125,000, and an annual
                   gross income of at least $50,000; or (ii) minimum net worth (exclusive of home, furnishings, and automobiles) of $250,000 or (iii) are purchasing in a fiduciary capacity for a person meeting the requirements of either (i) or (ii) above.

DC, LA,            These jurisdictions do not have
NE, ND,            quantified suitability requirements.
RI                 Accordingly, in addition to assuring
                   compliance with the guidelines set forth in the body of this agreement, dealers are instructed to review, and investors should provide any other relevant information that they
                   believe is necessary to making an assessment of suitability.

                                   APPENDIX B

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (The  "Code ")

     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

     (1)  to the issuer;

     (2) pursuant to the order or process of any court;

     (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

     (4) to the transferors ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferors ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferees ancestors, descendants or spouse;

     (5)  to the holders of securities of the same class of the same issuer;

     (6)  by way of gift or donation inter vivos or on death;

     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

     (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

     (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

     (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

     (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

           (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONERS RULES.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The expenses incurred and estimated to be incurred in connection with this offering are as follows:


Securities and Exchange Commission Registration Fee................................          $26,400
National Association of Securities Dealers, Inc. Filing Fee........................           10,500
Blue Sky Fees......................................................................           30,000
Accounting Fees and Expenses.......................................................           80,000
Legal Fees and Expenses............................................................          550,000
Printing Fees and Expenses.........................................................           75,000
Mailing............................................................................           25,000
Miscellaneous......................................................................           53,100
Total..............................................................................         $850,000

Item 32. Sales to Special Parties

Not applicable.

Item 33. Recent Sales of Unregistered Securities

Not applicable.

Item 34. Indemnification of Directors and Officers

Indemnification of the Partners and any officer, director, employee, agent, subsidiary or assign thereof, is provided for in Section 3.5 of the operating agreement, which is included as Exhibit A to the Prospectus.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable

Item 36.  Financial Statements and Exhibits

     (a) Financial Statements: See "Index to Financial Statements" and the financial statements appearing thereafter in Part I of this registration statement.

     (b) Exhibits:

1.1   ---   Dealer Manager Agreement*

1.2   ---   Selected Dealer Agreement*

3     ---   Articles of Organization, as amended*

4.1   ---   Operating agreement of Registrant (included as Exhibit A to the
            Prospectus)

4.2   ---   Subscription Agreement and Power of Attorney (included as Exhibit B to the Prospectus)

4.3   ---   Third Amended and Restated Operating Agreement (included as Exhibit
            A to the Prospectus)

5.1   ---   Opinion of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP with respect to legality of the securities*

8     ---   Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters*

10.1  ---   Bank West Escrow Agreement*


10.2  ---   Vestin Mortgage, Inc. (formerly Capsource, Inc.) confirmation of subordination undertaking*

23.1  ---   Consent of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP

            (contained in Exhibit 5.1)*

23.2  ---   Consent of Wendel, Rosen, Black & Dean, LLP (contained in
            Exhibit 8)*

23.3  ---   Consent of Grant Thornton LLP (DM Mortgage Investors, LLC)*

23.4  ---   Consent of Grant Thornton LLP (Vestin Group, Inc.)*

23.5  ---   Updated Consent of Grant Thorton LLP (DM Mortgage Investors, LLC)

23.6  ---   Updated Consent of Grant Thorton LLP (Vestin Group, Inc.)

23.7  ---   Updated Consent of Wendel, Rosen, Black & Dean, LLP

23.8  ---   Updated Consent of Berkley, Gordon, Levine, Goldstein & Garfinkel,
            LLP

24    ---   Power of Attorney*

27    ---   Financial Data Schedule*

Item 37. Undertakings

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona find offering thereof.

    (3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

    (4) To remove from regulation by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (5) To send to each limited partner at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

    (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (7) To provide to the Members the financial statements required by Form 10-K for the first full year of operations of the Company.

    (8) To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post- effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing members. Each sticker supplement should disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

    (9) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

              [The remainder of this page intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on April 6, 2001.



                                     DM MORTGAGE INVESTORS, LLC


                                     By: Vestin Mortgage, Inc., its sole manager


                                         By:  /s/   Stephen J. Byrne
                                           ------------------------------------

                                         Stephen J. Byrne
                                         Director and  Chief Executive Officer
                                         (Principal Officer of the Manager)

                                         By:  /s/  Lance K. Bradford
                                           ------------------------------------
                                         Lance K. Bradford
                                         Director, Secretary and Treasurer

                                         (Principal Accounting Officer of the
                                         Manager)

                                         By:
                                            ------------------------------------


                                         Michael V. Shustek
                                         Director of the Manager

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints LANCE K. BRADFORD his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.





                        SIGNATURE                                     TITLE                                     DATE
                        ---------                                     -----                                     ----
                     /s/ Stephen J. Byrne            Director and Chief Executive Officer                   April 6, 2001
              ---------------------------------        (Principal Officer of the Manager)
                     Stephen J. Byrne



                     /s/ Lance K. Bradford           Director, Secretary and Treasurer (Principal            April 6, 2001
              ---------------------------------        Accounting Officer of the Manager)
                    Lance K. Bradford



                                                     Director of the Manager                                 April 6, 2001
              ---------------------------------
                    Michael V. Shustek

                           DM MORTGAGE INVESTORS, LLC

                       A Nevada Limited Liability Company

                                INDEX TO EXHIBITS

1.1   ---   Dealer Manager Agreement*

1.2   ---   Selected Dealer Agreement*

3    ---    Articles of Organization, as amended*


4.1   ---   Operating agreement of Registrant (included as Exhibit A to the
            Prospectus)*

4.2   ---   Subscription Agreement and Power of Attorney (included as Exhibit B to the Prospectus)

4.3   ---   Third Amended and Restated Operating Agreement (included as Exhibit
            A to the Prospectus)

5.1   ---   Opinion of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP with respect to legality of the securities*

8     ---   Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters*

10.1  ---   Bank West Escrow Agreement*

10.2  ---   Vestin Mortgage, Inc. (formerly Capsource, Inc.) confirmation of subordination undertaking*

23.1  ---   Consent of Berkley, Gordon, Levine, Goldstein & Garfinkel, LLP
            (contained in Exhibit 5.1)*

23.2  ---   Consent of Wendel, Rosen, Black & Dean, LLP (contained in
            Exhibit 8)*

23.3  ---   Consent of Grant Thornton LLP (DM Mortgage Investors, LLC)*

23.4  ---   Consent of Grant Thornton LLP (Vestin Group, Inc.)*

23.5  ---   Updated Consent of Grant Thorton LLP (DM Mortgage Investors, LLC)

23.6  ---   Updated Consent of Grant Thorton LLP (Vestin Group, Inc.)

23.7  ---   Updated Consent of Wendel, Rosen, Black & Dean, LLP

23.8  ---   Updated Consent of Berkley, Gordon, Levine, Goldstein & Garfinkel,
            LLP

24    ---   Power of Attorney*

27    ---   Financial Data Schedule*

* Previously filed.